AGREEMENT AND PLAN OF MERGER

BY AND AMONG

NUTEX HEALTH HOLDCO LLC,

CLINIGENCE HOLDINGS, INC.,

NUTEX ACQUISITION LLC,

MICRO HOSPITAL HOLDING LLC (SOLELY FOR THE PURPOSES OF CERTAIN SECTIONS OF ARTICLE IV, SECTION 12.15 AND THE SECTIONS RELATED THERETO),

NUTEX HEALTH LLC (SOLELY FOR THE PURPOSES OF SECTION 4.18 AND THE SECTIONS RELATED THERETO)

AND

THOMAS T. VO, IN HIS CAPACITY AS THE NUTEX REPRESENTATIVE

DATED AS OF NOVEMBER 23, 2021

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TABLE OF CONTENTS

Article I Defined Terms
1.1. Defined Terms	2
Article II THE MERGER
2.1. The Merger	2
2.2. Closing	2
2.3. Effective Time	3
2.4. Effects of the Merger	3
2.5. Organizational Documents	3
2.6. Officers	3
Article III EFFECT OF THE MERGER
3.1. Effect of the Merger	3
3.2. Exchange Procedures	4
3.3. Capitalization Certificate; Final Consideration	7
Article IV PRE-CLOSING COVENANTS AND ADDITIONAL AGREEMENTS	7
4.1. Parent’s Conduct of the Business	7
4.2. Nutex’s Conduct of the Business	10
4.3. Access to Information	13
4.4. Commercially Reasonable Efforts	15
4.5. No Solicitation; Acquisition Proposal	15
4.6. Notices of Certain Events; Continuing Disclosure	19
4.7. Confidentiality, Press Releases and Public Announcements	20
4.8. HSR Act	20
4.9. Consents	21
4.10. Preparation of the Proxy	22
4.11. Parent Stockholder Approval	23
4.12. Updated Schedules	23
4.13 .Listing Application	24
4.14. Parent Name Change	24
4.15. Post-Closing Parent Governance	24
4.16. Nutex Managing Member and Nutex Member Approval	25
4.17. Nutex Equity Adjustment	25
4.18. NH Obligations	26
4.19. MHH	26
4.20. Nutex Real Estate Guarantees	26
4.21. Nutex Additional Financial Statements	27
Article V CLOSING DELIVERIES	27
5.1. Closing Deliveries by Parent and Merger Sub	27
5.2. Closing Deliveries by Nutex	28
Article VI REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB	29
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6.1. Organization and Qualification	30
6.2. Authority; Capacity	30
6.3. Capitalization; Ownership of Parent; Debt	30
6.4. No Conflicts; Required Consents	32
6.5. Subsidiaries	33
6.6. Financial Statements	33
6.7. Absence of Undisclosed Liabilities	33
6.8. Absence of Changes	34
6.9. Material Contracts	34
6.10. Title and Sufficiency of Assets	36
6.11. Leased Real Property	36
6.12. Intellectual Property	38
6.13. Service Providers	41
6.14. Parent Benefit Plans	43
6.15. Compliance with Laws; Governmental Approvals; Compliance with Health Care Laws	44
6.16. Litigation	47
6.17. Taxes	47
6.18. Brokers	50
6.19. Transactions with Affiliates	50
6.20. Insurance Policies	50
6.21. Bank Accounts	50
6.22. Powers of Attorney	50
6.23. Certain Securities Law Matters; Certain Business Practices	50
6.24. Information Provided	52
6.25. Parent Fairness Opinion	52
Article VII REPRESENTATIONS AND WARRANTIES OF NUTEX	52
7.1. Organization and Qualification	53
7.2. Authority; Capacity	53
7.3. Capitalization; Ownership of Nutex; Debt	53
7.4. No Conflicts; Required Consents	54
7.5. Subsidiaries	55
7.6. Financial Statements	55
7.7. Absence of Undisclosed Liabilities	56
7.8. Absence of Changes	56
7.9. Material Contracts	57
7.10. Title and Sufficiency of Assets	59
7.11. Leased Real Property	59
7.12. Intellectual Property	60
7.13. Service Providers	63
7.14. Nutex Benefit Plans	65
7.15. Compliance with Laws; Governmental Approvals; Compliance with Health Care Laws	67
7.16. Litigation	72
7.17. Taxes	72
7.18. Brokers	75
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7.19. Transactions with Affiliates	75
7.20. Insurance Policies	75
7.21. Bank Accounts	75
7.22. Powers of Attorney	75
7.23. Certain Business Practices	75
7.24. Information Provided	76
7.25. Accredited Investor Status	76
Article VIII NUTEX REPRESENTATIVE	77
8.1. Nutex Representative	77
Article IX CONDITIONS TO CLOSING	78
9.1. Conditions Precedent to Obligations of Nutex	78
9.2. Conditions Precedent to Obligations of Parent and Merger Sub	80
Article X No survival of representations and covenants	81
10.1. No Survival of Representations and Covenants	81
Article XI termination	82
11.1. Termination	82
11.2. Fees and Expenses	83
11.3. Effect of Termination	84
Article XII miscellaneous provision	84
12.1. Expenses	84
12.2. Amendments and Waivers	85
12.3. Notices	85
12.4. Governing Law	86
12.5. Exhibits and Schedules	86
12.6. Assignments Prohibited; Successors and Assigns	86
12.7. No Third-Party Beneficiaries	86
12.8. Counterparts	86
12.9. Severability	86
12.10. Entire Agreement	86
12.11. Interpretation	87
12.12. Construction	87
12.13. Jurisdiction; Service of Process	87
12.14. Waiver of Jury Trial	87
12.15. Provisional Relief; Specific Performance	88
12.16. Recovery of Fees by Prevailing Party	88
12.17. Further Assurances	88
12.18. Time of the Essence	88
12.19. Confidentiality	88
12.20. Non-Recourse Persons	89
12.21. Conflict Waiver; Privilege	89
12.22. Schedules	90

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ANNEXES:
Annex A - Nutex Owners
Annex B - Nutex Subsidiaries
Annex C-1 - Officers of Surviving Entity
Annex C-2 - Officers and Directors of Parent and each Parent Subsidiary
EXHIBITS:
Exhibit A - Defined Terms
Exhibit B - Form of Parent Amended and Restated Certificate of Incorporation
Exhibit C - Form of Certificate of Merger
Exhibit D - Form of Lock Up Agreement
Exhibit E - Form of Nutex Amended and Restated LLC Agreement
Exhibit F - Form of Registration Rights Agreement
Exhibit G - Forms of Contribution Agreements (Mature, Ramping and Under Construction)
PARENT SCHEDULES
NUTEX SCHEDULES
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AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER is made as of November 23, 2021 (the “Signing Date”), by and among Nutex Health Holdco LLC, a Delaware limited liability company (“Nutex”), Clinigence Holdings, Inc., a Delaware corporation (“Parent”), Nutex Acquisition LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Merger Sub”), Micro Hospital Holding LLC, a Texas limited liability company (“MHH”), solely for the purposes of certain Sections in Article IV, Section 12.15 and the Sections related thereto, Nutex Health LLC, a Texas limited liability company (“NH”), solely for the purposes of Section 4.18 and the Sections related thereto, and Thomas T. Vo, in his capacity as the Nutex Representative (as hereinafter defined). Each of Nutex, Parent and Merger Sub may be referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, prior to or concurrently with the execution hereof, Nutex and the Nutex Owners have entered into certain contribution agreements in the forms attached hereto as Exhibit G (the “Contribution Agreements”) pursuant to which such Nutex Owners have agreed to contribute certain equity interests in the Nutex Subsidiaries to Nutex in exchange for specified equity interests in Nutex (collectively, the “Contribution Transaction”);

WHEREAS, the consummation of the Contribution Transaction is conditioned upon the approval of this Agreement by the Parent Stockholders and, subject to such approval, will occur immediately prior to Closing, and, subject to the equity adjustment described in Section 4.17 hereof, resulting in (a) the ownership by the Nutex Owners, directly and indirectly, of an aggregate of one hundred percent (100%) of the Nutex Membership Interests, and (b) the ownership by Nutex of the issued and outstanding equity and voting interests in each of the Nutex Subsidiaries as listed on Annex B;

WHEREAS, as of the Signing Date, Parent owns, and immediately prior to the Closing, Parent shall own, one hundred percent (100%) of the issued and outstanding equity interests of Merger Sub and, directly or indirectly, one hundred percent (100%) of the issued and outstanding equity interests of the other Parent Subsidiaries;

WHEREAS, the Parties intend that, at the Closing, Merger Sub be merged with and into Nutex, with Nutex surviving that merger on the terms and subject to the conditions set forth herein (the “Merger”);

WHEREAS, each of the Nutex Manager, the current sole member of Nutex, and, pursuant to their execution of the Contribution Agreements, the Nutex Owners have: (a) determined that it is in the best interests of Nutex and the Nutex Owners, and declared it advisable, to enter into this Agreement and the other Transaction Documents; and (b) the Nutex Manager has approved this Agreement, upon the terms and subject to the conditions set forth herein, and has, upon such terms and subject to such conditions, recommended that the Nutex Owners (pursuant to their execution of the Contribution Agreements) vote in favor of this Agreement and the Merger;

WHEREAS, the Board of Directors of Parent (the “Parent Board”), on behalf of Parent and Merger Sub has: (a) determined that it is in the best interests of Parent and Merger Sub, as

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applicable, and their respective stockholder(s) and member(s), and declared it advisable, to enter into this Agreement and the other Transaction Documents and to consummate the Merger in accordance with the DGCL; and (b) approved this Agreement upon the terms and subject to the conditions set forth herein, and has, upon such terms and subject to such conditions, recommended that the Parent Stockholders vote in favor of the approval of this Agreement and the Merger;

WHEREAS, Parent, on its own behalf and as the sole member of Merger Sub, has adopted this Agreement and the other transactions contemplated hereby;

WHEREAS, the Parent Board has approved the issuance of shares of Parent’s common stock, par value $0.001 per share (the “Parent Common Stock”), in connection with the transactions contemplated herein, including the Merger, on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the Parties desire to make certain representations, warranties, covenants, and agreements in connection with the Merger and the other transactions contemplated by this Agreement and also to prescribe certain terms and conditions to the Merger.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual representations, warranties, covenants and promises contained herein, and other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I
Defined Terms

1.1.  Defined Terms. Certain capitalized terms used in this Agreement are defined in Exhibit A attached hereto.

Article II
The Merger

2.1.  The Merger. On the terms and subject to satisfaction or valid waiver of the conditions set forth in this Agreement and the Certificate of Merger, and in accordance with the DGCL, at the Effective Time: (a) Merger Sub will merge with and into Nutex; (b) the separate corporate existence of Merger Sub will cease; and (c) Nutex will continue its limited liability company existence under the DGCL as the surviving Entity in the Merger and a Subsidiary of Parent (sometimes referred to herein as the “Surviving Entity”).

2.2.  Closing. Upon the terms and subject to the conditions set forth in this Agreement, the closing of transactions contemplated herein, including the Merger (the “Closing”), will take place via the remote exchange of documents, as soon as practicable (and, in any event, within three (3) Business Days) after the satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in ARTICLE IX (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted hereunder, waiver of all such conditions), unless this Agreement has been terminated pursuant to

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its terms or unless another time or date is agreed to in writing by the Parties hereto. The actual date of the Closing is hereinafter referred to as the “Closing Date”.

2.3.  Effective Time. In accordance with the terms and subject to the conditions of this Agreement, at the Closing, Nutex, Parent, and Merger Sub shall cause the Certificate of Merger to be executed, acknowledged, and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger will become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by Nutex and Parent in writing and specified in the Certificate of Merger in accordance with the DGCL (the effective time of the Merger being hereinafter referred to as the “Effective Time”).

2.4.  Effects of the Merger. The Merger shall have the effects set forth in this Agreement, in the Certificate of Merger and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses, and authority of Nutex and Merger Sub shall vest in the Surviving Entity, and all debts, liabilities, obligations, restrictions, and duties of each of Nutex and Merger Sub shall become the debts, liabilities, obligations, restrictions, and duties of the Surviving Entity.

2.5.  Organizational Documents. The certificate of formation of the Surviving Entity, as in effect immediately after the Effective Time, shall be the same as the certificate of formation of Nutex, as in effect immediately prior to the Effective Time, and such certificate of formation shall be the certificate of formation of the Surviving Company until thereafter amended in accordance with the DGCL. At the Effective Time, the Nutex LLC Agreement shall be amended and restated in substantially the form attached hereto as Exhibit E (the “A&R LLC Agreement”), and the A&R LLC Agreement shall be the limited liability company agreement of the Surviving Entity until thereafter amended as provided by the DGCL, the certificate of formation and the A&R LLC Agreement.

2.6.  Officers. Annex C-1 sets forth the Persons who shall be the officers of the Surviving Entity from and after the Effective Time, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the DGCL and the Organizational Documents of the Surviving Entity.

Article III
Effect of the Merger

3.1.  Effect of the Merger. At the Effective Time, except as otherwise contemplated by this Agreement, as a result of the Merger and without any action on the part of Parent, Merger Sub, or Nutex or the holder of any Capital Stock of Parent, Merger Sub, or Nutex, any outstanding options, warrants or other convertible securities of Nutex shall be cancelled or terminated prior to the Closing and the following shall occur:

(a)  Conversion of Nutex Interests. Each unit representing an equity interest in Nutex issued and outstanding immediately prior to the Effective Time but after the

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consummation of the Contribution Transaction (collectively, the “Nutex Membership Interests”) shall be converted into the right to receive 3.571428575 (the “Exchange Ratio”) fully paid and non-assessable shares of Parent Common Stock (“Merger Consideration”); provided that in case of any Nutex Redemption (as defined in Section 4.17) from the date hereof until the Closing such Exchange Ratio will increase to such number as determined by dividing the Nutex Post-Redemption Value by the number of Nutex Membership Interests outstanding after any such redemption. “Nutex Post Redemption Value” means (i) 10 times the EBITDA of Nutex minus (ii)(A) any aggregate Debt of the Nutex Subsidiaries or Nutex facilities outstanding as of the Closing Date and (B) the New Nutex Debt (as defined in Section 4.17) incurred in connection with the Nutex Redemption. All Nutex Membership Interests that have been converted into the right to receive the Merger Consideration as provided in this Section 3.1 shall as of the Effective Time no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each Certificate and each Book-Entry Share which immediately prior to the Effective Time represented such interests shall thereafter represent only the right to receive the Merger Consideration therefor in accordance with the terms of this Agreement. Certificates and Book-Entry Shares previously representing Nutex Membership Interests shall be exchanged for the Merger Consideration, without interest, upon the surrender of such Certificates or Book-Entry Shares in accordance with the provisions of Section 3.2. The aggregate Merger Consideration to be issued in respect of all Nutex Membership Interests hereunder shall be increased by such number of shares as is equal to any share issuances by Parent as required under Section 6.18.

(b)  Parent Capital Stock. Parent shall reserve and take all other actions necessary or appropriate to have available for issuance or transfer a sufficient number of shares of Parent Common Stock for delivery at Closing in accordance with this Section 3.1, which shall include any stock options of Parent that will vest as a result of the Merger.

(c)  Tax Treatment. Given the Nutex Members are receiving at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote of Parent Common Stock and at least eighty percent (80%) of the total number of shares of all other classes of stock of Parent in satisfaction of Section 368(c) of the Code, for U.S. federal income Tax purposes (and state, local and foreign Tax purposes, where applicable), it is intended that the Nutex Members make up a control group and, in relation thereto, the Merger qualifies as a contribution of the Nutex Membership Interests to Parent by such control group in exchange for Parent Common Stock pursuant to and in compliance with the requirements of Section 351 of the Code.  Except as otherwise required by Laws, each Party shall, and shall cause each of its Affiliates to (i) report, act, and file all Tax Returns in all respects and for all purposes consistent with the foregoing treatment, and (ii) not take any position for U.S. federal income Tax purposes and state, local and foreign Tax purposes, where applicable (whether in audits, Tax Returns or otherwise) that is inconsistent with the foregoing treatment.

3.2.  Exchange Procedures.

(a)  Exchange Agent. Prior to the Closing Date, Parent shall designate an exchange agent reasonably acceptable to Nutex (the “Exchange Agent”), to act as the

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agent for the purpose of exchanging Nutex Membership Interests for the Merger Consideration. Prior to the Effective Time, Parent shall make available to the Exchange Agent, for the benefit of the holders of Nutex Membership Interests, shares of Parent Common Stock and, if applicable, cash in lieu of fractional shares, in an amount equal to the aggregate Merger Consideration (the certificates representing the shares of Parent Common Stock comprising such aggregate Merger Consideration and, if applicable, cash in lieu of fractional shares, being referred to hereinafter as the “Stock Merger Exchange Fund”). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration out of the Stock Merger Exchange Fund. The Stock Merger Exchange Fund shall not be used for any purpose other than as set forth in this Agreement.

(b)  Exchange Procedures. Promptly following the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Nutex Membership Interests (the “Certificates”) or of non-certificated Nutex Membership Interests represented by book-entry (“Book-Entry Shares”): (i) a letter of transmittal in form approved by Nutex and Parent prior to the Effective Time (a “Letter of Transmittal”), and (ii) instructions for use in effecting the surrender of Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares in exchange for the Merger Consideration. Upon surrender of Certificates (or affidavits of loss and, if reasonably requested by Parent, appropriate bonds in lieu thereof) or, in the case of Book-Entry Shares, upon adherence to the applicable procedures set forth in the Letter of Transmittal, for cancellation to the Exchange Agent together with such Letter of Transmittal, properly completed and duly executed in accordance with the instructions thereto, and such other documents as may be reasonably required by the Exchange Agent or pursuant to such instructions, the holder of such Certificates or Book-Entry Shares shall be entitled to receive in exchange therefor the Merger Consideration, without interest, allocable to such Certificates or Book-Entry Shares, and the Certificates or Book-Entry Shares so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Nutex Membership Interests which is not registered in the transfer records of Nutex, the Merger Consideration may be issued to a transferee if the Certificate representing such Nutex Membership Interests is presented to the Exchange Agent (or in the case of Book-Entry Shares, upon adherence to the applicable procedures set forth in the letter of transmittal), accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer Taxes have been paid, provided that the Nutex Owners listed will not be entitled to receive the Merger Consideration unless such Nutex Owner has executed and delivered a Lock-Up Agreement. Until surrendered as contemplated by this Section 3.2(b), each Certificate and each Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration allocable to such Certificates or Book-Entry Shares. No dividends or other distributions with respect to Parent Common Stock issued in the Merger having a record date after the Effective Time and payable to the holders of record thereof after the Effective Time will be paid to Persons entitled by reason of the Merger to receive Parent Common Stock until such Persons surrender their Certificates (or in the case of Book-Entry Shares, upon adherence to the applicable procedures set forth in the letter of transmittal) as provided in this Section 3.2(b). Upon such surrender, there shall be paid to the Person in whose name the Merger Consideration is issued any dividends or other distributions having a record

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date after the Effective Time and payable with respect to such Parent Common Stock between the Effective Time and the time of such surrender. After such surrender, at the appropriate payment date, there shall be paid to the Person in whose name the Merger Consideration is issued any dividends or other distributions on such Parent Common Stock with a payment date after such surrender which shall have a record date after the Effective Time. In no event shall the Persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

(c)  Full Satisfaction. All Merger Consideration paid in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the Nutex Membership Interests, and from and after the Effective Time, there shall be no further registration of transfers of the Nutex Membership Interests on the equity interest transfer books of the Surviving Entity.

(d)  Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of Capital Stock of Parent or Nutex Membership Interests shall occur (other than as expressly permitted by this Agreement), including by reason of any reclassification, recapitalization, stock split, or combination, exchange, readjustment of shares, or similar transaction, or any stock dividend or distribution paid in stock, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to reflect such change; provided, however, that this sentence shall not be construed to permit Parent or Nutex to take any action with respect to its securities that is prohibited by the terms of this Agreement.

(e)  Withholding Rights. Each of the Exchange Agent, Parent, Merger Sub and the Surviving Entity shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this ARTICLE III such amounts as may be required to be deducted and withheld with respect to the making of such payment under any Tax Laws. To the extent that amounts are so deducted and withheld by the Exchange Agent, Parent, Merger Sub, or the Surviving Entity, as the case may be, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which the Exchange Agent, Parent, Merger Sub, or the Surviving Entity, as the case may be, made such deduction and withholding.

(f)  No Fractional Shares. No fractional shares of Parent Common Stock shall be issued, no dividend or distribution with respect to Parent Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. Notwithstanding anything to the contrary contained herein, each Nutex Member who would otherwise have been entitled to receive a fractional share of Parent Common Stock (after taking into account all Nutex Membership Interests owned by such Person) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional amount multiplied by $3.571428575. The Parties acknowledge that payment of cash in lieu of issuing fractional shares is solely for the purpose of avoiding the expense and inconvenience of issuing fractional shares and does not represent separately bargained-for consideration.

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3.3.  Capitalization Certificate; Final Consideration.

(a)  Capitalization Certificate. At least five (5) Business Days before the Closing Date, Parent shall prepare and deliver to the Nutex Representative a certificate (the “Capitalization Certificate”) setting forth, as of immediately prior to the Effective Time, the number of the total issued and outstanding Parent Common Stock on a fully diluted, as-converted basis, calculated in accordance with Section 3.1.

(b)  Consideration Spreadsheet. At least two (2) Business Days prior to the Closing Date, Nutex shall prepare and deliver to Parent a spreadsheet (the “Consideration Spreadsheet”), certified by the Nutex Manager, which shall set forth, as of the Closing Date and based on the information in the Capitalization Certificate (i) each Nutex Member’s address and, if available to Nutex, social security number (or tax identification number, if applicable), (ii) the number of Nutex Membership Interests held by such Person, and (iii) the number of shares of Parent Common Stock issuable to such Person at the Closing in accordance with this ARTICLE III.

Article IV
Pre-Closing Covenants AND ADDITIONAL AGREEMENTS

4.1.  Parent’s Conduct of the Business.

(a)  Except as otherwise contemplated in or required by the terms of this Agreement, from the Signing Date until the earlier of the Closing Date or the termination of this Agreement pursuant to ARTICLE XI, Parent covenants and agrees to, and to cause the Parent Subsidiaries to, conduct its business and the business of the Parent Subsidiaries only in, and to not take any action except in, the Ordinary Course of Business; and Parent shall, and shall cause the Parent Subsidiaries to, preserve substantially intact the business organization, operations, goodwill and assets of Parent and the Parent Subsidiaries, keep available the services of the current Service Providers of Parent and the Parent Subsidiaries and preserve the current relationships of Parent and the Parent Subsidiaries with customers, suppliers, licensors, licensees, lenders, distributors, lessors and other Persons with which Parent or any of the Parent Subsidiaries has significant business relations. Parent shall, and shall cause the Parent Subsidiaries to, maintain all Governmental Approvals and insurance policies in effect that are necessary or required in any material respect for the ownership and operation of the Parent Business and maintain the books of account and records in the Ordinary Course of Business in accordance with their usual accounting practices.

(b)  Without limiting the generality of Section 4.1(a), except as expressly contemplated by this Agreement or disclosed in Section 4.1(b) of the Parent Disclosure Schedule, Parent shall not, and shall cause the Parent Subsidiaries to not, from the Signing Date until the earlier of the Closing Date or the termination of this Agreement pursuant to ARTICLE XI, directly or indirectly, do or propose, any of the following without the prior written consent of Nutex:

(i)  Declare or pay any non-cash dividends on or make any other non-cash distributions with respect to any of their shares or other equity interests, or

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split, combine or reclassify any of their securities or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for their shares, or repurchase or otherwise acquire, directly or indirectly, any of their shares or other equity interests;

(ii)  Declare or pay any dividends on or make any other distributions with respect to any of their shares or other equity interests, or repurchase or otherwise acquire, directly or indirectly, any of their shares or other equity interests, that would, individually or in the aggregate, reasonably be expected to result in (A) the fair value and fair market value of Parent’s or the Parent Subsidiaries’ assets failing to exceed its liabilities, (B) Parent’s or the Parent Subsidiaries’ remaining assets to be unreasonably small in relation to Parent’s or the Parent Subsidiaries’ present and intended future business (without regard to whether the Merger and the transactions contemplated herein are consummated or not) or (C) Parent or the Parent Subsidiaries not being able to pay their debts as they become due;

(iii)  Cause or permit any amendments to the Organizational Documents of Parent or the Parent Subsidiaries or equivalent documents;

(iv)  Form any Subsidiaries;

(v)  Mortgage, pledge, encumber or subject to any Encumbrance, any of the assets or properties of Parent or any Parent Subsidiary;

(vi)  Enter into any Contract, commitment or transaction not in the Ordinary Course of Business;

(vii)  Terminate any Service Providers other than termination for cause or bad behavior in the Ordinary Course of Business or grant severance or termination pay to any Service Provider;

(viii)  Enter into any material transaction with their officers, directors, managers, stockholders, partners, members, or equity holders or its or their Affiliates;

(ix)  Amend or otherwise modify the terms of or grant a waiver of any material term of, or give any material consent with respect to, any Parent Material Contract;

(x)  Enter into a Contract after the Signing Date that would be a Parent Material Contract if entered into prior to the Signing Date;

(xi)  Amend, allow to lapse or otherwise modify the material terms of any Governmental Approval;

(xii)  Transfer to any Person any rights to Parent’s or the Parent Subsidiaries’ Intellectual Property Rights other than non-exclusive licenses granted to end-user customers in the Ordinary Course of Business;

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(xiii)  Sell, lease, license or otherwise dispose of any of Parent’s or the Parent Subsidiaries’ assets outside of the Ordinary Course of Business;

(xiv)  Commence a Proceeding other than for the routine collection of bills;

(xv)  Settle or compromise any Proceeding other than Proceedings involving less than $100,000 in the aggregate that do not impose any non-monetary relief on the Parent and the Parent Subsidiaries;

(xvi)  Acquire or agree to acquire by merging, consolidating or entering into a joint venture arrangement with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any Entity or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the financial condition, results of operations, business or properties of Parent and the Parent Subsidiaries taken as a whole;

(xvii)  Adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization other than the transactions contemplated by this Agreement;

(xviii)  Other than in the Ordinary Course of Business or except as required by applicable Laws, (i) increase the annual base salary or base wages of any Service Provider, (ii) grant any bonus or incentive compensation to any Service Provider, (iii) materially increase the coverage or benefits available under any (or create any new) benefit plans, programs, policies or arrangement or any severance pay, vacation pay, deferred compensation, bonus or other incentive compensation plan or arrangement made to, for, or with any Service Provider or otherwise materially amend any such plan, program, policy or arrangement or (iv) enter into any employment, severance, individual consulting, non-competition or similar agreement or Contract (or amend or terminate any such agreement or Contract) involving any Service Provider;

(xix)  Incur any Debt or guarantee any Debt or issue or sell any debt securities or guarantee any debt securities of others;

(xx)  Pay, discharge or satisfy any Liability, other than the payment, discharge or satisfaction of obligations in the Ordinary Course of Business or liabilities reflected or reserved against in Parent’s Financial Statements;

(xxi)  Make any Tax election other than in the Ordinary Course of Business, change any Tax election, adopt any Tax accounting method other than in the Ordinary Course of Business, change any Tax accounting method, file any amendment to a Tax return, enter into any closing agreement, settle any Tax claim or assessment, or consent to any extension or waiver of the limitation period, applicable to any Tax claim or assessment (but in each case only if such action would reasonably be expected to result in a Parent Material Adverse Effect, and if

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such action would not reasonably be expected to result in a Parent Material Adverse Effect, then Parent shall only be obligated to notify Nutex of such action);

(xxii)  Except as may be required by applicable Laws or under GAAP, change in any material respect any accounting method or cash management policy;

(xxiii)  Fail to pay or otherwise satisfy their monetary obligations as they become due, except such as are being contested in good faith;

(xxiv)  Waive or commit to waive any rights with a value in excess of $25,000, or forgive any Debt owed to Parent or any Parent Subsidiary;

(xxv)  Cancel, amend or renew any insurance policy other than in the Ordinary Course of Business;

(xxvi)  Take any action or fail to take any action that could reasonably be expected to cause or result in a Parent Material Adverse Effect; or

(xxvii)  Enter into any Contract or agree, in writing or otherwise, to take any of the actions described above in this Section 4.1(b), or any action that would make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect or prevent Parent or Merger Sub from performing or cause it not to perform its covenants hereunder.

4.2.  Nutex’s Conduct of the Business.

(a)  Except as otherwise contemplated in or required by the terms of this Agreement, from the Signing Date until the earlier of the Closing Date or the termination of this Agreement pursuant to ARTICLE XI, Nutex covenants and agrees to, and to cause the Nutex Subsidiaries to, conduct its business and the business of the Nutex Subsidiaries only in, and to not take any action except in, the Ordinary Course of Business; and Nutex shall, and shall cause the Nutex Subsidiaries to, preserve substantially intact the business organization, operations, goodwill and assets of Nutex and the Nutex Subsidiaries, keep available the services of the current Service Providers of Nutex and the Nutex Subsidiaries and preserve the current relationships of Nutex and the Nutex Subsidiaries with customers, suppliers, licensors, licensees, lenders, distributors, lessors and other Persons with which Nutex or any of the Nutex Subsidiaries has significant business relations. Nutex shall, and shall cause the Nutex Subsidiaries to, maintain all Governmental Approvals and insurance policies in effect that are necessary or required in any material respect for the ownership and operation of the Nutex Business and maintain the books of account and records in the Ordinary Course of Business in accordance with their usual accounting practices.

(b)  Without limiting the generality of Section 4.2(a), except as expressly contemplated by this Agreement (including in furtherance of the Nutex Redemption or the incurrence of New Nutex Debt) or required in connection with the Contribution Agreements or disclosed in Section 4.2(b) of the Nutex Disclosure Schedule, Nutex shall not, and shall cause the Nutex Subsidiaries to not, from the Signing Date until the earlier of the Closing Date or the termination of this Agreement pursuant to ARTICLE XI, directly

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or indirectly, do or propose, any of the following without the prior written consent of Parent:

(i)  Declare or pay any non-cash dividends on or make any other non-cash distributions with respect to any of their shares or other equity interests, or split, combine or reclassify any of their securities or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for their shares or other equity interests, or repurchase or otherwise acquire, directly or indirectly, any of their shares or other equity interests;

(ii)  Declare or pay any dividends on or make any other distributions with respect to any of their shares or other equity interests, or repurchase or otherwise acquire, directly or indirectly, any of their shares or other equity interests, that would, individually or in the aggregate, reasonably be expected to result in (A) the fair value and fair market value of Nutex’s or the Nutex Subsidiaries’ assets failing to exceed its liabilities, (B) Nutex’s or the Nutex Subsidiaries’ remaining assets to be unreasonably small in relation to Nutex’s or the Nutex Subsidiaries’ present and intended future business (without regard to whether the Merger and the transactions contemplated herein are consummated or not) or (C) Nutex or the Nutex Subsidiaries not being able to pay their debts as they become due;

(iii)  Cause or permit any amendments to the Organizational Documents of Nutex or the Nutex Subsidiaries or equivalent documents;

(iv)  Form any Subsidiaries;

(v)  Mortgage, pledge, encumber or subject to any Encumbrance, any of the assets or properties of Nutex or any Nutex Subsidiary;

(vi)  Enter into any Contract, commitment or transaction not in the Ordinary Course of Business;

(vii)  Terminate any Service Providers other than termination for cause or bad behavior in the Ordinary Course of Business or grant severance or termination pay to any Service Provider;

(viii)  Enter into any material transaction with their officers, directors, managers, stockholders, partners, members, or equity holders or its or their Affiliates;

(ix)  Amend or otherwise modify the terms of or grant a waiver of any material term of, or give any material consent with respect to, any Nutex Material Contract;

(x)  Enter into a Contract after the Signing Date that would be a Nutex Material Contract if entered into prior to the Signing Date;

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(xi)  Amend, allow to lapse or otherwise modify the material terms of any Governmental Approval;

(xii)  Transfer to any Person any rights to Nutex’s or the Nutex Subsidiaries’ Intellectual Property Rights other than non-exclusive licenses granted to end-user customers in the Ordinary Course of Business;

(xiii)  Sell, lease, license or otherwise dispose of any of Nutex’s or the Nutex Subsidiaries’ assets outside of the Ordinary Course of Business;

(xiv)  Commence a Proceeding other than for the routine collection of bills;

(xv)  Settle or compromise any Proceeding other than Proceedings involving less than $100,000 in the aggregate that do not impose any non-monetary relief on the Nutex and the Nutex Subsidiaries;

(xvi)  Acquire or agree to acquire by merging, consolidating or entering into a joint venture arrangement with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any Entity or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the financial condition, results of operations, business or properties of Nutex and the Nutex Subsidiaries taken as a whole;

(xvii)  Adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization other than the transactions contemplated by this Agreement;

(xviii)  Other than in the Ordinary Course of Business or except as required by applicable Laws, (i) increase the annual base salary or base wages of any Service Provider, (ii) grant any bonus or incentive compensation to any Service Provider, (iii) materially increase the coverage or benefits available under any (or create any new) benefit plans, programs, policies or arrangement or any severance pay, vacation pay, deferred compensation, bonus or other incentive compensation plan or arrangement made to, for, or with any Service Provider or otherwise materially amend any such plan, program, policy or arrangement or (iv) enter into any employment, severance, individual consulting, non-competition or similar agreement or Contract (or amend or terminate any such agreement or Contract) involving any Service Provider;

(xix)  Incur any Debt or guarantee any Debt or issue or sell any debt securities or guarantee any debt securities of others;

(xx)  Pay, discharge or satisfy any Liability, other than the payment, discharge or satisfaction of obligations in the Ordinary Course of Business or liabilities reflected or reserved against in Nutex’s Financial Statements;

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(xxi)  Make any Tax election other than in the Ordinary Course of Business, change any Tax election, adopt any Tax accounting method other than in the Ordinary Course of Business, change any Tax accounting method, file any amendment to a Tax return, enter into any closing agreement, settle any Tax claim or assessment, or consent to any extension or waiver of the limitation period, applicable to any Tax claim or assessment (but in each case only if such action would reasonably be expected to result in a Nutex Material Adverse Effect, and if such action would not reasonably be expected to result in a Parent Material Adverse Effect, then Nutex shall only be obligated to notify Parent of such action);

(xxii)  Except as may be required by applicable Laws or under GAAP, change in any material respect any accounting method or cash management policy;

(xxiii)  Fail to pay or otherwise satisfy their monetary obligations as they become due, except such as are being contested in good faith;

(xxiv)  Waive or commit to waive any rights with a value in excess of $25,000, or forgive any Debt owed to Nutex or any Nutex Subsidiary;

(xxv)  Cancel, amend or renew any insurance policy other than in the Ordinary Course of Business;

(xxvi)  Take any action or fail to take any action that could reasonably be expected to cause or result in a Nutex Material Adverse Effect; or

(xxvii)  Enter into any Contract or agree, in writing or otherwise, to take any of the actions described above in this Section 4.2(b), or any action that would make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect or prevent Nutex from performing or cause it not to perform its covenants hereunder.

4.3.  Access to Information.

(a)  From the Signing Date until the earlier of the Closing Date or the termination of this Agreement pursuant to ARTICLE XI, subject to the provisions in this Section 4.3 and to the extent doing so would not violate applicable Laws, upon reasonable advance notice, in order for the Parties and their respective Representative to perform due diligence activities and investigations and prepare for the post-Closing transition in connection with the transactions contemplated herein, Parent and Nutex shall each and shall cause their respective Subsidiaries to:

(i)  give the other Party and its Representatives reasonable access during normal business hours to its buildings, offices, and other facilities and properties, to its assets, and to all its books and records, whether located on its premises or at another location;

(ii)  cause its officers to furnish the other Party with such financial, operating, technical and product data and other information with respect to the

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Parent Business or the Nutex Business as applicable, and the Assets of Parent and Nutex and their Subsidiaries as it from time to time may request, including financial statements and schedules; and

(iii)  reasonably assist and cooperate with the other Party in the development of integration plans for implementation by Parent and Nutex following the Closing; provided, that notwithstanding anything to the contrary herein, no investigation pursuant to this Section 4.3 shall affect or be deemed to modify any representation or warranty made by Parent or Nutex herein.

(b)  Notwithstanding the provisions of Section 4.3(a), (i) a Party’s investigation pursuant to this Section 4.3 shall be conducted in a manner that reasonably minimizes interference with the operation of the business of the other Party and each of the Parties shall abide by the other Parties’ generally applicable safety rules, regulations and operating policies, of which it has received prior written notice, (ii) the right of access granted hereunder shall not entitle such Party to operate equipment or conduct subsurface or other invasive testing or sampling, without the other Party’s prior written permission, which may be withheld for any reason or no reason and (iii) a Party shall have no obligation to provide access pursuant to this Section 4.3 to the extent that such access cannot reasonably be provided as a result of any Laws, orders or other directives issued by a Governmental Authority providing for business closures, “sheltering in place” or other restrictions that arise out of the COVID-19 pandemic.

(c)  The Parties acknowledge that neither Party shall be required to, or to cause any of its Affiliates to, grant access or furnish information, as applicable, to the other Party or any of its Representatives to the extent that such information is subject to an attorney/client privilege or the attorney work product doctrine or that such access or the furnishing of such information, as applicable, is prohibited by applicable Law or an existing Contract; provided, however, the disclosing Party shall inform the requesting Party as to the general nature of what is being withheld and the Parties shall reasonably cooperate to make appropriate substitute arrangements to permit reasonable disclosure that does not suffer from any of the foregoing impediments, including through the use of commercially reasonable efforts to (A) obtain the required consent or waiver of any third party required to provide such information and (B) implement appropriate and mutually agreeable measures to permit the disclosure of such information in a manner to remove the basis for the objection, including by arrangement of appropriate clean room procedures, redaction or entry into a customary joint defense agreement with respect to any information to be so provided, if doing so would reasonably permit the disclosure of such information without violating applicable Laws or jeopardizing such privilege.

(d)  Subject to the other terms and provisions of this Section 4.3(d), each of the Parties hereby agrees to defend, indemnify, and hold harmless the other Party and its Affiliates from and against any and all Liabilities for personal injury or property damage directly arising out of, resulting from or relating to any field visit, environmental assessment or other due diligence activity conducted by such Party or its Representative pursuant to this Section 4.3, EVEN IF SUCH LIABILITIES ARISE OUT OF OR RESULT FROM, IN WHOLE OR IN PART, THE SOLE, ACTIVE, PASSIVE, CONCURRENT

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OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF THE OTHER PARTY, EXCEPTING ONLY LIABILITIES TO THE EXTENT ACTUALLY RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF, OR ANY VIOLATION OF LAW BY, SUCH PARTY; PROVIDED THAT, NOTWITHSTANDING THE FOREGOING, A PARTY’S INDEMNITY SET FORTH IN THIS SECTION 4.3(d) SHALL NOT LIMIT SUCH PARTY’S REMEDIES UNDER THIS AGREEMENT WITH RESPECT TO CONDITIONS AFFECTING OR WITH RESPECT TO THE ASSETS OR PROPERTIES OF THE OTHER PARTY MERELY DISCOVERED BY THE INDEMNIFYING PARTY OR ITS REPRESENTATIVES AND THE INDEMNIFYING PARTY SHALL NOT BE REQUIRED UNDER THIS SECTION 4.3(d) TO INDEMNIFY, DEFEND OR HOLD HARMLESS THE OTHER PARTY OR ITS AFFILIATES FROM AND AGAINST DAMAGES ARISING FROM THE IDENTIFICATION OR DISCOVERY OF CONDITIONS, EVENTS OR CIRCUMSTANCES EXISTING PRIOR TO SUCH PARTY’S OR ITS REPRESENTATIVES’ ACCESS HEREUNDER.

(e)  The Parties acknowledge that, pursuant to their rights of access pursuant to this Section 4.3, the Parties will become privy to confidential and other information of the other Party and its Affiliates and that such confidential information shall be held confidential by such Party and its Representatives in accordance with the terms of the Confidentiality Agreements.

4.4.  Commercially Reasonable Efforts.

(a)  Subject to the terms and conditions herein provided, from the Signing Date until the earlier of the Closing Date or the termination of this Agreement pursuant to ARTICLE XI, each of the Parties shall use their respective commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement (including the satisfaction, but not waiver, of their respective closing conditions set forth in ARTICLE XI); provided, however, that if a Party, as applicable, is unable to satisfy such conditions after using such commercially reasonable efforts, such failure to satisfy shall not constitute a breach of this Section 4.4.

(b)  Nutex shall take such actions as necessary to enforce the Contribution Agreements and compel MHH and its Affiliates to effect the contribution required thereof in the Contribution Agreements, pursuant to their terms, including to cause MHH and all equity owners of MHH to contribute such equity owner’s direct or indirect interest in the applicable Nutex Subsidiary to Nutex under the terms of the Contribution Agreement.

4.5.  No Solicitation; Acquisition Proposal. Until the earlier to occur of Closing or the termination of this Agreement pursuant to ARTICLE XI:

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(a)  Parent’s Non-Solicitation; Parent Acquisition Proposal.

(i)  Except as otherwise permitted by this Section 4.5(a), Parent shall not, and shall use its commercially reasonable efforts to cause its Representatives not to, directly or indirectly (i) solicit, initiate, knowingly facilitate, knowingly encourage or knowingly induce any inquiries or any proposals that constitute the submission of a Parent Alternative Proposal, (ii) furnish any confidential information or enter into any confidentiality agreement, merger agreement, letter of intent, agreement in principle, stock purchase agreement, asset purchase agreement or exchange agreement, option agreement or other similar agreement relating to a Parent Alternative Proposal (an “Acquisition Agreement”), or (iii) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Nutex, the Parent Board Recommendation or publicly recommend the approval or adoption of, or publicly approve or adopt, or propose to publicly recommend, approve or adopt, any Parent Alternative Proposal (the taking of any action described in clause (iii) being referred to as an “Adverse Recommendation Change”).

(ii)  Notwithstanding anything to the contrary contained in Section 4.5(a)(i), if at any time prior to obtaining the Parent Stockholder Approval, (i) Parent has received a Parent Alternative Proposal that the Parent Board believes is bona fide, (ii) the Parent Board, after consultation with its financial advisors and outside legal counsel, determines in good faith that such Parent Alternative Proposal constitutes or could reasonably be expected to lead to or result in a Superior Proposal and (iii) such Parent Alternative Proposal did not result from a material breach of this Section 4.5(a), then Parent may (A) furnish information, including any non-public information, with respect to Parent and its Subsidiaries to the Person making such Parent Alternative Proposal, and (B) participate in discussions or negotiations regarding such Parent Alternative Proposal; provided that (x) Parent shall not, and shall use commercially reasonable efforts to cause its Representatives not to, disclose any non-public information to such Person unless Parent has, or first enters into, a customary confidentiality agreement with such Person with confidentiality provisions that are not less restrictive to such Person than the provisions of the Confidentiality Agreements are to Nutex and (y) Parent shall provide to Nutex any non-public information with respect to Parent and its Subsidiaries that was not previously provided or made available to Nutex prior to or substantially concurrently with providing or making available such non-public information to such other Person.

(iii)  In addition to the other obligations of Parent set forth in this Section 4.5(a), Parent shall promptly advise Nutex, orally and in writing, and in no event later than five (5) Business Days after receipt, if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated with, Parent in respect of any Parent Alternative Proposal, and shall, in any such notice to Nutex, indicate the identity of the Person making such proposal, offer, inquiry or other contact and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts (and

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shall include with such notice copies of any written materials received from or on behalf of such Person relating to such proposal, offer, inquiry or request), and thereafter shall promptly keep Nutex reasonably informed of all material developments affecting the status and terms of any such proposals, offers, inquiries or requests (and Parent shall promptly provide Nutex with copies of any additional written materials received by Parent or that Parent has delivered to any third party making a Parent Alternative Proposal that relate to such proposals, offers, inquiries or requests) and of the status of any such discussions or negotiations.

(iv)  Notwithstanding the foregoing, if Parent receives a written Parent Alternative Proposal that the Parent Board believes is bona fide and the Parent Board, after consultation with its financial advisors and outside legal counsel, concludes that such Parent Alternative Proposal constitutes a Superior Proposal, then the Parent Board may, at any time prior to obtaining the Parent Stockholder Approval, if it determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law, effect an Adverse Recommendation Change and/or enter into an Acquisition Agreement; provided, however, that Parent shall not be entitled to exercise its right to make any Adverse Recommendation Change in response to a Superior Proposal or execute or enter into an Acquisition Agreement for a Superior Proposal until five (5) Business Days after Parent provides written notice to Nutex advising Nutex that the Parent Board or a committee thereof has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal, and identifying the Person or group making such Superior Proposal and, at the request of Nutex, Parent shall negotiate in good faith with Nutex during such five (5) Business Day period, with respect to any alternative transaction (including any modifications to the terms of this Agreement) that would allow the Parent Board not to make such Adverse Recommendation Change consistent with its fiduciary duties (it being understood that any change in the financial or other material terms of a Superior Proposal shall require a new Notice and a new five (5) Business Day period under this Section 4.5(a)(iv)).

(v)  Notwithstanding anything in this Section 4.5(a) to the contrary, the Parent Board may, at any time prior to obtaining the Parent Stockholder Approval, effect an Adverse Recommendation Change in response to an Intervening Event if the Parent Board concludes in good faith, after consultation with outside counsel and its financial advisors, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law; provided, however, that Parent shall provide Nutex with five (5) Business Days’ prior written notice advising Nutex it intends to effect an Adverse Recommendation Change and specifying, in reasonable detail, the reasons therefor (including the material facts and circumstances related to the applicable Intervening Event), and during such five (5) Business Day period, Parent shall consider in good faith any proposal by Nutex to amend the terms and conditions of this Agreement in a manner that would allow the Parent Board not to make such Adverse Recommendation Change consistent with its fiduciary duties. The term “Intervening Event” means, with respect to Parent, a material event or circumstance that arises or occurs after the date of this

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Agreement and was not, prior to the date of this Agreement, reasonably foreseeable by the Parent Board; provided, however, that none of the items in subsections (a) – (l) set forth in the definition of “Parent Material Adverse Effect” shall be deemed to be an Intervening Event.

(b)  Nutex’s Non-Solicitation.

(i)  Nutex shall not, and shall use its reasonable efforts to cause its Representatives not to, directly or indirectly (i) solicit, initiate, knowingly facilitate, knowingly encourage or knowingly induce any inquiries or any proposals that constitute the submission of a Nutex Alternative Proposal, or (ii) furnish any confidential information or enter into any confidentiality agreement, merger agreement, letter of intent, agreement in principle, stock purchase agreement, asset purchase agreement or exchange agreement, option agreement or other similar agreement relating to a Nutex Alternative Proposal.

(ii)  In addition to the other obligations of Nutex set forth in this Section 4.5(b), Nutex shall promptly advise Parent, orally and in writing, and in no event later than five (5) Business Days after receipt, if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated with, Nutex in respect of any Nutex Alternative Proposal, and shall, in any such notice to Parent, indicate the identity of the Person making such proposal, offer, inquiry or other contact and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts (and shall include with such notice copies of any written materials received from or on behalf of such Person relating to such proposal, offer, inquiry or request).

(c)  For purposes of this Agreement:

(i)  “Nutex Alternative Proposal” means a tender or exchange offer, proposal for a merger, consolidation, acquisition of assets, acquisition of equity or other business combination involving Nutex or any Subsidiary thereof or any proposal or offer, in each case that would result in the acquisition in any manner of more than fifty percent (50%) of the voting power in, or more than twenty percent (20%) of the fair market value of the business, assets of, Nutex or Nutex Subsidiary, other than the transactions contemplated by this Agreement.

(ii)  “Parent Alternative Proposal” means a tender or exchange offer, proposal for a merger, consolidation, acquisition of assets, acquisition of equity or other business combination involving Parent or any proposal or offer, in each case that would result in the acquisition in any manner of more than fifty percent (50%) of the voting power in, or more than twenty percent (20%) of the fair market value of the business, assets or deposits of, Parent, other than the transactions contemplated by this Agreement.

(iii)  “Superior Proposal” means an unsolicited, bona fide written  Parent Acquisition Proposal obtained after the date of this Agreement and not in

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breach of this Section 4.5, which on its terms and conditions the Parent Board of directors in good faith determines after consultation with its financial advisors and outside counsel and after taking into account all legal, financial (including the financing terms of such proposal), regulatory, timing and other aspects of the proposal, all conditions contained therein and the Person making the proposal, are more favorable to the Parent Stockholders from a financial point of view than the transactions contemplated by this Agreement (after giving effect to any adjustments to the terms and provisions of this Agreement committed to in writing by Nutex in response to such Parent Alternative Proposal).

4.6.  Notices of Certain Events; Continuing Disclosure.

Each of Nutex and Parent shall promptly notify the other Party of, and, subject to applicable Law, deliver to such other Party copies of all documentation relating to:

(a)  any written notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, including the Merger;

(b)  any Proceeding commenced or, to Nutex’s Knowledge or Parent’s Knowledge, as applicable, threatened against or relating to or involving Nutex or Parent, as applicable, that relates to the consummation of the transactions contemplated by this Agreement, or relates to any of the material Assets of Nutex or Parent, as applicable, or any developments relating to any Proceeding otherwise disclosed pursuant to this Agreement;

(c)  subject to the provisions of Section 4.8, any written notice, report or other document either filed with or sent to, or received from, any Governmental Authority, or any governmental investigation on an alleged violation or noncompliance with Laws on behalf of Nutex or Parent, as applicable, subsequent to the Signing Date in connection with the Merger or any of the other transactions contemplated by this Agreement; and

(d)  copies of all material operating and financial reports prepared by Nutex or Parent, as applicable, for such Party’s senior management or for use in preparing such party’s consolidated financial statements, including: (A) copies of the unaudited monthly consolidated balance sheets of Nutex or Parent, as applicable, and the related unaudited monthly consolidated statements of operations, statements of stockholders’ equity and statements of cash flows and (B) copies of any forecasts, write-off reports, hiring reports and capital expenditure reports prepared for Nutex or Parent’s senior management, as applicable.

The delivery of any notice pursuant to this Section 4.6 will not limit any of the representations and warranties of Nutex or Parent set forth in this Agreement or the remedies available hereunder.

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4.7.  Confidentiality, Press Releases and Public Announcements.

(a)  The terms of the Confidentiality Agreements are hereby incorporated by reference and shall continue in full force and effect until the Closing Date. The Parties hereto acknowledge that any information provided to, or otherwise acquired by, such Party or its Affiliates in connection with this Agreement and the transactions contemplated by this Agreement is subject to the terms of the Confidentiality Agreements. Except for disclosures permitted by the terms of the Confidentiality Agreements, each Party and its respective Representatives shall hold information received from any other Party pursuant to this Section 4.7 in confidence in accordance with the terms of the Confidentiality Agreements.

(b)  Parent and Nutex will consult with each other before issuing, and provide each other the reasonable opportunity to review and comment on any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as either Party may determine is required by applicable Laws or Proceedings or by obligations pursuant to any securities exchange or stock market. Notwithstanding the foregoing, if Parent determines it is required by applicable Laws to make a public announcement, including, without limitation, with respect to any filing with the SEC that Parent may be required to make as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby, Parent shall give Nutex as much prior notice as is reasonably practicable and shall use reasonable efforts to consult with Nutex about the text of such announcement or filing, but shall not be required to obtain the consent of Nutex with regard to such legally required announcement or filing. Parent and Nutex will reasonably consult and agree with each other concerning the means by which any Service Provider, customer or supplier of or any other Person having any business relationship with Nutex or Parent (or their respective Subsidiaries) will be informed of the transactions contemplated by this Agreement, and the other Party will have the right to be present for any such communication.

4.8.  HSR Act. If applicable, as promptly as practicable following the Signing Date, Parent and Nutex shall, and shall cause their respective Affiliates to, prepare and file with the DOJ and the FTC a notification and report form required for the transactions contemplated in this Agreement by the HSR Act, which filings shall include, if available, a request for early termination of the applicable waiting period under the HSR Act. Parent and Nutex agree to respond as promptly as practicable and advisable to, and substantially comply with, any inquiries or requests for additional information or documentary material from the DOJ or the FTC concerning such filings and to substantially comply with the filing requirements of the HSR Act. Parent and Nutex shall reasonably cooperate with and assist each other and, subject to the terms of the Confidentiality Agreements which shall apply mutatis mutandis to the Parties as disclosing parties and recipients, as applicable, shall promptly furnish all information to the other Party that is necessary in connection with Parent’s and Nutex’s and their respective Affiliates’ compliance with the HSR Act. Parent and Nutex shall keep each other fully advised with respect to the content and status of any oral communication with, and provide each other with copies of any written request from or communication with, the DOJ or FTC concerning such filings and shall consult with each other in advance with respect to all responses thereto. To the extent permitted by applicable Laws and

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reasonably practicable, each of Parent and Nutex will permit the other Party to review and discuss in advance, and consider in good faith the views of the other Party in connection with, any analyses, appearances, presentations, memoranda, briefs, arguments, opinions, proposals or other materials to be submitted or made to any Governmental Authority. Neither Parent nor Nutex will participate in any substantive meeting or discussion with any Governmental Authority with respect of any filings, applications, review, investigation or other inquiry, or enter into any agreement with any Governmental Authority, without consulting in advance with and giving the other Party prior notice of the meeting or discussion and, to the extent permitted by the relevant Governmental Authority and reasonably practicable, the opportunity to attend and participate in such meeting or discussion (which, at the request of either Parent or Nutex, will be limited to outside antitrust counsel only). The filing fees associated with any such HSR Act filing shall be split equally by Nutex and Parent, and this obligation shall survive the termination of this Agreement. Notwithstanding any provision of this Section 4.8, no Party shall be required to provide the other Party with information subject to the attorney-client privilege, work product doctrine or other similar privilege absent entering into a mutually acceptable joint defense agreement, and materials may be redacted to remove references concerning valuation, as necessary to comply with contractual requirements and applicable Laws and as necessary to address reasonable attorney-client, work product and other privilege or confidentiality concerns. Notwithstanding the foregoing, nothing contained in this Agreement shall be construed so as to require Parent or Nutex, or any of their respective Affiliates, without its written consent, to (i) sell, license, dispose of, hold separate or operate in any specified manner any of its respective Assets, properties or businesses (or to discuss, agree or commit to any of the foregoing), (ii) enter into any consent decree, Order or agreement that alters its business or commercial practices in any way or that in any way limits or could reasonably be expected to limit the right of the Nutex Members to own, operate or retain all or any portion of the Parent Company Stock or the right of Parent or Nutex, as applicable, to own, operate or retain all or any portion of Parent’s or Nutex’s Assets, properties or businesses or their freedom of action with respect thereto or to otherwise receive the full benefits of this Agreement, (iii) contest, resist or defend any Proceeding instituted (or threatened to be instituted) by any Governmental Authority or other Person challenging this Agreement or the transactions contemplated hereunder as violating any applicable Law or (iv) have vacated, lifted, reversed or overturned any Order (whether temporary, preliminary or permanent) or any Law that is effect and that enjoins, restrains, prevents, prohibits or makes illegal the consummation of the transactions contemplated by this Agreement. Notwithstanding any provisions of this Agreement to the contrary, the obligations of the Parties under Section 4.4, Section 4.9 and this Section 4.8 to use commercially reasonable efforts shall be limited to compliance with the reporting provisions of the HSR Act and with their express obligations under this Section 4.8.

4.9.  Consents. Each of Parent and Nutex will use commercially reasonable efforts to obtain prior to Closing all Consents from Governmental Authorities as may be required in connection with the Merger. Prior to the Closing and thereafter, each of Parent and Nutex (or, if after the Closing, the Surviving Entity) will use its commercially reasonable efforts to obtain all Consents under any Parent Material Contracts (including all Specified Parent Consents) and Nutex Material Contracts (including all Specified Nutex Consents), as applicable, as required to consummate the Merger with respect to such Parent Material Contracts and Nutex Material Contracts and to preserve all rights of and benefits under such Parent Material Contracts and Nutex Mater Contracts in connection therewith.

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4.10.  Preparation of the Proxy.

(a)  As soon as reasonably practicable following the Signing Date, Parent shall prepare and file with the SEC a preliminary proxy statement in connection with the Merger (the “Proxy”) to obtain the Parent Stockholder Approval. Nutex shall furnish all information concerning itself as Parent may reasonably request in accordance with the SEC’s disclosure requirements in connection with the preparation of the Proxy. In case of SEC review, Parent shall use its reasonable best efforts to have the Proxy cleared for use under the Exchange Act as promptly as practicable after such filing. Parent shall cause the Proxy to be mailed to the Parent Stockholders as promptly as practicable after the clearance is received from the SEC. If at any time prior to the Closing Date any information relating to Parent, Nutex, or any of their respective Affiliates, directors or officers, is discovered by any Party that should be set forth in an amendment or supplement to the Proxy so that it would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Parties, and Parent shall promptly file an appropriate amendment or supplement describing such information with the SEC and, to the extent required by applicable Law, disseminate the same to the Parent Stockholders. Parent shall promptly notify Nutex of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy or for additional information, and Parent shall supply Nutex with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy or the transactions contemplated hereby. Each of Parent and Nutex represents to the other that the information supplied or to be supplied by such Party for inclusion or incorporation by reference in the Proxy and any amendment or supplement thereto will be timely provided and will not, at the date of mailing to stockholders and at the time of the Parent Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statement was made, not misleading. In addition, Parent shall include in the Proxy a proposal for the approval by the Parent Stockholders of an increase to the number of incentive awards available for issuance by either amending the iGambit 2019 Omnibus Incentive Plan or by adopting a new incentive plan.

(b)  Subject to Section 4.5(a) and except to the extent there is an Adverse Recommendation Change, Parent shall, (i) prior to the mailing of the final Proxy, establish a record date for, duly call, give notice of, convene and hold the Parent Stockholder Meeting and (ii) through the Parent Board, recommend to the Parent Stockholders that they adopt this Agreement and approve the Merger pursuant to this Agreement (the “Parent Board Recommendation”). Except to the extent there is an Adverse Recommendation Change, Parent shall include in the Proxy a copy of the Parent Fairness Opinion and (subject to Section 4.5(a)) the Parent Board Recommendation. Notwithstanding anything in this Agreement to the contrary, Parent may postpone or adjourn the Parent Stockholder Meeting (A) after consultation with Nutex, to solicit additional proxies for the purpose of obtaining the Parent Stockholder Approval, (B) for the absence of quorum, (C) to allow reasonable additional time for the filing and/or mailing of any supplemental or amended

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disclosure that Parent has determined after consultation with outside legal counsel is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Parent Stockholders prior to the Parent Stockholder Meeting and (D) if Parent has delivered any notice contemplated by Section 4.5(a). Except to the extent there is an Adverse Recommendation Change, Parent shall use its reasonable best efforts to solicit its stockholders to obtain the Parent Stockholder Approval.

4.11.  Parent Stockholder Approval. As of the Signing Date, the Parent Board has adopted resolutions approving this Agreement and the transactions contemplated by this Agreement on substantially the terms and conditions set forth in this Agreement, and directing that this Agreement and the other transactions contemplated by this Agreement, on such terms and conditions, be submitted to the holders of Capital Stock of Parent entitled to vote thereon (the “Parent Stockholders”) for their consideration at a special meeting (the “Parent Stockholder Meeting”). Subject to timely receipt from Nutex and the Nutex Subsidiaries of financial and other information necessary or advisable for inclusion in the Proxy in accordance with the SEC’s disclosure requirements and assuming clearance of the Proxy as set forth in Section 4.10(a) hereof, Parent will take, in accordance with the federal securities Laws and its Organizational Documents, including the Parent Certificate of Incorporation and bylaws, all action necessary to (i) duly call and give notice of the Parent Stockholder Meeting as soon as practicable, and (ii) duly convene and hold the Parent Stockholder Meeting on or about the anticipated Closing Date but in no event later than thirty (30) calendar days following the date Parent sends notice of the Parent Stockholder Meeting to the Parent Stockholders (with any and all adjournments to occur within such period), to consider and vote upon the adoption of this Agreement and approval of the other transactions contemplated by this Agreement as well as any other such matters. The Parent Board shall (a) recommend to the Parent Stockholders that they adopt this Agreement at the Parent Stockholder Meeting and (b) use its reasonable best efforts to obtain from the Parent Stockholders the approval of a proposal to adopt this Agreement at the Parent Stockholder Meeting and to appoint the New Nutex Directors to the Parent Board, effective as of the Closing (the “Parent Stockholder Approval”). Parent and Nutex shall jointly prepare the Parent Stockholder Meeting materials in conjunction with obtaining the Parent Stockholder Approval. Parent shall submit this Agreement to the Parent Stockholders at the Parent Stockholder Meeting even if the Parent Board shall have withdrawn, modified or qualified its recommendation, unless this Agreement has been terminated in accordance with its terms. As soon as reasonable practicable after the Parent Stockholder Meeting, Parent shall deliver to Nutex a certificate of an authorized officer of Parent certifying as to the number of shares of Parent Capital Stock voted and Parent Stockholders voting in favor of, voting against, or abstaining from voting on the transactions contemplated herein and the terms of this Agreement, at the Parent Stockholder Meeting.

4.12.  Updated Schedules. Five (5) Business Days prior to the Closing Date, either Parent and Merger Sub or Nutex, as applicable, may supplement or amend such Party’s disclosure schedules, as applicable, with respect to any event, condition, fact or circumstance that first arises after the Signing Date, that would cause or constitute an inaccuracy in, or breach of, any representation or warranty in this Agreement to which such disclosure schedule relates. The Person supplementing or amending its disclosure schedules (the “Disclosing Party”) shall deliver a copy of the amendment or supplement, which shall clearly identify and highlight the relevant changes to such disclosure schedules (the “Supplemental Disclosure”) to Nutex, if Parent and Merger Sub are the Disclosing Party, or to Parent, if Nutex is the Disclosing Party (in each case,

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the “Receiving Party”). The Receiving Party shall have three (3) Business Days after receipt of such Supplemental Disclosure (the “Termination Period”) in which to review the Supplemental Disclosure. If a Supplemental Disclosure discloses facts that would constitute a breach of the Disclosing Party’s representations and warranties hereunder and such breach would reasonably be expected to result in the failure of the condition to Closing specified in Section 9.2, if Nutex is the Disclosing Party, or Section 9.1, if Parent and Merger Sub are the Disclosing Party, to be satisfied at the Closing, then Parent and Merger Sub, if Nutex is the Disclosing Party, or Nutex, if Parent and Merger Sub are the Disclosing Party, may terminate this Agreement by delivering a written notice of termination to the other Parties in accordance with ARTICLE XI prior to the expiration of the Termination Period (which termination notice shall specify the representation or warranty breached, identify the specific facts in the Supplemental Disclosure that constitute the breach and describe why the failure of the condition to Closing would reasonably be expected to occur). If a notice of termination is not received with respect to any Supplemental Disclosure within the Termination Period, the Receiving Party will be deemed to have waived its right to terminate with respect to such Supplemental Disclosure and the relevant Schedule will be deemed to be amended and supplemented as described in the Supplemental Disclosure as of the date hereof for the purposes hereunder. Notwithstanding anything to the contrary contained in this Section 4.12, the Parties agree that any equity adjustment pursuant to Section 4.17 shall not be considered a Supplemental Disclosure.

4.13.  Listing Application. Parent shall use commercially reasonable efforts to cause the Parent Common Stock to be eligible for listing on Nasdaq, conditioned on consummation of the Merger and following the Effective Time, under the trading symbol “NUTX”.

4.14.  Parent Name Change. Immediately following the Closing, Parent shall amend its Certificate of Incorporation pursuant to the filing of the A&R Certificate of Incorporation with the Secretary of State of the State of Delaware and shall file all other necessary documents to change its legal name to “Nutex Health Inc.”.

4.15.  Post-Closing Parent Governance.

(a)  At Closing, all directors and officers of Parent and each Parent Subsidiary shall resign as directors and officers except as otherwise contemplated pursuant to this Section 4.15.

(b)  Unless otherwise agreed by Parent and Nutex in writing prior to the Effective Time, the persons designated by Parent and Nutex, respectively, as set forth on Annex C-2 under the heading “Directors”, including the New Nutex Directors, shall be the directors of Parent and each Parent Subsidiary from and after the Effective Time, each serving until the earlier of his or her resignation or removal or until his or her successor is duly elected.

(c)  On or promptly following the Effective Time, the officers of Parent and the officers of each Parent Subsidiary shall consist of the persons set forth on Annex C-2under the heading “Officers”, each serving until the earlier of his or her resignation or removal or until his or her successor is duly elected and qualified. The duties, powers and responsibilities of such officers of Parent shall be as set forth in the Organizational

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Documents of Parent and the duties, powers and responsibilities of each Parent Subsidiary shall be as set forth in the Organizational Documents of such Parent Subsidiary, as the same may be amended.

4.16.  Nutex Managing Member and Nutex Member Approval. As of the Signing Date, the initial sole member of Nutex and the Nutex Manager have adopted resolutions approving this Agreement and the transactions contemplated by this Agreement on substantially the terms and conditions set forth in this Agreement. Pursuant to their execution of the Contribution Agreement, subject to Section 4.17 below, the Nutex Owners have: (a) determined that it is in the best interests of Nutex and the Nutex Owners, and declared it advisable, to enter into this Agreement and the other Transaction Documents and consummate the transactions contemplated hereby and thereby; and (b) voted in favor of this Agreement and the Merger (the “Nutex Member Approval”).

4.17.  Nutex Equity Adjustment.

(a)  Pursuant to the Contribution Agreements, the parties thereto have acknowledged and agreed that the equity consideration described therein to be issued to the Nutex Owners, as applicable, was determined based on the applicable Nutex Subsidiary’s internally prepared financial information for the twelve months ended September 30, 2021 as available on the date of this Agreement (the “Preliminary Financial Information”) and set forth on the exhibits attached thereto. The parties thereto further acknowledged and agreed that such Preliminary Financial Information will be supplemented by Nutex’s preliminary unaudited financial information as of, and for the trailing 12-month period ended, September 30, 2021 which is subject to standard review by Nutex’s independent outside auditors which is expected to be complete on or about January 15, 2022 (such reviewed financial information being referred to herein as the “Updated Financial Information”). In connection therewith, the parties thereto have acknowledged and agreed that (a) to the extent that the Updated Financial Information results in adjustments or revisions to the Preliminary Financial Information and (b) such adjustments or revisions cause increases or decreases with respect to any individual Nutex Owner’s equity consideration described therein by more than ten percent (10%) as provided in the applicable Contribution Agreement, then the Nutex Representative shall provide written notice of such proposed change in such Nutex Owner’s equity consideration to such Nutex Owner(s) within ten (10) days of the receipt by the Nutex Representative of the Updated Financial Information (such notice, an “Equity Consideration Adjustment Notice”). Each such Nutex Owner who receives an Equity Consideration Adjustment Notice shall have ten (10) days after receipt of the Equity Consideration Adjustment Notice to, by written notice to the Nutex Representative, (i) elect to proceed with the consummation of the transactions contemplated by the applicable Contribution Agreement and this Agreement, in which case, (x) such Nutex Owner shall continue to be party and subject to and bound by all of the terms and provisions provided in the Contribution Agreement and (y) such Nutex Owner’s final equity consideration described in the Contribution Agreement shall be updated based on the Updated Financial Information pursuant to the terms thereof (such notice, an “Opt-in Notice”), or (ii) elect to terminate such Nutex Owner’s participation in the transactions contemplated by the applicable Contribution Agreement and this Agreement, in which case such Nutex Owner

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shall have no further rights or obligations in connection with the Contribution Agreement (other than as specifically set forth therein), this Agreement or the transactions contemplated hereby or thereby (such notice, an “Opt-out Notice”). Additionally, to the extent that the applicable Nutex Subsidiary has any Debt outstanding at or immediately prior to the Closing, the aggregate Membership Interests issued to the applicable Nutex Owners at the consummation of the Contribution Transaction and the corresponding Merger Consideration shall be adjusted at the Closing downwards, pro-rata among such Nutex Owners based on such Nutex Owner’s Membership Interests (as defined in the applicable Contribution Agreement), on a dollar for dollar basis based on the aggregate Debt outstanding pursuant to the terms of the applicable Contribution Agreement. Prior to the Closing, after receipt of the Opt-in Notices and the Opt-out Notices, the Nutex Representative shall provide an updated Section 7.3(a) of the Nutex Disclosure Schedule, as applicable, to the Parent in connection with the equity adjustments contemplated by this Section 4.17(a) and an updated list of Nutex Owners and updated Annex B.

(b)  The Parties acknowledge and agree that notwithstanding anything to the contrary in this Agreement, at any time prior to the Closing, Nutex may incur additional Debt (collectively, if any, the “New Nutex Debt”) in order to redeem a portion of the outstanding Nutex Membership Interests (in each case, a “Nutex Redemption”). As a result of any Nutex Redemption the Exchange Ratio may increase in accordance with Section 3.1.(a). Prior to the Closing, if any Nutex Redemptions occur, the Nutex Representative shall provide an updated Section 7.3(a) of the Nutex Disclosure Schedule, as applicable, to the Parent in connection with the equity adjustments contemplated by this Section 4.17(b) and an updated list of Nutex Owners and updated Annex B.

4.18.  NH Obligations. NH hereby absolutely, unconditionally and irrevocably guarantees, as principal and not as a surety, to and for the benefit of Parent and Merger Sub, the prompt and complete payment in full as and when payable by Nutex of any and all amounts payable by Nutex pursuant to the terms of or in connection with this Agreement (such payment obligations, the “Obligations”), including, without limitation, payment obligations under this Article IV and payments in respect of damages for any breach of contract claim hereunder and damages as a result of the breach hereof. If for any reason Nutex shall fail to promptly and fully pay any Obligation as and when due and payable, NH shall pay or cause to be paid such Obligation to or as directed by Parent within five (5) Business Days after receiving written notice from the Parent. This guaranty shall terminate upon the earlier of (i) the Closing Date or (ii) the fulfillment of NH of the Obligations

4.19.  MHH. MHH agrees that, for purposes of Sections 4.2, 4.3, 4.5(b), 4.6, 4.7, 4.9 and 4.10, the term “Nutex” shall be deemed to include MHH and MHH agrees to adhere to the covenants, agreements and obligations applicable to Nutex as covenants, agreements and obligations of MHH; provided, however, that such obligations of MHH under Sections 4.2, 4.3, 4.5(b), 4.6, 4.7, 4.9 and 4.10 shall not apply with respect to any action taken by any Nutex Subsidiary that is not a MHH Controlled Affiliate or any individual physician who is not otherwise under the direction of MHH or any MHH Controlled Affiliate.

4.20.  Nutex Real Estate Guarantees. Nutex shall use its commercially reasonable efforts to, and shall cause the Nutex Subsidiaries to use their commercially reasonable efforts to,

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as applicable, terminate the Nutex Real Estate Guarantees prior to or in connection with the Closing. The Contribution Agreements shall provide that the physician owners shall agree to indemnify the applicable Nutex Subsidiary against any claim against the Nutex Real Estate Guarantees.

4.21.  Nutex Additional Financial Statements.

(a)  On or prior to December 31, 2021, Nutex shall deliver to Parent the audited consolidated balance sheets, and the related consolidated statements of operations, changes in members’ equity and cash flows, of Nutex and the Nutex Subsidiaries as of and for the years ended December 31, 2019, and December 31, 2020; and

(b)  On or prior to January 15, 2022, Nutex shall deliver to Parent the unaudited consolidated balance sheet of Nutex and the Nutex Subsidiaries as of the Nutex Balance Sheet Date, and the related unaudited consolidated statements of operations, changes in members’ equity and cash flows, of Nutex and the Nutex Subsidiaries for the nine-month period ended on the Nutex Balance Sheet Date ((a) and (b) collectively, the “Nutex Additional Financial Statements”).

Article V
Closing Deliveries

5.1.  Closing Deliveries by Parent and Merger Sub. At the Closing, upon the terms and subject to the conditions of this Agreement, Parent and Merger Sub shall deliver, or cause to be delivered, to Nutex the following items, duly executed by Parent and its Affiliates, as applicable, all of which shall be in form and substance reasonably acceptable to Nutex.

(a)  Parent Secretary’s Certificate. A certificate of the secretary of Parent, duly executed and dated as of the Closing Date, attaching and certifying as to (i) true, correct and complete copies of the Organizational Documents of Parent and the Parent Subsidiaries, including the Parent Certificate of Incorporation and bylaws, in each case, as in effect as of the Closing Date, (ii) resolutions of the Parent’s Board authorizing the execution, delivery and performance of this Agreement and of all other Transaction Documents, including the requisite amendments to Parent’s Certificate of Incorporation, and authorizing and approving the transactions contemplated herein and therein, including the Merger, (iii) the Parent Stockholder Approval and (iv) the incumbency of Parent’s officers executing this Agreement and all other Transaction Documents.

(b)  Parent Closing Certificate. A certificate of an officer of Parent, duly executed and dated as of the Closing Date, certifying on behalf of Parent and Merger Sub that the conditions to Closing set forth in Sections 9.1(a), 9.1(b) and 9.1(c) have been fulfilled;

(c)  Certificates of Good Standing. A certificate, dated within ten (10) days of the Closing Date, from the Secretary of State of the State of Delaware or other applicable organizational jurisdiction as to each of Parent’s and the Parent Subsidiaries’ existence and good standing and payment of all applicable franchise Taxes, and the Secretary of State of each state in which Parent and each Parent Subsidiary is qualified to do business as a

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foreign Entity, as to Parent’s and the Parent Subsidiaries’ existence and good standing and payment of all applicable franchise Taxes.

(d)  Capitalization Certificate. The Capitalization Certificate, duly executed by an officer of Parent.

(e)  Lock-Up Agreements. The Lock-Up Agreements, duly executed by Parent.

(f)  Amended and Restated Certificate of Incorporation. The A&R Certificate of Incorporation, duly adopted by the Parent Stockholders and the Parent Board, which shall be filed with the Secretary of State of the State of Delaware promptly after the Closing.

(g)  A&R LLC Agreement. The A&R LLC Agreement, duly executed by Parent.

(h)  Resignations. Written resignations, duly executed and dated effective as of the Closing Date, of each of the directors and officers of Parent not listed on Annex C-2 at least five (5) Business Days before the Closing Date.

(i)  Management Services Agreement. The Management Services Agreements, duly executed by Parent.

(j)  Registration Rights Agreement. A counterpart of the Registration Rights Agreement, duly executed by Parent.

(k)  Listing. Documentation, in form and substance, reasonably satisfactory to Nutex, evidencing the completion of the actions required in Section 4.13.

(l)  Other Documents. Such other documents and instruments as Nutex may reasonably request and which are deemed by Nutex to be necessary to effect the transactions contemplated herein, including the Merger.

5.2.  Closing Deliveries by Nutex. At the Closing, upon the terms and subject to the conditions of this Agreement, Nutex shall deliver, or cause to be delivered, to Parent the following items, duly executed by Nutex and its Affiliates, as applicable, all of which shall be in form and substance reasonably acceptable to Parent.

(a)  Nutex Officer’s Certificate. A certificate of an officer of Nutex, duly executed and dated as of the Closing Date, certifying as to (i) true, correct and complete copies of the Organizational Documents of Nutex and the Nutex Subsidiaries, including the certificate of formation and limited liability company agreement of Nutex, in each case as in effect as of the Closing Date, (ii) resolutions of the Nutex Managing Member authorizing the execution, delivery and performance of this Agreement and of all other Transaction Documents and authorizing and approving the transactions contemplated herein and therein, including the Merger and (iii) the incumbency of the officers of Nutex executing this Agreement and all other Transaction Documents.

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(b)  Nutex Closing Certificate. A certificate of the Nutex Manager, duly executed and dated as of the Closing Date, certifying on behalf of Nutex that the conditions to Closing set forth in Sections 9.2(a), 9.2(b) and 9.2(c) have been fulfilled.

(c)  Certificates of Good Standing. A certificate, dated within ten (10) days of the Closing Date, from the Secretary of State of the State of Delaware or other applicable organizational jurisdiction as to each of Nutex’s and Nutex Subsidiaries’ existence and good standing and payment of all applicable franchise Taxes, and the Secretary of State of each state in which Nutex and each Nutex Subsidiary is qualified to do business as a foreign Entity, as to Nutex’s and Nutex’s Subsidiaries’ existence and good standing and payment of all applicable franchise Taxes.

(d)  Certificate of Merger. The Certificate of Merger, duly executed by Nutex, which shall be filed with the Secretary of State of the State of Delaware promptly after the Closing in accordance with Section 2.3.

(e)  Consideration Spreadsheet. The Consideration Spreadsheet, duly executed by the Nutex Manager.

(f)  Lock-Up Agreements. The Lock-Up Agreements, duly executed by the Nutex Members.

(g)  Management Services Agreement. The Management Services Agreements, duly executed by each of the Nutex Subsidiaries.

(h)  Registration Rights Agreement. A counterpart of the Registration Rights Agreement, duly executed by the Nutex Representative.

(i)  Other Documents. Such other documents and instruments as Parent may reasonably request and which are deemed by Parent to be necessary to effect the transactions contemplated herein, including the Merger.

Article VI
Representations and Warranties of Parent and Merger Sub

Except as set forth in the sections of the disclosure schedule (the “Parent Disclosure Schedule”) (each of which qualifies (a) the correspondingly numbered representation, warranty or covenant if specified therein, and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on its face) or in the SEC Reports filed or furnished by Parent prior to the date hereof (excluding any disclosures in such SEC Reports under the headings “Risk Factors”, “Forward Looking Statements” or “Qualitative Disclosures About Market Risk” and other disclosures that are predictive, cautionary or forward looking in nature), Parent and Merger Sub hereby, jointly and severally, represent and warrant to Nutex that, as of the Signing Date and as of the Closing Date (other than representations and warranties that speak as of another specific date or time):

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6.1.  Organization and Qualification. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Clinigence Health, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Clinigence LLC is a limited liability company duly organized and in good standing under the laws of the State of Georgia. Clinigence India is a corporation duly organized, validly existing and in good standing under the laws of India. AHP Health Management Services, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Accountable Healthcare America, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Procare Health, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Each of Parent and its Subsidiaries has all requisite corporate or limited liability company power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Parent and its Subsidiaries is duly qualified or licensed as a foreign corporation (and, as of the Closing Date will be duly qualified as a foreign corporation) to conduct business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary or where the failure to so qualify would not reasonably be expected to result in a Parent Material Adverse Effect. Parent has provided to Nutex true, correct and complete copies of the Organizational Documents of Parent and each Parent Subsidiary, each as amended prior to the execution of this Agreement, and each as made available to Nutex is in full force and effect, and neither Parent nor any Parent Subsidiary is in violation of any of the provisions of such Organizational Documents.

6.2.  Authority; Capacity. Each of Parent and Merger Sub has all necessary power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated herein and therein, including the Merger. The execution and delivery of this Agreement and the other Transaction Documents to which it is a party and the consummation by Parent and Merger Sub of the transactions contemplated herein and therein, including the Merger, have been, duly and validly authorized and approved by all requisite actions and no other corporate or other proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Merger, except for the Parent Stockholder Approval which shall be obtained prior to the Closing in accordance with Section 4.11 of this Agreement. This Agreement has been and, at Closing, the other Transaction Documents to which it is a party will be, duly and validly executed and delivered by Parent and Merger Sub. This Agreement constitutes and, at Closing, together with the other Transaction Documents to which it is a party, will constitute the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors’ rights generally and by the availability of equitable remedies and defenses.

6.3.  Capitalization; Ownership of Parent; Debt.

(a)  The authorized capital stock of Parent consists of 800,000,000 shares of Parent Common Stock and 100,000,000 Preferred Shares. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued in accordance with

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the Certificate of Incorporation and are fully paid and non-assessable, and have been issued in compliance with all applicable Laws and are not subject to any pre-emptive rights. As of the date hereof, there are 48,071,225 issued and outstanding shares of Parent Common Stock and no preferred stock issued or outstanding of Parent. As of the date of this Agreement, there are outstanding warrants to purchase 12,369,263 shares of Parent Common Stock and convertible promissory notes convertible into 3,706,694 shares of Parent Common Stock. No bonds, debentures, notes or other instruments or evidence of indebtedness having the right to vote (or convertible into, or exercisable or exchangeable for, securities having the right to vote) on any matters on which the Parent Stockholders may vote are issued or outstanding. As of the date hereof, there are issued and outstanding, unexercised options for the purchase of 2,965,431 shares of Parent Common Stock, issued pursuant to the 2019 Omnibus Equity Incentive Plan and associated award agreements. At Closing, any outstanding options held by Parent employees, officers and directors shall be exercisable for such period of time as provided in the associated award agreement and the 2019 Omnibus Equity Incentive Plan. At Closing, any and all contractual or similar obligations payable to Parent directors from Parent or its Affiliates, or otherwise owing to such Parent directors as a result of their past, present and future services as Parent directors, shall have been released.

(b)  Subject to receipt of the Parent Stockholder Approval, the Parent Shares to be issued pursuant to this Agreement will be duly authorized and when issued and delivered pursuant to this Agreement in accordance with the terms hereof, will be validly issued, fully paid and non-assessable, and will be free of any liens or restrictions on transfer other than under this Agreement, the Registration Rights Agreement, the Parent Certificate of Incorporation and bylaws and under applicable state and federal securities Laws.

(c)  Section 6.3(c) of the Parent Disclosure Schedule sets forth the authorized and outstanding capital stock or other equity interests of each of the Parent Subsidiaries, including the names of the holders of all of such issued and outstanding capital stock and other equity interests and the number of shares and series or class of capital stock or other equity interests so owned. Each share of the capital stock or other equity interest of the Parent Subsidiaries is duly and validly authorized and issued, fully paid and non-assessable, and was not issued in violation of any preemptive rights of any stockholder, member or other equity holder of any Parent Subsidiary. All of the issued and outstanding shares of capital stock or equity interests of the Parent Subsidiaries have been issued in accordance with all applicable federal and state securities Laws and are free and clear of all Encumbrances, other than Encumbrances arising pursuant to the Organizational Documents of the Parent Subsidiaries (all of which have been waived to the extent that they might affect the consummation of the Merger or the other transactions contemplated herein) and restrictions on transfer under applicable securities Laws.

(d)  Except as set forth in Section 6.3(d) of the Parent Disclosure Schedule, there are no (i) outstanding securities of Parent or its Subsidiaries convertible into or exchangeable for any Capital Stock or securities of Parent or any of its Subsidiaries; (ii) preemptive, registration or similar rights on the part of any holder of any class of securities of Parent or any of its Subsidiaries; (iii) subscriptions, options, warrants, conversion, exchange or other rights, agreements or commitments of any kind relating to or obligating

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Parent or any of its Subsidiaries to issue, sell, purchase or redeem, or cause to be issued, sold, purchased or redeemed, any shares of capital stock or other equity interest of Parent or any of its Subsidiaries or any securities convertible into or exchangeable for any such securities; (iv) other than this Agreement, stockholder agreements, buy-sell agreements, voting agreements, voting trusts or other agreements or understandings relating to the voting, purchase, transfer, redemption or other acquisition of any shares of the Capital Stock of Parent or any of its Subsidiaries; or (v) unpaid dividends or other distributions, whether current or accumulated, due or payable on any of the Capital Stock of Parent or any of its Subsidiaries. Neither Parent nor any of its Subsidiaries is obligated to redeem or otherwise acquire any of its outstanding shares of Capital Stock, and the consummation of the transactions contemplated herein, including the Merger, will not trigger any such obligation.

(e)  Section 6.3(e) of the Parent Disclosure Schedule sets forth as of the Signing Date a true and complete list of all Debt of Parent and each of its Subsidiaries that exceeds $100,000 individually or $250,000 in the aggregate, including the number of shares of Parent or its Subsidiaries into which such Debt is convertible, as applicable.

6.4.  No Conflicts; Required Consents.

(a)  Other than the filings required in connection with the HSR Act, the Parent Stockholder Approval and those Consents set forth in Section 6.4of the Parent Disclosure Schedule, no material Consents are required with respect to Parent’s or Merger Sub’s execution and delivery of this Agreement or the other Transaction Documents and the consummation of the transactions contemplated herein and therein, including the Merger. The execution, delivery and performance of this Agreement and the other Transaction Documents by Parent and Merger Sub do not and will not, with or without notice or lapse of time:

(i)  conflict with, contravene or violate the Organizational Documents of Parent or any Parent Subsidiary;

(ii)  conflict with, contravene, result of any breach of or violate any Law applicable to Parent or any of its Subsidiaries or by which the Parent Assets or any other property or Asset of Parent or any of its Subsidiaries is bound or affected;

(iii)  assuming the Consents listed in Section 6.4 of the Parent Disclosure Schedule are obtained, conflict with, contravene, result in any breach or violation of or constitute a default under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on the Parent Assets or the Assets of Parent or any of Parent’s Subsidiaries pursuant to any Contract or Governmental Approval; or

(iv)  require Parent or any of its Subsidiaries to obtain any Consent of, or make or deliver any filing or notice to, a Governmental Authority.

(b)  The Parent Stockholder Approval is the only vote or approval required of the holders of any class or series of Parent capital stock that shall be necessary to adopt this

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Agreement and to consummate the transactions contemplated hereby, including the Merger.

6.5.  Subsidiaries. Except as set forth on Section 6.5 of the Parent Disclosure Schedule, Parent does not, directly or indirectly, own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any Entity and none of the Parent Subsidiaries, directly or indirectly, owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any Entity. Since the date of its formation, Merger Sub has not engaged in any business activities or conducted any operations, nor will Merger Sub prior to the Closing Date engage in any business activities or conduct any operations other than in connection with the transactions contemplated by this Agreement. At the Effective Time, Merger Sub will not have any assets, Liabilities or obligations other than those contemplated by this Agreement.

6.6.  Financial Statements. All of Parent’s financial statements (including any audited or unaudited financial statements and any notes thereto or schedules included therein) set forth in its annual report on Form 10-K filed with the SEC on April 5, 2021, its current report on Form 8-K/A filed on May 21, 2021, and in its quarterly reports filed with the SEC on Form 10-Q on May 24, 2021, August 16, 2021 and November 15, 2021 (collectively, the “Parent Financial Statements”):

(i)  are consistent in all material respects with the Books and Records of Parent and its Subsidiaries;

(ii)  present fairly in all material respects the consolidated financial condition of Parent and its Subsidiaries as of the respective dates thereof and the results of operations, changes in stockholders’ equity and cash flows of Parent and its Subsidiaries for the periods covered thereby; and

(iii)  have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered; provided, however, that the unaudited financial statements of Parent are subject in all respects to year-end adjustments and do not contain all footnotes and schedules required in audited financial statements, none of which, individually or in the aggregate, are material.

6.7.  Absence of Undisclosed Liabilities. Neither Parent nor any of its Subsidiaries has any Liabilities other than:

(i)  those set forth in the unaudited consolidated balance sheets (the “Parent Interim Balance Sheet”), and the related unaudited consolidated statements of operations, changes in stockholders’ equity and cash flows, of Parent included in Parent’s quarterly report filed with the SEC on Form 10-Q on November 15, 2021 (the “Parent Balance Sheet Date”);

(ii)  those incurred in the Ordinary Course of Business and not required to be set forth in the Parent Interim Balance Sheet under GAAP and not in excess of an aggregate amount of $100,000;

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(iii)  the Debt listed in Section 6.3(e) of the Parent Disclosure Schedule;

(iv)  those incurred in the Ordinary Course of Business after the Parent Balance Sheet Date;

(v)  those incurred in connection with the execution of any of the Transaction Documents; or

(vi)  those which would otherwise not be expected to result in a Parent Material Adverse Effect.

6.8.  Absence of Changes. Except as set forth in Section 6.8 of the Parent Disclosure Schedule, since the Parent Balance Sheet Date, except as expressly contemplated by this Agreement, (i) Parent and its Subsidiaries have conducted the Parent Business in the Ordinary Course of Business, (ii) no event or circumstance has occurred that has had or is likely to have a Parent Material Adverse Effect, and (iii) neither Parent nor any of its Subsidiaries has:

(a)  Entered into any commitment or transaction in excess of $100,000 or any commitment or transaction not in the Ordinary Course of Business;

(b)  Entered into any transaction with its officers, directors, managers, stockholders, members, partners, equityholders or their Affiliates;

(c)  Amended or otherwise modified the material terms of any Parent Material Contract or Governmental Approval;

(d)  Commenced a Proceeding other than for the routine collection of bills or settled any Proceeding or settled a Proceeding;

(e)  Incurred any Debt or guaranteed any Debt or issued or sold any debt securities or guaranteed any debt securities of others other than in the Ordinary Course of Business;

(f)  Taken any action or failed to take any action that would reasonably be expected to cause or result in a Parent Material Adverse Effect; or

(g)  Entered into any contract or agree, in writing or otherwise, to take any of the actions described above in this Section 6.8, or any action that would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

6.9.  Material Contracts.

(a)  Section 6.9 of the Parent Disclosure Schedule provides a true and complete list of each of the following Contracts to which Parent or any of its Subsidiaries is party or by which Parent or any of its Subsidiaries or any of its or their respective assets or properties are bound (collectively, the “Parent Material Contracts”):

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(i)  All leases for real property used by Parent or any of its Subsidiaries and all leases of personal property and any Contract affecting any right, title or interest in or to real property;

(ii)  All Contracts with Persons who are Service Providers;

(iii)  Any Contract involving financing or borrowing of money, or evidencing Debt; any liability for borrowed money; any letters of credit; any obligation for the deferred purchase price of property in excess of $100,000; or guaranteeing in any way any Contract or Debt in connection with any Person;

(iv)  Any joint venture, partnership, cooperative arrangement or any other Contract involving a sharing of profits;

(v)  Any Contract with any Governmental Authority;

(vi)  Any Contract with respect to the discharge, storage or removal of effluent, waste or pollutants;

(vii)  Any Contract for the purchase or sale of any Parent Assets or assets of or any of its Subsidiaries other than in the Ordinary Course of Business or for the option or preferential rights to purchase or sell any Parent Assets or assets of or any of its Subsidiaries;

(viii)  Any Contract containing covenants not to compete in any line of business or with any Person in any geographical area or that would otherwise result in Parent or any of its Subsidiaries being bound by, or subject to, any non-compete or other restriction on the operation or scope of its businesses, including the Parent Business;

(ix)  Any Contract related to the acquisition of a business or the equity of any other Entity or the sale of Parent or any of its Subsidiaries or any of the Parent Assets or any assets of any of its Subsidiaries;

(x)  Any other Contract which (i) provides for payment or performance by either party thereto having an aggregate value of $100,000 or more; (ii) is not terminable without payment or penalty on thirty (30) days (or less) notice; or (iii) is between, inter alia, Parent or any of its Subsidiaries, on the one hand, and an Affiliate thereof, including any Parent Stockholder, or any current or former director, officer, stockholder, equity holder, or employee of Parent or its Subsidiaries or any immediate family member or Affiliate of any of the foregoing, on the other hand; and

(xi)  Any proposed arrangement of a type that, if entered into, would be a Contract described in any of Section 6.9(a)(i) through 6.9(a)(x) above.

(b)  True and complete copies of each written Parent Material Contract and true and complete written summaries of each oral Parent Material Contract (including all

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amendments, supplements, modifications and waivers thereto) have been provided to Nutex by Parent.

(c)  Each Parent Material Contract is currently valid, in full force and effect, and is enforceable by Parent or its Subsidiaries, as applicable, in accordance with its terms.

(d)  Neither Parent nor any of its Subsidiaries is in default, and no party has notified Parent or any of its Subsidiaries in writing that Parent or any of its Subsidiaries is in default, under any Parent Material Contract. No event has occurred, and no circumstance or condition exists, that might, with or without notice or lapse of time:

(i)  result in a violation or breach of any of the material provisions of any Parent Material Contract;

(ii)  give any Person the right to declare a default or exercise any remedy under any Parent Material Contract;

(iii)  give any Person the right to accelerate the maturity or performance of any Parent Material Contract or to cancel, terminate or modify any Parent Material Contract; or

(iv)  otherwise have a Parent Material Adverse Effect in connection with any Parent Material Contract.

(e)  Neither Parent nor any of its Subsidiaries has waived any of its rights under any Parent Material Contract.

(f)  The performance of the Parent Material Contracts will not result in any violation of or failure by Parent or any of its Subsidiaries to comply in all material respects with any Law.

(g)  The Parent Material Contracts constitute all of the material Contracts necessary to enable Parent and its Subsidiaries to conduct the Parent Business in the manner in which such Parent Business is currently being conducted in all material respects.

6.10.  Title and Sufficiency of Assets. Parent or its Subsidiaries has good and marketable title to or, in the case of leased property and assets, has valid and enforceable leasehold interests in, all of the Assets and properties reasonably necessary for the conduct of the Parent Business as presently conducted, in each case, free and clear of all Encumbrances, other than Permitted Encumbrances. No Assets, licenses or other rights that are used in the Parent Business are held by any Affiliate of Parent or Merger Sub, including any Parent Stockholder, or any current or former director, officer, stockholder, equity holder, or employee of Parent or Merger Sub or any immediate family member or Affiliate of any of the foregoing.

6.11.  Leased Real Property.

(a)  Neither Parent nor any of its Subsidiaries owns or has ever owned any real property. Parent or its Subsidiaries have a valid and binding leasehold interest in each of

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the leased real properties (collectively, the “Parent Facilities”) listed in Section 6.11 of the Parent Disclosure Schedule, free and clear of any Encumbrances, except for Parent Facility Leases and Permitted Encumbrances. Each lease, including all amendments thereto (excluding subordination and non-disturbance agreements, which will be delivered to Nutex on or before Closing), evidencing such leased real property (the “Parent Facility Leases”) is also listed in Section 6.11 of the Parent Disclosure Schedule. Section 6.11 of the Parent Disclosure Schedule sets forth, in respect of each Parent Facility Lease, the date and name of the parties to such Parent Facility Lease. Parent or its Subsidiaries presently occupy each of the Parent Facilities free of any subleases, occupancy agreements, licenses, concessions or other similar agreements granting to any party or parties (other than Parent, its Subsidiaries or the applicable landlord) a right of use or occupancy of any portion of any Parent Facility. Parent’s or its Subsidiaries’ possession and quiet enjoyment of Parent Facilities under each of Parent Facility Leases has not been disturbed and there are no material disputes with respect to any of Parent Facility Leases. Each Parent Facility Lease is valid and in full force and effect, and, to Parent’s Knowledge, no default or event which with the giving of notice or the passage of time, or both, will constitute default has occurred under any Parent Facility Lease or been claimed to have occurred by either the landlord or the tenant thereunder. All Parent Facilities and tenant improvements located on or within such leased real property are adequate and suitable for the purposes for which they are currently being used and there are no deferred maintenance or repair items at any Parent Facility in excess of $100,000. No security deposit or portion thereof deposited with respect to any Parent Facility Lease has been applied in respect of a breach of or default under any of Parent Facility Leases that has not been re-deposited in full. Neither Parent nor any of its Subsidiaries owes and will not in the future owe any brokerage commissions or finder’s fees with respect to any of Parent Facility Leases. There are no material unsatisfied capital expenditure requirements or remodeling obligations of Parent or any of its Subsidiaries under any of Parent Facility Leases, other than ordinary maintenance and repair obligations. Neither Parent nor any of its Subsidiaries has assigned, transferred, sublet, or granted any person the right to use or occupy any of Parent Facilities arising under Parent Facility Leases or granted any other security interest in any Parent Facility Lease or any interest therein. Neither Parent nor any of its Subsidiaries has made any material modifications to Parent Facilities that will be required to be restored or otherwise removed at the expiration or termination of any Parent Facility Lease.

(b)  Neither Parent nor any of its Subsidiaries has any leasehold interest in any leased real property other than Parent Facilities. Prior to the Signing Date, Parent has provided Nutex with true, correct and complete copies of all Parent Facility Leases, including all amendments and supplements thereto. The Parent Facility Leases constitute all of the written and oral agreements of any kind for the leasing, rental, use or occupancy of leased real property to which Parent or any of its Subsidiaries is a party. The Parent Facility Leases are the result of bona fide arm’s length negotiations between the parties thereto. No delivery date of any Parent Facilities under any Parent Facility Leases has been accelerated and the premises not yet delivered.

(c)  To Parent’s Knowledge, neither Parent nor any of its Subsidiaries has received any written notice that its occupancy, use or the condition of any Parent Facility is in material violation of any Laws, zoning ordinances or land use restrictions. Each Parent

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Facility is in good and operable condition and repair and in material compliance with all Laws.

(d)  Parent does not know of any facts that would adversely affect the possession, use or occupancy of any of any leased real property or any Parent Facility. No portion of any leased real property nor any Parent Facility is currently subject to any condemnation proceedings, and, to the Knowledge of Parent, no condemnation or taking is threatened or contemplated.

6.12.  Intellectual Property.

(a)  Section 6.12 of the Parent Disclosure Schedule sets forth an accurate and complete list and description of all material (i) Registered Intellectual Property Rights owned or held by or on behalf of Parent or any of its Subsidiaries, and (ii) all trade and corporate names and all material unregistered trademarks and service marks owned or used by Parent or any of its Subsidiaries (collectively, the “Parent Registered Intellectual Property Rights”), specifying as to each such item: the name of the applicant/registrant and current owner, the jurisdictions by or in which each such Parent Registered Intellectual Property Right has been issued or registered or in which an application for such issuance or registration has been filed (or, for domain names, the applicable registrar), the respective registration or application numbers, the dates of issuance, registration or filing, and the prosecution status. Parent or its Subsidiaries are listed in the record of the appropriate Governmental Authority as the sole owner of each item of Parent Registered Intellectual Property Rights (except in the case of unregistered trademarks and service marks).

(b)  Each item of Parent Intellectual Property is owned solely by or is duly and validly licensed to Parent or its Subsidiaries for use in the manner currently used by Parent or its Subsidiaries in the conduct of the Parent Business, free and clear of any Encumbrances, except for non-exclusive licenses granted to end-user customers in the Ordinary Course of Business. Each item of Parent Intellectual Property owned by Parent or its Subsidiaries is valid, subsisting, in full force and effect and, to Parent’s Knowledge, none is involved in any interference, reexamination, cancellation, or opposition proceeding, or any other currently pending or threatened proceeding or claim challenging the ownership, use, validity or enforceability of any such item of Parent Intellectual Property. The Parent Intellectual Property constitutes all of the material Intellectual Property and Intellectual Property Rights used in or reasonably necessary for the conduct of the Parent Business.

(c)  No Person who has licensed Intellectual Property to Parent or any of its Subsidiaries has ownership rights or license rights to improvements made by Parent or any of its Subsidiaries in such Intellectual Property pursuant to the terms of such license. Neither Parent nor any of its Subsidiaries has transferred ownership of, or granted any exclusive license of or right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Intellectual Property Rights that are included in Parent Intellectual Property to any Person.

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(d)  All material registration, maintenance and renewal fees due and payable in connection with each item of Parent Registered Intellectual Property Rights have been paid and all documents and certificates necessary to maintain such Parent Registered Intellectual Property Rights have been timely filed with the relevant Governmental Authority, including the United States Patent and Trademark Office (the “PTO”), the U.S. Copyright Office, or their respective counterparts in any relevant foreign jurisdiction, as the case may be. To Parent’s Knowledge, there are no actions that must be taken by Parent or any of its Subsidiaries within one hundred and twenty (120) days following the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any responses to offices actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting, preserving or renewing any Parent Registered Intellectual Property Rights. Parent or its Subsidiaries has timely recorded an assignment of each Registered Intellectual Property Right assigned to Parent or any of its Subsidiaries, if any, with the relevant Governmental Authority, including the PTO, the U.S. Copyright Office or their respective counterparts in any relevant foreign jurisdiction, as the case may be. All Parent Registered Intellectual Property Rights were prosecuted and recorded in good faith and in compliance with all applicable rules, policies and procedures of any applicable Governmental Authority.

(e)  Parent and its Subsidiaries have taken commercially reasonable steps sufficient to maintain and protect the secrecy, confidentiality, value and Parent’s and its Subsidiaries’ rights in all Confidential Information and Trade Secrets of Parent and its Subsidiaries, respectively. Since December 31, 2012, neither Parent nor any of its Subsidiaries has received written notice of any misappropriation or unauthorized disclosure of any Trade Secret or Confidential Information related to the Parent Business, the Parent Assets or the assets of any of its Subsidiaries, or any violation or breach of obligations of confidentiality with respect to such, nor does Parent have Knowledge of any basis for such misappropriation, unauthorized disclosure, violation or breach.

(f)  The operation of the Parent Business does not infringe or misappropriate any Intellectual Property Rights of any Person, violate any right of any Person (including any right to privacy or publicity) or constitute unfair competition or trade practices under the laws of any jurisdiction. Neither Parent nor any of its Subsidiaries has received written notice from any Person claiming that such operation or any Parent Intellectual Property infringes or misappropriates any Intellectual Property Rights of any Person, violate any right of any Person (including any right to privacy or publicity) or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor does Parent have Knowledge of any basis therefor). Neither Parent nor any of its Subsidiaries incorporates or uses the content or images of any third party in any software or website owned or licensed by Parent or any of its Subsidiaries.

(g)  To Parent’s Knowledge, no Person is violating, infringing or misappropriating any Parent Intellectual Property. Neither Parent nor any of its Subsidiaries has made any such claims against any Person with respect to any Parent Intellectual Property, and neither Parent nor any of its Subsidiaries has invited any Person to take a license, authorization, covenant not to sue or the like with respect to any Parent Intellectual Property.

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(h)  There are no Proceedings to which Parent or any of its Subsidiaries is a party before any Governmental Authority (including before the PTO) anywhere in the world related to any of the Parent Intellectual Property, including any Parent Registered Intellectual Property Rights and, to Parent’s Knowledge, no such Proceedings are threatened.

(i)  No Parent Intellectual Property is subject to any Proceeding or any outstanding Order that restricts the use, transfer or licensing thereof by Parent or any of its Subsidiaries or that would reasonably be expected to adversely affect the validity, use or enforceability of such Parent Intellectual Property.

(j)  Neither this Agreement nor the consummation of the Merger will (i) result in any loss of, or give rise to a right to modify or terminate the right to use, any material Parent Intellectual Property, (ii) result in (x) Parent or any of its Subsidiaries granting to any Person any license, covenant not to sue, immunity or other right with respect to any Parent Intellectual Property, including any release of Parent Intellectual Property from escrow; (y) Parent, any of its Subsidiaries or any of their respective Affiliates being bound by, or subject to, any non-compete or other restriction on the operation or scope of their businesses, including the Parent Business; or (z) Parent, any of its Subsidiaries or any of their respective Affiliates being obligated to pay any royalties or other amounts to any Person.

(k)  No current or former Service Provider of Parent or any of its Subsidiaries: (i) is, to Parent’s Knowledge, in violation of any term or covenant of any employment contract, consulting contract, services contract, statement of work, patent disclosure agreement, invention assignment agreement, non-disclosure agreement, non-competition, non-solicitation agreement or any other contract or agreement with any other party by virtue of such Service Provider’s being employed by, retained or engaged by, or performing services for, Parent or any of its Subsidiaries; or (ii) to Parent’s Knowledge has developed any technology, software or other copyrightable, patentable, or otherwise proprietary work for Parent or any of its Subsidiaries that is subject to any agreement executed prior to the termination of such Service Provider’s employment or other service to Parent or any of its Subsidiaries (or executed after the termination of such Service Provider’s employment or other service to Parent or any of its Subsidiaries) under which such Service Provider has assigned or otherwise granted to any third party any rights (including any Intellectual Property Rights) in or to such technology, software or other copyrightable, patentable or otherwise proprietary work.

(l)  Parent and its Subsidiaries have taken commercially reasonable steps to preserve and maintain all the interests and proprietary rights of Parent and its Subsidiaries in, to and under the Parent Intellectual Property.

(m)  Neither Parent nor any of its Subsidiaries has (i) licensed any of the software included in any Parent Intellectual Property in source code form to any Person, or (ii) entered into any escrow agreements with respect to any such software. No event has occurred, and no circumstances or conditions exist, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, result in the disclosure or delivery

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by Parent or any of its Subsidiaries (or any Person acting on behalf of Parent or any of its Subsidiaries) of any source code included in any Parent Intellectual Property, other than pursuant to agreements with Service Providers engaged in development activities for Parent or any of its Subsidiaries in the Ordinary Course of Business.

6.13.  Service Providers.

(a)  Service Providers and Contracts. Except as set forth on Section 6.13(a) of the Parent Disclosure Schedule, no Service Provider of Parent or any of its Subsidiaries has been granted the right to continued employment by Parent or any of its Subsidiaries, as applicable, or to any compensation following termination of employment with Parent or any of its Subsidiaries. Parent does not have any Knowledge that any Service Provider of Parent or any of its Subsidiaries intends to terminate his or her employment or other engagement with Parent or any of its Subsidiaries, nor does Parent or any of its Subsidiaries have a present intention as of the date hereof to terminate the employment or engagement of any Service Provider.

(b)  Compensation. Parent has made available to Nutex an accurate, correct and complete list of all:

(i)  current Service Providers of Parent and its Subsidiaries, including each Service Provider’s name, title or position, present annual compensation (including bonuses, commissions and deferred compensation), accrued and unused paid vacation and other paid leave, and date of hire;

(ii)  individuals who are currently performing services for Parent or any of its Subsidiaries related to the Parent Business who are classified as “consultants” or “independent contractors;”

(iii)  bonuses, severance payments, termination pay and other special compensation of any kind paid to, accrued with respect to, or that would be payable to (as a result of the Merger), any present or former Service Provider since the Parent Balance Sheet Date;

(iv)  increases in any Service Provider’s wage, salary or other compensation since the Parent Balance Sheet Date; and

(v)  increases or changes in any other benefits or insurance provided to any Service Provider since the Parent Balance Sheet Date. Except as set forth on Section 6.13(b)(v) of the Parent Disclosure Schedule, no Service Provider of Parent or any of its Subsidiaries is eligible for payments that would constitute “parachute payments” under Section 280G of the Code.

(c)  Disputes. There are no claims, disputes or controversies pending or, to Parent’s Knowledge, threatened involving any Service Provider or group of Service Providers. Since January 1, 2017, neither Parent nor any of its Subsidiaries has suffered or sustained any work stoppage and no such work stoppage is threatened.

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(d)  Wage and Hour Liabilities. Neither Parent nor any of its Subsidiaries has (i) any overtime, meal period, break period, hours of service or wage and hour obligation or liability of whatsoever kind with respect to any of its past or current Service Providers or any liability for failure to comply with any Laws relating to any of the foregoing, or (ii) any obligation or liability for any payment to any trust, pension or other fund, including union trust funds, or to any governmental or administrative authority, with respect to unemployment compensation benefits, workers’ compensation benefits, social security, disability or other benefits for its Service Providers (other than routine payments to be made in the Ordinary Course of Business).

(e)  Labor Relations. There are no strikes, slowdowns, work stoppages or material labor relations controversies pending or, to the Knowledge of Parent, threatened between Parent or any of its Subsidiaries, on one hand, and any of their respective Service Providers, and neither Parent nor any of its Subsidiaries has experienced any such strike, slowdown, work stoppage or material controversy within the past three (3) years.

(f)  Compliance with Employment Laws. Parent and its Subsidiaries are in compliance in all material respects with all Laws relating to employment practices and the employment of labor or use of contract workers, including those related to immigration, wages, hours and the payment and withholding of Taxes and other sums as required by the appropriate Governmental Authority, and have each withheld and paid to the appropriate Governmental Authority or are holding for payment not yet due to such Governmental Authority all amounts required to be withheld from Service Providers of Parent or any of its Subsidiaries, as applicable, and are not liable for any arrears of wages, Taxes, penalties or other sums for failure to comply with any of the foregoing. Neither Parent or nor any of its Subsidiaries knowingly utilizes or continues to utilize contractors who fail to comply with Form I-9, Employment Eligibility Verification, obligations relating to the contractor’s employees or who otherwise fail to comply with U.S. immigration laws. Since January 1, 2015, neither Parent nor any of its Subsidiaries has received any notices from the Social Security Administration or the U.S. Department of Homeland Security regarding a “mismatch” of employee names and Social Security Numbers or employee names and immigration-related documents.

(g)  FLSA. Since January 1, 2016, for purposes of the Fair Labor Standards Act of 1938, as amended (the “FLSA”), and all other Laws, (i) all individuals characterized and treated by Parent or any of its Subsidiaries as consultants or independent contractors are properly treated as independent contractors; (ii) all current or former employees compensated on a commission or piecework basis qualify or qualified for an applicable exemption, including Section 7(i) of the FLSA; and (iii) all current and former employees classified as exempt under the FLSA and Laws are or have been properly classified.

(h)  Compliance with Laws. Since January 1, 2018, Parent and its Subsidiaries have complied in all material respects with all Laws related to the employment or engagement of their respective Service Providers, including provisions related to wages, hours, leaves of absence, equal opportunity, occupational health and safety, workers’ compensation, severance, employee handbooks or manuals, collective bargaining and the payment of social security and other Taxes.

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6.14.  Parent Benefit Plans.

(a)  Section 6.14 of the Parent Disclosure Schedule lists each material employee benefit plan that the Parent or any of its Subsidiaries, or by any trade or business, whether or not incorporated (a “Parent ERISA Affiliate”) maintains or to which the Parent contributes or has any obligation to contribute or with respect to which the Parent has any liabilities (the “Parent Plans”). Section 6.14 of the Parent Disclosure Schedule identifies each of the Parent Plans that is an “employee welfare benefit plan,” or “employee pension benefit plan” as such terms are defined in Sections 3(1) and 3(2) of ERISA (the “ERISA Plans”). Each Parent Plan has been established, maintained, funded, invested, and administered, in all material respects, in accordance with the terms of such Parent Plan and complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code , and other applicable Laws.

(b)  Each Parent Plan that is intended to be qualified under Section 401(a) or 401(k) of the Internal Revenue Code is identified as a “Qualified Plan” on the schedule of employee benefit plans and has in fact been so qualified from the effective date of its establishment and continues to be so qualified. No event or omission has occurred which would cause any such plan to lose its qualification under Section 401(a) or 401(k) of the Internal Revenue Code, or which would cause the Parent to incur liability for any excise Tax under the Internal Revenue Code with respect to the maintenance, operation, or any other aspect of any such Qualified Plan.

(c)  There have been no non-exempt Prohibited Transactions with respect to any such Parent Plan. No fiduciary has any liability for material breach of fiduciary duty or any other material failure to act or comply in connection with the administration or investment of the assets of any such Parent Plan. The Parent has not incurred any material liability for any excise, income or other Taxes or penalties with respect to any Parent Plan, and to the Knowledge of Parent, no event has occurred and no circumstance exists that would give rise to any such liability. No Proceeding with respect to the administration or the investment of the assets of any such Parent Plan (other than routine claims for benefits) is pending or, to the Knowledge of Parent, threatened.

(d)  With respect to any Parent Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) that is a “group health plan” (as defined in Section 607(1) of ERISA and Section 4980B(g)(2) of the Code) that has been maintained by the Parent, such Parent Plan complies and has for the past six (6) years complied, in all material respects, with all of the applicable requirements of Section 4980B of the Code (COBRA), ERISA, Title XXII of the Public Health Service Act, the applicable provisions of the Social Security Act, the Health Insurance Portability and Accountability Act of 1996, the PPACA, and other applicable Laws. All notices required pursuant to Section 606 of ERISA have been provided on a timely basis and each such plan has otherwise complied in all material respects with the requirements of Sections 606 through 608 of ERISA.

(e)  With respect to each Parent Plan maintained by the Parent within the three (3) years preceding the Closing, complete and correct copies of the following documents have been made available to Nutex: (i) the current plan documents, amendments thereto

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and related current trust agreements (and each related trust, insurance contract, or fund),all documents embodying or governing such Parent Plan; (ii) the most recent favorable IRS determination or opinion letter with respect to such Parent Plan; (iii) the three (3) most recently filed IRS Forms 5500, with all applicable schedules attached thereto, with respect to each Parent Plan; (iv) the three (3) most recent actuarial valuation reports completed with respect to such Parent Plan; (v) the most recent summary plan description and summary material modifications for such Parent Plan; and (vi) any insurance policy related to such Parent Plan.; (vii) the coverage and compliance testing for the three (3) most recently completed plan years; (viii) Internal Revenue Service Forms 1094-C and 1095-C for each applicable Parent Plan for the three (3) most recently completed years, and (ix) all material non-routine communications with any Governmental Body regarding and Parent Plan, including the Employee Plans Compliance Resolution System, Voluntary Fiduciary Correction Program or Delinquent Filer Voluntary Correction Program in the last six (6) years .

(f)  Neither Parent or any Parent ERISA Affiliate maintains, sponsors, participates in, contributes to or has any liability or obligation in respect of any Parent Plans subject to Title IV of ERISA or Section 412 of the Code, any multiemployer plan as defined in Section 3(37) of ERISA or any multiple employer plan for which Parent or any ERISA Affiliate has incurred material liability under Section 4063 or 4064 of ERISA.

(g)  All contributions or other amounts withheld from any employee’s pay for deposit in a 401(k) plan or for payment of any health or insurance premiums or for any other purpose with respect to a Parent Plan have been timely deposited or transmitted to an insurance company in accordance with ERISA and applicable Department of Labor regulations and guidance.

(h)  Except as set forth on Section 6.14(h) of the Parent Disclosure Schedule, the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby will not (alone or in combination with any other event other than as a result of actions taken by Parent or any of its Affiliates after the Closing Date) result in or give rise to the acceleration of vesting or payment of benefits or compensation under any Parent Plan (including without limitation, any severance or similar type payments), accelerate the securing or funding obligations of the Parent under any Parent Plan, or result in or satisfy a condition to the payment of compensation to any employee, officer or director of Parent who is a “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) under any Parent Plan currently in effect that would result in an “excess parachute payment” under Section 280G of the Code.

(i)  Each of the Parent Plans has been operated and administered in all material respects in accordance with its terms and Laws, including ERISA and the Code.

6.15.  Compliance with Laws; Governmental Approvals; Compliance with Health Care Laws.

(a)  Neither Parent nor any of its Subsidiaries is now, or during the past five (5) years has been, in conflict with, or in default, breach or violation of, in any material respect,

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any Law applicable to Parent or any of its Subsidiaries, as applicable, or by which any Parent Asset is bound, subject or affected, and Parent and its Subsidiaries have filed all material reports, data and other information required to be filed with any Governmental Authority. Parent and its Subsidiaries are in possession of all material Governmental Approvals reasonably necessary for Parent or any of its Subsidiaries, as applicable, to own, lease and operate its properties or to carry on the Parent Business. No suspension or cancellation of any Governmental Approvals is pending or, to the Knowledge of Parent, threatened, and, other than (i) filings under the HSR Act and (ii) compliance with any applicable federal or state securities or takeover Laws, including the filing of the Proxy, as well as the filing of such other forms, notices and other documents as are required under federal securities and state blue sky Laws, the filing of the Certificate of Merger with the Office of the Secretary of State of the State of Delaware and filings with Nasdaq, no Governmental Approval is required to be obtained or filed in connection with the execution and delivery of this Agreement and the other Transaction Documents. Since January 1, 2016, neither Parent nor any of its Subsidiaries has received written notice or communication from any Person of any inquiry, proceeding or investigation by any Governmental Authority alleging or based upon a violation of any Law by Parent or any of its Subsidiaries or that involves services furnished or data submitted by Parent or any of its Subsidiaries.

(b)  Parent and its Subsidiaries are, and have been for the last five (5) years, in compliance in all material respects with all applicable Health Care Laws applicable to or affecting Parent and its Subsidiaries and the conduct and operation of the Parent Business and the licensure of the Parent’s and its Subsidiaries’ Service Providers. Parent and its Subsidiaries have not received any written notice of, nor is there any investigation, audit or survey pending or, to the Knowledge of Parent, threatened, asserting any noncompliance with Health Care Laws and has no reason to believe that any such investigation, audit or survey is pending, threatened or imminent. Parent and its Subsidiaries have remedied, discharged or complied in all material respects with all applicable plans of correction, such that there are no violations or deficiencies with respect to any Governmental Authorizations held by Parent and its Subsidiaries or Government Programs in which Parent and its Subsidiaries participate. Without limiting the foregoing, Parent and its Subsidiaries and their respective Service Providers are, and for the last five (5) years have been, in material compliance with applicable federal Medicare statutes, 42 U.S.C. §§ 1320a-7(a), 1230a-7b and 1395nn, as amended, and the regulations promulgated thereunder or related state statutes and regulations, and have not:

(i)  knowingly and willfully made or caused to be made a false statement or representation of a material fact in any application for any benefit or payment;

(ii)  knowingly and willfully made or caused to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment;

(iii)  presented or caused to be presented a claim for reimbursement for services under a Government Program that is for an item or service that is known or should be known to be (A) not provided as claimed; or (B) false or fraudulent;

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(iv)  knowingly and willfully illegally offered, paid, solicited, or received any remuneration (including kickback, bribe, or rebate) directly or indirectly, overtly or covertly, in cash or in kind (A) in return for referring an individual to a Person for the furnishing or arrangement for the furnishing of any item or service for which payment may be made in whole or in part by a Government Program or (B) in return for purchasing, leasing or ordering or arranging for or recommending purchasing, leasing or ordering any good, facility, service, or item for which payment may be made in whole or in part by a Government Program; or

(v)  had any financial relationship, compensation arrangement or ownership arrangement with physicians which fail to comply with applicable Health Care Laws;

in any case, such that the actions or inactions in the foregoing clauses (i) through (v), individually or in the aggregate, would have a Parent Material Adverse Effect.

(c)  Parent and its Subsidiaries maintain, and conduct the Parent Business in all material respects in accordance with, a compliance program, a code of conduct, and policies and procedures applicable to Parent and its Subsidiaries and the Parent Business that are commercially reasonable and appropriate for similarly-situated businesses operating in the sectors of the health care industry in which Parent and its Subsidiaries currently operate.

(d)  Parent and its Subsidiaries (i) are in material compliance with the requirements established by HIPAA and HIPAA’s accompanying privacy, security and breach notification regulations, and (ii) have developed and implemented appropriate policies and procedures, risk assessments and training programs for compliance with HIPAA’s privacy, security and breach notification regulations.

(e)  Except as set forth on Section 6.15(e) of the Parent Disclosure Schedule, neither Parent and its Subsidiaries nor any of its owners, officers, directors, managers, members, shareholders, equityholders, Service Providers, contractors, or agents acting on behalf of or for the benefit thereof, (i) has been convicted of or charged with, or received written or, to the Knowledge of Parent, other notice of a threatened or actual investigation for, (A) a Medicare, Medicaid or other Government Program related offense, or (B) a violation of federal or state laws related to fraud, theft, embezzlement, breach of fiduciary responsibility, financial misconduct, obstruction of an investigation of controlled substances; (ii) has been debarred, excluded or suspended from participation in Medicare, Medicaid or any other Government Program; or (iii) has been subject to any order or consent decree of, or criminal or civil fine or penalty imposed by, any Governmental Authority. Parent and its Subsidiaries have not arranged or contracted with (by employment or otherwise) any individual or entity that has been convicted of or pled guilty or nolo contendere to any federal or state criminal offense pertaining to Health Care Laws, subject to any disciplinary action under any state rules of professional conduct, or excluded from participation in a Government Program for the provision of items or services for which payment may be made under such Government Program. No exclusion, suspension, or debarment claims, proceedings or investigations relating to the Parent Business are

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pending or threatened against Parent and its Subsidiaries or any of their owners, officers, directors, managers, members, shareholders, equityholders, Service Providers, contractors or agents.

6.16.  Litigation. Except as set forth on Section 6.16 of the Parent Disclosure Schedule, there is no Proceeding pending or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries, any Parent Asset or the ability of Parent or any of its Subsidiaries to consummate the transactions contemplated herein, including the Merger. None of Parent, any of its Subsidiaries or any Parent Asset is subject to any Order or any proposed Order that would prevent or delay the consummation of the transactions contemplated herein, including the Merger or would have a material adverse effect on the Parent Assets, the Parent Business or the ability of Parent to consummate the transactions contemplated herein, including the Merger.

6.17.  Taxes.

(a)  Each of Parent and its Subsidiaries has filed all material Tax Returns in all jurisdictions in which Tax Returns are required to be filed by Parent and its Subsidiaries, and all such Tax Returns are true, correct and complete in all material respects. Parent and its Subsidiaries have timely paid all Taxes shown to be due on such Tax Returns. Copies of all Tax Returns for the three (3) most recent years ending prior to the Signing Date, have been made available to Nutex.

(b)  Each of Parent and its Subsidiaries has withheld and timely paid to the appropriate Governmental Authority all Taxes that it was required to have withheld and paid in connection with amounts paid or owing to any employee, agent, independent contractor, creditor, nonresident or foreign company, stockholder or other third party and has complied with all applicable information reporting requirements, in connection with amounts paid to any such Person.

(c)  Since December 31, 2020 neither Parent nor any of its Subsidiaries has been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, assessed or, to the Knowledge of Parent, proposed against Parent or any of its Subsidiaries. Neither Parent nor any of its Subsidiaries has executed any unexpired waiver of any statute of limitations on or extension of any period for the assessment or collection of any Tax.

(d)  No audit or other examination of any Tax Return of Parent or any of its Subsidiaries by any Tax Authority is presently in progress, nor has Parent or any of its Subsidiaries been notified in writing of any request for such an audit or other examination. No claim has been made in writing by any Governmental Authority in a jurisdiction where Parent or any of its Subsidiaries does not file Tax Returns that Parent or such Subsidiary is or may be subject to taxation by that jurisdiction.

(e)  No adjustment relating to any Tax Returns filed or required to be filed by Parent or any of its Subsidiaries has been proposed in writing by any Tax Authority to Parent or any of its Subsidiaries or any representative thereof.

(f)  Neither Parent nor any of its Subsidiaries has any liability for any unpaid Taxes shown to be due on any Tax Return which has not been accrued for or reserved on

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their respective balance sheets as of the Parent Balance Sheet Date in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, which is material to Parent or any of its Subsidiaries. There are no Encumbrances with respect to Taxes on any of the Parent Assets, other than Encumbrances which are not individually or in the aggregate material, or customary Encumbrances for current Taxes not yet due and payable.

(g)  Neither Parent nor any of its Subsidiaries (A) has ever been a member of a consolidated group other than a consolidated group of which Parent is the parent corporation, or (B) has any liability for the Taxes of any person (other than Parent or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. Neither Parent nor any of its Subsidiaries is a party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement (other than such agreements existing as of the Signing Date between current members of Parent’s affiliated group).

(h)  To the Knowledge of Parent, none of the Parent Assets are tax-exempt use property within the meaning of Section 168(h) of the Code.

(i)  Parent and its Subsidiaries are in full compliance with all terms and conditions of any Tax exemptions, Tax holiday or other Tax reduction agreement or order of a territorial or foreign government and the consummation of the Merger will not have any material adverse effect on the continued validity and effectiveness of any such Tax exemptions, Tax holiday or other Tax reduction agreement or order.

(j)  Neither Parent nor any of its Subsidiaries has with respect to any open taxable period applied for and been granted permission to adopt a change in their respective methods of accounting requiring adjustments under Section 481 of the Code or comparable Laws.

(k)  Neither Parent nor any of its Subsidiaries is a partner or owner in any entity classified as a partnership for federal income Tax purposes.

(l)  Each of Parent and its Subsidiaries is and has been at all times since January 1, 2020, properly classified as a “C corporation” for federal and state income Tax purposes. Neither Parent nor any of its Subsidiaries has made an election under Treasury Regulation Section 301.7701-3 with respect to itself or any Entity.

(m)  Neither the Parent nor any of its Subsidiaries is subject to Tax in any jurisdiction, other than the country in which it is organized, by virtue of having, or being deemed to have, a permanent establishment, fixed place of business or similar presence.

(n)  No equity options, equity appreciation rights or other equity based awards issued or granted by Parent are not in material compliance with Code Section 409A. Each “nonqualified deferred compensation plan” (as such term is defined in Code Section 409A and the guidance thereunder) under which Parent or any of its Subsidiaries makes or is obligated to make payments is in good faith operational compliance with the requirements of Code Section 409A and the guidance thereunder. No payment to be made by Parent or any of its Subsidiaries is or will be subject to penalties of Code Section 409A.

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(o)  Neither Parent nor any of its Subsidiaries has entered into any closing agreement with any Governmental Authority, including, but not limited to, a closing agreement pursuant to Code Section 7121, with regard to any Tax liability of Parent or any of its Subsidiaries, respectively.

(p)  Neither Parent nor any of its Subsidiaries will be required to include any material item of income in, or to exclude any material item of deduction from, taxable income in any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting made on or prior to the Closing Date or use of an improper method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date, (B) closing agreement entered with any Governmental Authority on or prior to the Closing Date, (C) intercompany transaction or excess loss account described in Treasury Regulations under Code Section 1502 (or any similar provision of state, local or foreign law), (D) installment sale or open transaction disposition made on or prior to the Closing Date, (E) prepaid amount or deferred revenue received on or prior to the Closing Date outside of the Ordinary Course of Business; (F) election under 965(h) of the Code made on or prior to the Closing Date; or income inclusion pursuant to Section 951 or 951A of the Code with respect to a taxable period or portion thereof ending on or prior to the Closing Date; or (G) deferral of a payment obligation or advance of a credit with respect to Taxes (including (1) the delay of payment of employment Taxes under Section 2302 of the CARES Act, pursuant to IRS Notice 2020-65 or any similar notice or law, (2) the advance refunding of credits under Section 3606 of the CARES Act, and (3) any delay in the payment of estimated Taxes), in each case, to the extent relating to an election, deferral, filing or request made (including the non-payment of a Tax) on or prior to the Closing Date (collectively, “CARES Act Tax Accrual Amounts”).

(q)  Neither Parent nor any of its Subsidiaries is a party to, or is bound by, or has any obligation or potential liability under, any Tax allocation, sharing or indemnity agreement or any other agreement or practice of a similar nature with respect to any amount of Taxes (other than any credit or other commercial agreement entered into in the ordinary course of business, the principal purpose of which does not relate to Tax).

(r)  Neither Parent nor any of its Subsidiaries has engaged in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(1) or any analogous provision of state, local or foreign law.

(s)  Neither Parent nor any of its Subsidiaries has distributed stock of another Person, and neither Parent nor any of its Subsidiaries has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code in the two (2) years prior to the Closing Date or that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Code Section 355(e)) that includes the transactions contemplated by this Agreement.

(t)  Neither Parent nor any of its Subsidiaries is or has been at any time during the past five years a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

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(u)  To the best of Parent’s Knowledge, there is no property or obligation of it, any of its Subsidiaries or any of their respective Affiliates, including uncashed checks to vendors, customers or employees, non-refunded overpayments, or unclaimed subscription balances, that is escheatable or reportable as unclaimed property to any state, municipality or other governmental agency or Tax Authority under any applicable escheatment or unclaimed property Laws.

6.18.  Brokers. Except as set forth in Section 6.18 of the Parent Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement, including the Merger, based upon arrangements made by or on behalf of Parent, any of its Subsidiaries or any of their respective Affiliates.

6.19.  Transactions with Affiliates. Except as set forth on Section 6.19 of the Parent Disclosure Schedule, there are no existing Contracts or Debt between Parent or any of its Subsidiaries, on the one hand, and any of the current or former directors, officers, managers, stockholder, equityholder or other Affiliates of Parent, on the other hand.

6.20.  Insurance Policies. Parent has made available to Nutex true and correct copies of all policies of insurance maintained by Parent and its Subsidiaries covering or affecting Parent, its Subsidiaries, the Parent Business or any of the Parent Assets. All such policies are valid, outstanding and enforceable and neither Parent nor any of its Subsidiaries has agreed to modify or cancel any of such insurance policies prior to the Signing Date, and no such entity has received notice of any actual or threatened modification or cancellation of any such insurance. All premiums due and payable on or prior to the Signing Date for such insurance policies have been duly paid.

6.21.  Bank Accounts. Parent has provided to Nutex the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which Parent and its Subsidiaries maintain any deposit or checking account, the account numbers of all such accounts and the names of all persons authorized to draw thereon or make withdrawals therefrom.

6.22.  Powers of Attorney. Except as set forth in Section 6.22 of the Parent Disclosure Schedule, there are no Persons who hold general or special powers of attorney from Parent or any of its Subsidiaries.

6.23.  Certain Securities Law Matters; Certain Business Practices.

(a)  Except as set forth in Section 6.23 of the Parent Disclosure Schedule, since January 1, 2020, Parent has filed all reports, schedules, forms, statements and other documents required to be filed by Parent under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension or further extension. As of their respective dates, the SEC Reports complied (or to the extent filed after the date hereof and prior to the Closing Date, will comply) in all material respects with the requirements of the Securities Act and the Exchange Act, as

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applicable, and none of the SEC Reports, when filed, contained (or to the extent filed after the date hereof and prior to the Closing Date, will not contain) any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Parent and its consolidated subsidiaries and affiliates as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Parent maintains a system of “internal control over financial reporting” (as defined in Rule 13(a)-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act. Parent maintains effective disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) designed to ensure that material information relating to Parent, including its Subsidiaries, is made known to the principal executive officer and the principal financial officer.

(b)  To the Knowledge of Parent, neither Parent nor any Subsidiary of Parent has since January 1, 2020, directly or indirectly, made any contribution, payment or gift of funds or property on behalf of the Parent or any Subsidiary of Parent to any official, employee or agent of any Governmental Authority of any jurisdiction or made any contribution to any candidate for public office, in either case where either the payment or purpose of such contribution, payment or gift was or is in violation of Anti-Corruption Laws (as such term is hereinafter defined) of any relevant jurisdiction covering a similar subject matter as in effect on or prior to the effective Time applicable to Parent and its Subsidiaries and their respective operations. Parent has instituted and maintained policies and procedures designed to ensure compliance with such Anti-Corruption Laws.

(c)  To the Knowledge of Parent, none of Parent or any Subsidiary or any Affiliate of Parent, nor any of their respective directors, officers, employees, agents or other Representatives has taken, since January 1, 2020, any action, directly or indirectly, that would result in a violation of: the FCPA; the Bribery Act; or any analogous Anti-Corruption Laws applicable to Parent or the Subsidiaries or Affiliates of Parent, as applicable (collectively, “Anti-Corruption Laws”), including, without limitation, offering, paying, promising to pay or authorizing the payment of money or anything of value to a foreign governmental official used for the purpose of influencing any official act or decision of a foreign governmental official, inducing any foreign governmental official or other Person to do or omit to do any act in violation of the lawful duty of such official, securing any improper advantage, or inducing any foreign governmental official to use influence with any Governmental Authority in order to affect any act or decision of such Governmental Authority, in order to assist Parent or any Subsidiary or Affiliate of Parent in obtaining or retaining business with, or directing business to, any Person, in each case in violation of any applicable Anti-Corruption Law.

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(d)  No Proceeding by or before any Governmental Authority involving Parent or any Subsidiary or Affiliate of Parent or any of their directors, officers, employees, or agents with respect to any applicable Anti-Corruption Laws is pending or, to the Knowledge of Parent, threatened. Since January 1, 2020, no civil or criminal penalties have been imposed on Parent or any Subsidiary or Affiliate of Parent with respect to violations of any applicable Anti-Corruption Law, except as have already been disclosed in the SEC Reports nor have any disclosures been submitted to any Governmental Authority with respect to violations of the FCPA, the Bribery Act or any other applicable Anti-Corruption Law.

(e)  The operations of Parent and its Subsidiaries are and have been, since January 1, 2020, conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any Governmental Authority or any arbitrator involving Parent or any Subsidiary thereof with respect to the Money Laundering Laws is pending or, to the Knowledge of Parent, threatened.

6.24.  Information Provided. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Proxy will, at the date the Proxy is mailed to the Parent Stockholders or at the time of the meeting of the Parent Stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The portions of the Proxy supplied by Parent will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder. No representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information regarding Nutex incorporated by reference in the Proxy or supplied by Nutex specifically for inclusion in the Proxy.

6.25.  Parent Fairness Opinion. The Parent Board has received the Parent Fairness Opinion as of or prior to the date hereof.

Article VII
Representations and Warranties of NUTEX

Except as set forth in the sections of the disclosure schedule (the “Nutex Disclosure Schedule”) (each of which qualifies (a) the correspondingly numbered representation, warranty or covenant if specified therein, and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is apparent on its face), Nutex represents and warrants to Parent that, as of the Signing Date, and as of the Closing Date (other than representations and warranties that speak as of another specific date or time):

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7.1.  Organization and Qualification. Nutex is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Nutex Subsidiaries is an Entity duly organized, validly existing and in good standing under the laws of the State of the jurisdiction in which it was originally formed or incorporated. Nutex and each Nutex Subsidiary has all requisite limited liability company or corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Nutex and each Nutex Subsidiary is duly qualified or licensed as a foreign Entity (and, as of the Closing Date will be duly qualified as a foreign corporation or other entity) to conduct business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated thereby or the nature of the business thereof makes such qualification or licensing necessary or where the failure to so qualify would not reasonably be expected to result in a Nutex Material Adverse Effect. Nutex has provided to Parent true, correct and complete copies of the Organizational Documents of Nutex and each Nutex Subsidiary, each as amended as of the execution of this Agreement. Each such Organizational Document is in full force and effect, and neither Nutex nor any Nutex Subsidiary is in violation of any of the provisions of any such Organizational Document.

7.2.  Authority; Capacity. Each of Nutex, MHH and NH has all necessary power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated herein and therein, including the Merger. The execution and delivery of this Agreement and the other Transaction Documents to which it is a party and the consummation by each of Nutex, MHH and NH of the transactions contemplated herein and therein, including the Merger, have been, duly and validly authorized and approved by all requisite actions and no other corporate or other proceedings on the part of Nutex, MHH or NH are necessary to authorize this Agreement or to consummate the Merger. This Agreement has been and, at Closing, the other Transaction Documents to which it is a party will be, duly and validly executed and delivered by each of Nutex, MHH and NH. This Agreement constitutes and, at Closing, together with the other Transaction Documents to which it is a party, will constitute the legal, valid and binding obligation of each of Nutex, MHH and NH, enforceable against each of Nutex, MHH and NH, in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors’ rights generally and by the availability of equitable remedies and defenses.

7.3.  Capitalization; Ownership of Nutex; Debt.

(a)  Section 7.3(a) of the Nutex Disclosure Schedule sets forth as of the date hereof, the authorized and outstanding Capital Stock of Nutex and each of its Subsidiaries immediately after the consummation of the Contribution Transaction, including the names of the holders of all of such issued and outstanding Capital Stock and other equity interests and the number of shares and series or class of Capital Stock so owned, which such Section 7.3(a) of the Nutex Disclosure Schedule shall only be updated by the Nutex Representative pursuant to Section 4.17. Each share of the Capital Stock or other equity interest of Nutex and each of its Subsidiaries is duly and validly authorized and issued and fully paid and non-assessable, and was not issued in violation of any pre-emptive rights of any stockholder, member or other equity holder of Nutex or any of its Subsidiaries. No bonds, debentures, notes or other instruments or evidence of indebtedness having the right to vote

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(or convertible into, or exercisable or exchangeable for, securities having the right to vote) on any matters on which the Nutex Members may vote are issued or outstanding. All of the issued and outstanding shares of Capital Stock or equity interests of Nutex and its Subsidiaries has been issued in accordance with all applicable federal and state securities Laws and is free and clear of all Encumbrances, other than Encumbrances arising pursuant to the Organizational Documents of Nutex or its Subsidiaries (all of which have been waived or will be waived prior to the Closing to the extent that they might affect the consummation of the Merger or the other transactions contemplated herein) and restrictions on transfer under applicable securities laws. There are no outstanding options for the purchase of any equity interests in Nutex or any of its Subsidiaries. At Closing, any and all contractual or similar obligations payable to Nutex managers from Nutex or its Affiliates, or otherwise owing to such Nutex managers as a result of their past, present and future services as Nutex managers, shall have been released.

(b)  Except as set forth in Section 7.3(b) of the Nutex Disclosure Schedule or as otherwise contemplated in connection with the Contribution Transaction, there are no (i) outstanding securities of Nutex or any Nutex Subsidiary convertible into or exchangeable for any Capital Stock or securities of Nutex or any Nutex Subsidiary; (ii) preemptive, registration or similar rights on the part of any holder of any class of securities of Nutex or any Nutex Subsidiary; (iii) subscriptions, options, warrants, conversion, exchange or other rights, agreements or commitments of any kind relating to or obligating Nutex or any Nutex Subsidiary to issue, sell, purchase or redeem, or cause to be issued, sold, purchased or redeemed, any shares of capital stock or other equity interest of Nutex or any Nutex Subsidiary or any securities convertible into or exchangeable for any such securities; (iv) other than this Agreement, stockholder agreements, buy-sell agreements, voting agreements, voting trusts or other agreements or understandings relating to the voting, purchase, transfer, redemption or other acquisition of any shares of the Capital Stock of Nutex or any Nutex Subsidiary; or (v) unpaid dividends or other distributions, whether current or accumulated, due or payable on any of the Capital Stock of Parent or any of its Subsidiaries. Neither Nutex nor any Nutex Subsidiary is obligated to redeem or otherwise acquire any of its outstanding shares of Capital Stock, and the consummation of the transactions contemplated herein, including the Merger, will not trigger any such obligation.

(c)  Section 7.3(c) of the Nutex Disclosure Schedule sets forth as of the Signing Date a true and complete list of all Debt of Nutex and each Nutex Subsidiary that exceeds $100,000 individually or $250,000 in the aggregate.

7.4.  No Conflicts; Required Consents. Other than the filings required in connection with the HSR Act and those Consents set forth in Section 7.4 of the Nutex Disclosure Schedule, no material Consents are required with respect to Nutex’s execution and delivery of this Agreement or the other Transaction Documents to which it is a party and the consummation of the transactions contemplated herein and therein, including the Merger. Assuming receipt of the Consents set forth in Section 7.4 of the Nutex Disclosure Schedule and compliance with the HSR Act, the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party by Nutex do not and will not, with or without notice or lapse of time:

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(a)  conflict with, contravene or violate the Organizational Documents of Nutex or any Nutex Subsidiary;

(b)  conflict with, contravene, result of any breach of or violate in any material respect any Law applicable to Nutex or any of its Subsidiaries or by which the Nutex Assets or any other property or Asset of Nutex or any Nutex Subsidiary is bound or affected;

(c)  conflict with, contravene, result in any breach or violation of or constitute a default under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on the Nutex Assets or the assets of Nutex or any of Nutex’s Subsidiaries pursuant to any Contract or Governmental Approval; or

(d)  require Nutex or any of its Subsidiaries to obtain any Consent of, or make or deliver any filing or notice to, a Governmental Authority.

7.5.  Subsidiaries. Except for the Nutex Subsidiaries listed on Annex B, Nutex does not, directly or indirectly, own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any Entity and none of the Nutex Subsidiaries, directly or indirectly, owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any Entity.

7.6.  Financial Statements.

(a)  Nutex has delivered to Parent the following financial statements (collectively, the “Nutex Financial Statements”):

(i)  The unaudited consolidated balance sheets, and the related consolidated statements of operations, changes in members’ equity and cash flows, of Nutex and the Nutex Subsidiaries as of and for the years ended December 31, 2019, and December 31, 2020.

(b)  All of the Nutex Financial Statements are and the Nutex Additional Financial Statements when delivered in final form, will be:

(i)  true, accurate and complete in all material respects;

(ii)  prepared from and consistent in all material respects with the Books and Records of Nutex and the Nutex Subsidiaries; and

(iii)  prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered.

(c)  All of the Nutex Financial Statements present and the Nutex Additional Financial Statements when delivered in final form, will present, in each case, fairly and accurately the consolidated financial condition of Nutex and the Nutex Subsidiaries as of the respective dates thereof and the results of operations, changes in members’ equity and cash flows of Nutex and the Nutex Subsidiaries for the periods covered thereby.

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(d)  As of the Closing Date Nutex will have net working capital greater than $0.00.

7.7.  Absence of Undisclosed Liabilities. Neither Nutex nor any of its Subsidiaries has any Liabilities other than:

(i)  those set forth in the Nutex Financial Statements;

(ii)  those incurred in the Ordinary Course of Business and not required to be set forth in the Nutex Financial Statements under GAAP and not in excess of an aggregate amount of $100,000;

(iii)  the Debt listed in Section 7.3(c) of the Nutex Disclosure Schedule;

(iv)  those incurred in the Ordinary Course of Business after the Balance Sheet Date;

(v)  those incurred in connection with the execution of any of the Transaction Documents; or

(vi)  those which would otherwise not be expected to result in a Nutex Material Adverse Effect.

7.8.  Absence of Changes. Except as set forth in Section 7.8 of the Nutex Disclosure Schedule, since the Nutex Balance Sheet Date, except as expressly contemplated by this Agreement or in connection with the Contribution Agreements, (i) Nutex and the Nutex Subsidiaries have conducted the Nutex Business in the Ordinary Course of Business, (ii) no event or circumstance has occurred that has had or is likely to have a Nutex Material Adverse Effect, and (iii) neither Nutex nor any Nutex Subsidiary has:

(a)  Entered into any commitment or transaction in excess of $100,000 or any commitment or transaction not in the Ordinary Course of Business;

(b)  Entered into any transaction with its officers, directors, managers, stockholders, members, partners, equityholders or their Affiliates;

(c)  Amended or otherwise modified the material terms of any Nutex Material Contract or Governmental Approval;

(d)  Commenced a Proceeding other than for the routine collection of bills or settled any Proceeding or settled a Proceeding;

(e)  Incurred any Debt or guaranteed any Debt or issued or sold any debt securities or guaranteed any debt securities of others, other than in the Ordinary Course of Business;

(f)  Taken any action or failed to take any action that would reasonably be expected to cause or result in a Nutex Material Adverse Effect; or

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(g)  Entered into any contract or agree, in writing or otherwise, to take any of the actions described above in this Section 7.8, or any action that would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

7.9.  Material Contracts.

(a)  Section 7.9 of the Nutex Disclosure Schedule provides a true and complete list of each of the following Contracts to which Nutex or any Nutex Subsidiary is party or by which Nutex or any Nutex Subsidiary or any of its or their respective assets or properties are bound (collectively, the “Nutex Material Contracts”):

(i)  All leases for real property used by Nutex or any Nutex Subsidiary and all leases of personal property and any Contract affecting any right, title or interest in or to real property;

(ii)  All employment, consulting, and independent contractor Contracts with Persons who are Service Providers;

(iii)  Any Contract involving financing or borrowing of money, or evidencing Debt; any liability for borrowed money; any letters of credit; any obligation for the deferred purchase price of property in each case in excess of $100,000; or guaranteeing in any way any Contract or Debt in connection with any Person;

(iv)  Any joint venture, partnership, cooperative arrangement or any other Contract involving a sharing of profits;

(v)  Any Contract with any Governmental Authority;

(vi)  Any Contract with respect to the discharge, storage or removal of effluent, waste or pollutants;

(vii)  Any Contract for the purchase or sale of any Nutex Assets or Assets of any of the Nutex Subsidiaries other than in the Ordinary Course of Business or for the option or preferential rights to purchase or sell any Nutex Assets or Assets of any of the Nutex Subsidiaries;

(viii)  Any Contract containing covenants not to compete in any line of business or with any Person in any geographical area or that would otherwise result in Nutex or any Nutex Subsidiary being bound by, or subject to, any non-compete or other restriction on the operation or scope of its businesses, including the Nutex Business;

(ix)  Any Contract related to the acquisition of a business or the equity of any other Entity or the sale of Nutex or any Nutex Subsidiary or any of the Nutex Assets or any assets of any Nutex Subsidiary, except as otherwise contemplated in this Agreement or the Contribution Agreements;

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(x)  Any other Contract which (i) provides for payment or performance by either party thereto having an aggregate value of $100,000 or more; (ii) is not terminable without payment or penalty on sixty (60) days (or less) notice; or (iii) is between, inter alia, Nutex or any Nutex Subsidiary, on the one hand, and an Affiliate thereof, including any Nutex Member, or any current or former director, officer, stockholder, equity holder, or employee of Nutex or any Nutex Subsidiary or any immediate family member or Affiliate of any of the foregoing, on the other hand, other than the Contribution Agreements and the Organizational Documents; and

(xi)  Any proposed arrangement of a type that, if entered into, would be a Contract described in any of Section 7.9(a)(i) through 7.9(a)(x) above.

(b)  True and complete copies of each written Nutex Material Contract and true and complete written summaries of each oral Nutex Material Contract (including all amendments, supplements, modifications and waivers thereto) have been Made Available to Parent by Nutex.

(c)  Each Nutex Material Contract is currently valid, in full force and effect, and is enforceable by Nutex or the Nutex Subsidiaries, as applicable, in accordance with its terms.

(d)  Neither Nutex nor any Nutex Subsidiary is in default, and no party has notified Nutex or any Nutex Subsidiary in writing that Nutex or any Nutex Subsidiary is in default, under any Nutex Material Contract event has occurred, and, to the Knowledge of Nutex, no circumstance or condition exists, that might, with or without notice or lapse of time:

(i)  result in a violation or breach of any of the material provisions of any Nutex Material Contract;

(ii)  give any Person the right to declare a default or exercise any remedy under any Nutex Material Contract;

(iii)  give any Person the right to accelerate the maturity or performance of any Nutex Material Contract or to cancel, terminate or modify any Nutex Material Contract; or

(iv)  otherwise have a Nutex Material Adverse Effect in connection with any Nutex Material Contract.

(e)  Neither Nutex nor any Nutex Subsidiary has waived any of its rights under any Nutex Material Contract.

(f)  The performance of the Nutex Material Contracts will not result in any violation of or failure by Nutex or any Nutex Subsidiary to comply in all material respects with any Law.

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(g)  The Nutex Material Contracts constitute all of the material Contracts necessary to enable Nutex and the Nutex Subsidiaries to conduct the Nutex Business in the manner in which such Nutex Business is currently being conducted.

(h)  The consummation of the Merger shall not result in Nutex or any of its Subsidiaries being bound by, or subject to, any non-compete or other restriction on the operation or scope of its businesses, including the Nutex Business.

7.10.  Title and Sufficiency of Assets. Nutex or the Nutex Subsidiaries has good and marketable title to or, in the case of leased property and assets, has valid and enforceable leasehold interests in, all of the material Assets and properties reasonably necessary for the conduct of the Nutex Business as presently conducted, in each case, free and clear of all Encumbrances, other than Permitted Encumbrances. Except as set forth in Section 7.10 of the Nutex Disclosure Schedule and except for the Nutex Facilities, no Assets that are used in the Nutex Business are held by any Affiliate of Nutex, including any Nutex Member, or any current or former director, officer, stockholder, equity holder, or employee of Nutex or its Subsidiaries or any immediate family member or Affiliate of any of the foregoing.

7.11.  Leased Real Property.

(a)  Neither Nutex nor any Nutex Subsidiary owns or has ever owned any real property. Nutex or the Nutex Subsidiaries have a valid and binding leasehold interest in each of the leased real properties (collectively, the “Nutex Facilities”) listed in Section 7.11 of the Nutex Disclosure Schedule, free and clear of any Encumbrances, except for Nutex Facility Leases and Permitted Encumbrances. Each lease, including all amendments thereto (excluding subordination and non-disturbance agreements, evidencing such leased real property (the “Nutex Facility Leases”) is also listed in Section 7.11 of the Nutex Disclosure Schedule. Section 7.11 of the Nutex Disclosure Schedule sets forth, in respect of each Nutex Facility Lease, the date and name of the parties to such Nutex Facility Lease. Nutex or the Nutex Subsidiaries presently occupy each of the Nutex Facilities free of any subleases, occupancy agreements, licenses, concessions or other similar agreements granting to any party or parties (other than Nutex, the Nutex Subsidiaries or the applicable landlord) a right of use or occupancy of any portion of any Nutex Facility. Nutex’s or its Subsidiaries’ possession and quiet enjoyment of Nutex Facilities under each of Nutex Facility Leases has not been disturbed and there are no material disputes with respect to any of Nutex Facility Leases. Each Nutex Facility Lease is valid and in full force and effect, and, to Nutex’s Knowledge, no default or event which with the giving of notice or the passage of time, or both, will constitute default has occurred under any Nutex Facility Lease or been claimed to have occurred by either the landlord or the tenant thereunder. All Nutex Facilities and tenant improvements located on or within such leased real property are adequate and suitable for the purposes for which they are currently being used and there are no deferred maintenance or repair items at any Nutex Facility in excess of $100,000. No security deposit or portion thereof deposited with respect to any Nutex Facility Lease has been applied in respect of a breach of or default under any of Nutex Facility Leases that has not been re-deposited in full. Neither Nutex nor any Nutex Subsidiary owes and will not in the future owe any brokerage commissions or finder’s fees with respect to any of Nutex Facility Leases. There are no material unsatisfied capital expenditure

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requirements or remodeling obligations of Nutex or any Nutex Subsidiary under any of Nutex Facility Leases, other than ordinary maintenance and repair obligations. Neither Nutex nor any Nutex Subsidiary has assigned, transferred, sublet, or granted any person the right to use or occupy any of Nutex Facilities arising under Nutex Facility Leases or granted any other security interest in any Nutex Facility Lease or any interest therein. Neither Nutex nor any Nutex Subsidiary has made any material modifications to Nutex Facilities that will be required to be restored or otherwise removed at the expiration or termination of any Nutex Facility Lease.

(b)  Neither Nutex nor any Nutex Subsidiary has any leasehold interest in any leased real property other than Nutex Facilities. Prior to the Signing Date, Nutex has Made Available to Parent true, correct and complete copies of all Nutex Facility Leases, including all amendments and supplements thereto. The Nutex Facility Leases constitute all of the written and oral agreements of any kind for the leasing, rental, use or occupancy of leased real property to which Nutex or any Nutex Subsidiary is a party. The Nutex Facility Leases are the result of bona fide arm’s length negotiations between the parties thereto. No delivery date of any Nutex Facilities under any Nutex Facility Leases has been accelerated and the premises not yet delivered.

(c)  To Nutex’s Knowledge, neither Nutex nor any Nutex Subsidiary has received any written notice that its occupancy, use or the condition of any Nutex Facility is in material violation of any Laws, zoning ordinances or land use restrictions. Each Nutex Facility is in good and operable condition and repair and in material compliance with all Laws.

(d)  Nutex does not know of any facts that would adversely affect the possession, use or occupancy of any of any leased real property or any Nutex Facility. No portion of any leased real property nor any Nutex Facility is currently subject to any condemnation proceedings, and, to the Knowledge of Nutex, no condemnation or taking is threatened or contemplated.

7.12.  Intellectual Property.

(a)  Section 7.12 of the Nutex Disclosure Schedule sets forth an accurate and complete list and description of all material (i) Registered Intellectual Property Rights owned or held by or on behalf of Nutex or any Nutex Subsidiary, and (ii) trade and corporate names and all material unregistered trademarks and service marks owned or used by Nutex or any Nutex Subsidiary (collectively, the “Nutex Registered Intellectual Property Rights”), specifying as to each such item: the name of the applicant/registrant and current owner, the jurisdictions by or in which each such Nutex Registered Intellectual Property Right has been issued or registered or in which an application for such issuance or registration has been filed (or, for domain names, the applicable registrar), the respective registration or application numbers, the dates of issuance, registration or filing, and the prosecution status. Nutex or the Nutex Subsidiaries are listed in the record of the appropriate Governmental Authority as the sole owner of each item of Nutex Registered Intellectual Property Rights (except in the case of unregistered trademarks and service marks).

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(b)  Each material item of Nutex Intellectual Property is owned solely by or is duly and validly licensed to Nutex or the Nutex Subsidiaries for use in the manner currently used by Nutex or the Nutex Subsidiaries in the conduct of the Nutex Business, free and clear of any Encumbrances, except for Permitted Encumbrances and non-exclusive licenses granted to end-user customers in the Ordinary Course of Business. Each item of Nutex Intellectual Property owned by Nutex or the Nutex Subsidiaries is valid, subsisting, in full force and effect and, to Nutex’s Knowledge, none is involved in any interference, reexamination, cancellation, or opposition proceeding, or any other currently pending or threatened proceeding or claim challenging the ownership, use, validity or enforceability of any such item of Nutex Intellectual Property. The Nutex Intellectual Property constitutes all of the material Intellectual Property and Intellectual Property Rights used in or reasonably necessary for the conduct of the Nutex Business.

(c)  No Person who has licensed Intellectual Property to Nutex or any of its Subsidiaries has ownership rights or license rights to improvements made by Nutex or any of Nutex Subsidiary in such Intellectual Property pursuant to the terms of such license. Neither Nutex nor any Nutex Subsidiary has transferred ownership of, or granted any exclusive license of or right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Intellectual Property Rights that are included in Nutex Intellectual Property to any Person.

(d)  All material registration, maintenance and renewal fees due and payable in connection with each item of Nutex Registered Intellectual Property Rights have been paid and all documents and certificates necessary to maintain such Nutex Registered Intellectual Property Rights have been timely filed with the relevant Governmental Authority, including the PTO, the U.S. Copyright Office, or their respective counterparts in any relevant foreign jurisdiction, as the case may be. To Nutex’s Knowledge, there are no actions that must be taken by Nutex or any Nutex Subsidiary within one hundred and twenty (120) days following the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any responses to offices actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting, preserving or renewing any Nutex Registered Intellectual Property Rights. Nutex or the Nutex Subsidiaries has timely recorded an assignment of each Registered Intellectual Property Right assigned to Nutex or any Nutex Subsidiary, if any, with the relevant Governmental Authority, including the PTO, the U.S. Copyright Office or their respective counterparts in any relevant foreign jurisdiction, as the case may be. All Nutex Registered Intellectual Property Rights were prosecuted and recorded in good faith and in compliance with all applicable rules, policies and procedures of any applicable Governmental Authority.

(e)  Nutex and the Nutex Subsidiaries have taken commercially reasonable steps sufficient to maintain and protect the secrecy, confidentiality, value and Nutex’s and the Nutex Subsidiaries’ rights in all Confidential Information and Trade Secrets of Nutex and its Subsidiaries, respectively. Since December 31, 2012, neither Nutex nor any Nutex Subsidiary has received written notice of any misappropriation or unauthorized disclosure of any Trade Secret or Confidential Information related to the Nutex Business, the Nutex Assets or the assets of any Nutex Subsidiaries, or any violation or breach of obligations of

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confidentiality with respect to such, nor does Nutex have Knowledge of any basis for such misappropriation, unauthorized disclosure, violation or breach.

(f)  The operation of the Nutex Business does not infringe or misappropriate any Intellectual Property Rights of any Person, violate any right of any Person (including any right to privacy or publicity) or constitute unfair competition or trade practices under the laws of any jurisdiction. Neither Nutex nor any Nutex Subsidiary has received written notice from any Person claiming that such operation or any Nutex Intellectual Property infringes or misappropriates any Intellectual Property Rights of any Person, violate any right of any Person (including any right to privacy or publicity) or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor does Nutex have Knowledge of any basis therefor). Neither Nutex nor any Nutex Subsidiary incorporates or uses the content or images of any third party in any software or website owned or licensed by Nutex or any Nutex Subsidiary.

(g)  To Nutex’s Knowledge, no Person is violating, infringing or misappropriating any Nutex Intellectual Property. Neither Nutex nor any Nutex Subsidiary has made any such claims against any Person with respect to any Nutex Intellectual Property, and neither Nutex nor any Nutex Subsidiary has invited any Person to take a license, authorization, covenant not to sue or the like with respect to any Nutex Intellectual Property.

(h)  There are no Proceedings to which Nutex or any Nutex Subsidiary is a party before any Governmental Authority (including before the PTO) anywhere in the world related to any of the Nutex Intellectual Property, including any Nutex Registered Intellectual Property Rights and, to Nutex’s Knowledge, no such Proceedings are threatened.

(i)  No Nutex Intellectual Property is subject to any Proceeding or any outstanding Order that restricts the use, transfer or licensing thereof by Nutex or any of its Subsidiaries or that would reasonably be expected to adversely affect the validity, use or enforceability of such Nutex Intellectual Property.

(j)  Neither this Agreement nor the consummation of the Merger will (i) result in any loss of, or give rise to a right to modify or terminate the right to use, any material Nutex Intellectual Property, (ii) result in (x) Nutex or any Nutex Subsidiary granting to any Person any license, covenant not to sue, immunity or other right with respect to any Nutex Intellectual Property, including any release of Nutex Intellectual Property from escrow; (y) Nutex, any Nutex Subsidiary or any of their respective Affiliates being bound by, or subject to, any non-compete or other restriction on the operation or scope of their businesses, including the Nutex Business; or (z) Nutex, any Nutex Subsidiary or any of their respective Affiliates being obligated to pay any royalties or other amounts to any Person.

(k)  No current or former Service Provider of Nutex or any Nutex Subsidiary: (i) is, to Nutex’s Knowledge, in violation of any term or covenant of any employment contract, consulting contract, services contract, statement of work, patent disclosure agreement, invention assignment agreement, non-disclosure agreement, non-competition,

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non-solicitation agreement or any other contract or agreement with any other party by virtue of such Service Provider’s being employed by, retained or engaged by, or performing services for, Nutex or any any Nutex Subsidiary; or (ii) to Nutex’s Knowledge has developed any technology, software or other copyrightable, patentable, or otherwise proprietary work for Nutex or any Nutex Subsidiary that is subject to any agreement executed prior to the termination of such Service Provider’s employment or other service to Nutex or any any Nutex Subsidiary (or executed after the termination of such Service Provider’s employment or other service to Nutex or any of its Subsidiaries) under which such Service Provider has assigned or otherwise granted to any third party any rights (including any Intellectual Property Rights) in or to such technology, software or other copyrightable, patentable or otherwise proprietary work.

(l)  Nutex and the Nutex Subsidiaries have taken commercially reasonable steps to preserve and maintain all the interests and proprietary rights of Nutex and the Nutex Subsidiaries in, to and under the Nutex Intellectual Property.

(m)  Neither Nutex nor any Nutex Subsidiary has (i) licensed any of the software included in any Nutex Products or Nutex Intellectual Property in source code form to any Person, or (ii) entered into any escrow agreements with respect to any such software. No event has occurred, and no circumstances or conditions exist, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, result in the disclosure or delivery by Nutex or any Nutex Subsidiary (or any Person acting on behalf of Nutex or any Nutex Subsidiary) of any source code included in any Nutex Intellectual Property, other than pursuant to agreements with Service Providers engaged in development activities for Nutex or any of its Subsidiaries in the Ordinary Course of Business.

7.13.  Service Providers.

(a)  Service Providers and Contracts. No Service Provider of Nutex or any Nutex Subsidiary has been granted the right to continued employment by Nutex or any Nutex Subsidiary, as applicable, or to any compensation following termination of employment with Nutex or any Nutex Subsidiary. Nutex does not have any Knowledge that any Service Provider of Nutex or any Nutex Subsidiary intends to terminate his or her employment or other engagement with Nutex or any Nutex Subsidiary, nor does Nutex or any Nutex Subsidiary have an intention as of the date hereof to terminate the employment or engagement of any material Service Provider.

(b)  Compensation. Nutex has made available to Parent an accurate, correct and complete list of all:

(i)  current Service Providers of Nutex and the Nutex Subsidiaries, including each Service Provider’s name, title or position, present annual compensation (including bonuses, commissions and deferred compensation), accrued and unused paid vacation and other paid leave, and date of hire;

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(ii)  individuals who are currently performing services for Nutex or any Nutex Subsidiary related to the Nutex Business who are classified as “consultants” or “independent contractors;”

(iii)  bonuses, severance payments, termination pay and other special compensation of any kind paid to, accrued with respect to, or that would be payable to (as a result of the Merger), any present or former Service Provider since the Nutex Balance Sheet Date;

(iv)  increases in any Service Provider’s wage, salary or other compensation since the Nutex Balance Sheet Date; and

(v)  increases or changes in any other benefits or insurance provided to any Service Provider since the Nutex Balance Sheet Date. No Service Provider of Nutex or any Nutex Subsidiary is eligible for payments that would constitute “parachute payments” under Section 280G of the Code.

(c)  Disputes. There are no claims, disputes or controversies pending or, to Nutex’s Knowledge, threatened involving any Service Provider or group of Service Providers. Since January 1, 2017, neither Nutex nor any Nutex Subsidiary has suffered or sustained any work stoppage and no such work stoppage is threatened.

(d)  Wage and Hour Liabilities. Neither Nutex nor any Nutex Subsidiary has (i) any overtime, meal period, break period, hours of service or wage and hour obligation or liability of whatsoever kind with respect to any of its past or current Service Providers or any liability for failure to comply with any Laws relating to any of the foregoing, or (ii) any obligation or liability for any payment to any trust, pension or other fund, including union trust funds, or to any governmental or administrative authority, with respect to unemployment compensation benefits, workers’ compensation benefits, social security, disability or other benefits for its Service Providers (other than routine payments to be made in the Ordinary Course of Business.).

(e)  Labor Relations. There are no strikes, slowdowns, work stoppages or material labor relations controversies pending or, to the Knowledge of Nutex, threatened between Nutex or any Nutex Subsidiary, on one hand, and any of their respective Service Providers, and neither Nutex nor any Nutex Subsidiary has experienced any such strike, slowdown, work stoppage or material controversy within the past three (3) years.

(f)  Compliance with Employment Laws. Nutex and the Subsidiaries are in compliance in all material respects with all Laws relating to employment practices and the employment of labor or use of contract workers, including those related to immigration, wages, hours and the payment and withholding of Taxes and other sums as required by the appropriate Governmental Authority, and have each withheld and paid to the appropriate Governmental Authority or are holding for payment not yet due to such Governmental Authority all amounts required to be withheld from Service Providers of Nutex or any Nutex Subsidiary, as applicable, and are not liable for any arrears of wages, Taxes, penalties or other sums for failure to comply with any of the foregoing. Neither Nutex nor

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any Nutex Subsidiary knowingly utilizes or continues to utilize contractors who fail to comply with Form I-9, Employment Eligibility Verification, obligations relating to the contractor’s employees or who otherwise fail to comply with U.S. immigration laws. Since January 1, 2015, neither Nutex nor any Nutex Subsidiary has received any notices from the Social Security Administration or the U.S. Department of Homeland Security regarding a “mismatch” of employee names and Social Security Numbers or employee names and immigration-related documents.

(g)  FLSA. Since January 1, 2016, for purposes of the FLSA, and all other Laws, (i) all individuals characterized and treated by Nutex or any Nutex Subsidiary as consultants or independent contractors are properly treated as independent contractors; (ii) all current or former employees compensated on a commission or piecework basis qualify or qualified for an applicable exemption, including Section 7(i) of the FLSA; and (iii) all current and former employees classified as exempt under the FLSA and Laws are or have been properly classified.

(h)  Compliance with Laws. Since January 1, 2018, Nutex and each Nutex Subsidiary have complied in all material respects with all Laws related to the employment or engagement of their respective Service Providers, including provisions related to wages, hours, leaves of absence, equal opportunity, occupational health and safety, workers’ compensation, severance, employee handbooks or manuals, collective bargaining and the payment of social security and other Taxes.

7.14.  Nutex Benefit Plans.

(a)  Section 7.14 of the Nutex Disclosure Schedule lists each material “employee benefit plan” that, Nutex or any Nutex Subsidiary, or by any trade or business, whether or not incorporated (a “Nutex ERISA Affiliate”), maintains or to which Nutex contributes or has any obligation to contribute or with respect to which Nutex has any liabilities (the “Nutex Plans”). Section 7.14 of the Nutex Disclosure Schedule identifies each of the Nutex Plans that is an ERISA Plan. Each Nutex Plan has been established, maintained, funded, invested, and administered, in all material respects, in accordance with the terms of such Nutx Plan and complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable Laws. No event has occurred nor has there been any omission which would result in violation of any laws, rulings, or regulations applicable to any employee benefit plan. There are no claims pending or, to the Knowledge of the Nutex, threatened with respect to any employee benefit plan, other than claims for benefits by employees, beneficiaries, or dependents arising in the normal course of the operation of any such plan.

(b)  Each Nutex Plan that is intended to be qualified under Section 401(a) or 401(k) of the Internal Revenue Code is identified as a “Qualified Plan” on the schedule of employee benefit plans and is so qualified and has received a determination from the Internal Revenue Service upon which Nutex may rely that such Qualified Plan is so “qualified”. No event omission, or condition has occurred from such date of determination that would adversely affect the qualified status of any such plan.

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(c)  There have been no non-exempt prohibited transactions with respect to any such Nutex Plan. No fiduciary has any liability for material breach of fiduciary duty or any other material failure to act or comply in connection with the administration or investment of the assets of any such Nutex Plan. Nutex has not incurred any material liability for any excise, income or other Taxes or penalties with respect to any Nutex Plan, and to the Knowledge of Nutex, no event has occurred and no circumstance exists that would give rise to any such liability.

(d)  With respect to any Nutex Plan that is an “employee welfare benefit plan” (within the meaning of Section 3(1) of ERISA) that is a “group health plan” (as defined in Section 607(1) of ERISA) and Section 4980B(g)(2) of the Code), such plans comply and have for the past six (6) years complied, in all material respects, with all of the applicable requirements of Section 4980B of the Code (COBRA), ERISA, Title XXII of the Public Health Service Act, the applicable provisions of the Social Security act, the Health Insurance Portability and Accountability Act of 1996, the PPACA, and other applicable Laws. All notices required pursuant to Section 606 of ERISA have been provided on a timely basis and each such plan has otherwise complied in all material respects with the requirements of Sections 606 through 608 of ERISA.

(e)  Nutex has made available to the Parent complete and correct copies, as applicable, of the following documents: (i) the current plan documents, amendments thereto and related current trust agreements (and each related trust, insurance contract, or fund); (ii) the most recent favorable IRS determination or opinion letter with respect to such Nutex Plan; (iii) the three (3) most recently filed IRS Forms 5500, with all applicable schedules attached thereto, with respect to each Nutex Plan; (iv) the three (3) most recent actuarial valuation reports completed with respect to such Nutex Plan; (v) the most recent summary plan description and summary material modifications for such Nutex Plan; (vi) any insurance policy related to such Nutex Plan; (vii) the coverage and compliance testing for the three (3) most recently completed plan years; (viii) Internal Revenue Service Forms 1094-C and 095-C for each applicable Nutex Plan for the three (3) most recently completed years, and (ix) all material non-routine communications with any Governmental Body regarding and Nutex Plan, including the Employee Plans Compliance Resolution System, Voluntary Fiduciary Correction Program or Delinquent Filer Voluntary Correction Program in the last six (6) years.

(f)  All contributions and premiums that Nutex, any Nutex Subsidiary or any Nutex ERISA Affiliate is required to pay under the terms of each of the ERISA Plans and Sections 412, 430 and 431 of the Code, if any, have, to the extent due, been paid in full or properly recorded on the financial statements or records of Nutex or any Nutex Subsidiary, and none of the ERISA Plans or any trust established thereunder has incurred any “accumulated funding deficiency” (as defined in Section 306(a) of ERISA and Section 431 of the Code), or any “unpaid minimum required contribution” (as defined in Section 4971(c) of the Code) whether or not waived, as of the last day of the most recent fiscal year of each of the ERISA Plans ended prior to the Signing Date. No lien has been imposed under Section 430(k)(n) of the Code or Section 306(g) of ERISA on the Nutex Assets or any Nutex ERISA Affiliate, and no event or circumstance has occurred that is reasonably

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likely to result in the imposition of any such lien on any such assets on account of any ERISA Plan.

(g)  Except as set forth on Section 7.15(g) of the Nutex Disclosure Schedule, neither Nutex nor any ERISA Affiliate contributes to, has any obligation to contribute to, or has any liability under or with respect to any Employee Pension Benefit Plan that is a “defined benefit plan” (as defined in Section 3(35) of ERISA), any Multiemployer Plan, a multiple employer plan or a multiple employer welfare arrangement. Nutex does not provide and is not obligated to provide any current or former employee, officer or director (or any spouses, dependents, survivors, or beneficiaries of such persons) with post-termination or post-retirement health, life insurance or other welfare-type benefits, other than in accordance with applicable Laws.

(h)  All contributions or other amounts withheld from any employee’s pay for deposit in a 401(k) plan or for payment of any health or insurance premiums or for any other purpose with respect to a Nutex Plan have been timely deposited or transmitted to an insurance company in accordance with ERISA and applicable Department of Labor regulations and guidance.

(i)  Except as set forth on Section 7.15(i) of the Nutex Disclosure Schedule, the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby will not (alone or in combination with any other event other than as a result of actions taken by Parent or any of its Affiliates after the Closing Date) result in or give rise to the acceleration of vesting or payment of benefits or compensation under any Nutex Plan (including without limitation, any severance or similar type payments), accelerate the securing or funding obligations of the Nutex under any Nutex Plan, or result in or satisfy a condition to the payment of compensation to any employee, officer or director of Nutex who is a “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) under Nutex Plan currently in effect that would result in an “excess parachute payment” under Section 280G of the Code.

(j)  Each of the Nutex Plans has been operated and administered in all material respects in accordance with its terms and Laws, including ERISA and the Code.

7.15.  Compliance with Laws; Governmental Approvals; Compliance with Health Care Laws.

(a)  Neither Nutex nor any Nutex Subsidiary is now, or during the past five (5) years has been, in conflict with, or in default, breach or violation of, in any material respect, any Law applicable to Nutex or any Nutex Subsidiary, as applicable, or by which any Nutex Asset is bound, subject or affected, and Nutex and the Nutex Subsidiaries have filed all material reports, data and other information required to be filed with any Governmental Authority. Nutex and the Nutex Subsidiaries are in possession of all material Governmental Approvals reasonably necessary for Nutex or any Nutex Subsidiary, as applicable, to own, lease and operate its properties or to carry on the Nutex Business. No suspension or cancellation of any material Governmental Approvals is pending or, to the Knowledge of Nutex, threatened, and, other than filings under the HSR Act, no Governmental Approval

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is required to be obtained or filed in connection with the execution and delivery of this Agreement and the other Transaction Documents. Since January 1, 2017, neither Nutex nor any Nutex Subsidiary has received written notice or communication from any Person of any inquiry, proceeding or investigation by any Governmental Authority alleging or based upon a violation of any Law by Nutex or any Nutex Subsidiary or that involves services furnished or data submitted by Nutex or any Nutex Subsidiary.

(b)  Except as set forth in Section 7.15(b) of the Nutex Disclosure Schedule, Nutex and the Nutex Subsidiaries are, and have been for the last five (5) years, in compliance in all material respects with all applicable Health Care Laws applicable to or affecting Nutex and the Nutex Subsidiaries and the conduct and operation of the Nutex Business and the licensure of the Nutex’s and Nutex Subsidiary’s Service Providers. Any past noncompliance with such Health Care Laws by the Nutex and any Nutex Subsidiary set forth in Section 7.15(b) of the Nutex Disclosure Schedule has been fully and finally resolved such that the Nutex and the Nutex Subsidiaries are in full compliance with all Health Care Laws and will not suffer any adverse effects or consequences as a result of such past noncompliance. Nutex and the Nutex Subsidiaries have not received any written notice of, nor is there any investigation, audit or survey pending or, to the Knowledge of Nutex, threatened, asserting any noncompliance with Health Care Laws and has no reason to believe that any such investigation, audit or survey is pending, threatened or imminent. Except as set forth in Section 7.15(b) of the Nutex Disclosure Schedule, Nutex and the Nutex Subsidiaries have remedied, discharged or complied in all material respects with all applicable plans of correction, such that there are no violations or deficiencies with respect to any Governmental Authorizations held by Nutex and the Nutex Subsidiaries or Government Programs in which Nutex and the Nutex Subsidiaries participate. Without limiting the foregoing, Nutex and the Nutex Subsidiaries and their respective Service Providers which are providers under Medicare, as applicable, are, and for the last five (5) years have been, in material compliance with applicable federal Medicare statutes, 42 U.S.C. §§ 1320a-7(a), 1230a-7b and 1395nn, as amended, and the regulations promulgated thereunder or related state statutes and regulations, and have not:

(i)  knowingly and willfully made or caused to be made a false statement or representation of a material fact in any application for any benefit or payment;

(ii)  knowingly and willfully made or caused to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment;

(iii)  presented or caused to be presented a claim for reimbursement for services under a Government Program that is for an item or service that is known or should be known to be (A) not provided as claimed or (B) false or fraudulent;

(iv)  knowingly and willfully illegally offered, paid, solicited, or received any remuneration (including kickback, bribe, or rebate) directly or indirectly, overtly or covertly, in cash or in kind (A) in return for referring an individual to a Person for the furnishing or arrangement for the furnishing of any item or service for which payment may be made in whole or in part by a Government Program or

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(B) in return for purchasing, leasing or ordering or arranging for or recommending purchasing, leasing or ordering any good, facility, service, or item for which payment may be made in whole or in part by a Government Program;

(v)  had any financial relationship, compensation arrangement or ownership arrangement with physicians which fail to comply with applicable Health Care Laws; or

(vi)  otherwise made any false statement or representation with respect to information otherwise required to be submitted by Government Program regulations.

(c)  Section 7.15(c) of the Nutex Disclosure Schedule lists all provider and contract numbers issued to Nutex and the Nutex Subsidiaries by any Government Program. All such provider and contract numbers are current and valid and in full force and effect. There are no pending or, to the Knowledge of Nutex, threatened actions by or on behalf of any Governmental Authority to take adverse action relating to such provider or contract numbers or participation in Government Programs by Nutex or any Nutex Subsidiary.

(d)  All billing by, or on behalf of, Nutex and the Nutex Subsidiaries to patients, responsible parties, and Third Party Payors, including Government Programs, is, and has been for the past five (5) years, true and complete and in compliance with all applicable Laws in all material respects. Except for amounts billed and refunded in the Ordinary Course of Business and immaterial billing errors or discrepancies occurring in the Ordinary Course of Business or as set forth in Section 7.15(d) of the Nutex Disclosure Schedule, for the past five (5) years all claims for reimbursement for services rendered by Nutex and the Nutex Subsidiaries have been prepared and submitted in all material respects in an accurate and complete manner and in accordance with applicable Health Care Laws. Nutex and each Nutex Subsidiary maintains a credit balance management system and patient credit balances have been refunded as required by Law. Except as disclosed in Section 7.15(d) of the Nutex Disclosure Schedule, none of Nutex or any Nutex Subsidiary have received any written notice from any Third Party Payor or Governmental Authority that indicates any material denial of payment or overpayment with respect to billing provided by Nutex and its Subsidiaries, other than those which have been finally resolved, and no audit, investigation, appeal, adjustment, challenge, inquiry, claim review, recoupment or other Proceeding with respect to any billings, claims or other filings is pending that could reasonably be expected to result in any determination that Nutex or its Subsidiaries was overpaid by any Governmental Authority or Third Party Payor. None of Nutex or any Nutex Subsidiary is subject to a “Corporate Integrity Agreement” or a similar government-mandated compliance program. None of Nutex or any Nutex Subsidiary has received written notice of, nor to the Knowledge of Nutex, is there, any pending material dispute between Nutex or any Nutex Subsidiary and any Governmental Authority regarding claims and governmental filings. Nutex and each Nutex Subsidiary have paid all undisputed refunds, known overpayments, patient credit balances, discounts and adjustments that have been discovered during the past five (5) years. Nutex and each Nutex Subsidiary have used commercially reasonable efforts to collect all copayments, deductibles, and other patient financial responsibilities.

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(e)  Nutex and the Nutex Subsidiaries maintain, and conduct the Nutex Business in all material respects in accordance with, a compliance program, a code of conduct, and policies and procedures applicable to Nutex and the Nutex Subsidiaries and the Nutex Business that are commercially reasonable and appropriate for similarly-situated businesses operating in the sectors of the health care industry in which Nutex and the Nutex Subsidiaries currently operate. Nutex and the Nutex Subsidiaries have not, in the past five (5) years: (i) been subject to reporting obligations pursuant to any deferred prosecution, consent decree, settlement, integrity agreement, corrective action plan or other similar obligation or agreement with any Governmental Authority; (ii) to the Knowledge of Nutex, been a target or defendant in any qui tam/False Claims Act or similar litigation; (iii) been served with or received any search warrant, subpoena, civil investigative demand, contact letter or telephone or personal contact by or from any Governmental Authority related to termination or suspension of participation in any Governmental Program or billing and claims submission pursuant to any Governmental Program, or (iv) received any complaints through its telephonic hotlines or any other compliance reporting mechanisms from employees, contractors, vendors, patients or any other person that would indicate that Nutex or any Nutex Subsidiary is reasonably likely to have in the past violated, or is currently in violation of, any applicable Law. To the Knowledge of Nutex, no person (terminated employee, contractor or otherwise) has raised allegations with Nutex or any Subsidiary relative to Nutex or any Nutex Subsidiary that is reasonably likely to qualify such person as a relator or potential relator under the Federal False Claims Act (31 U.S.C. §§ 3729-3733), including allegations of non-compliance with any Laws.

(f)  Nutex and the Nutex Subsidiaries have and during the past five (5) years have had privacy and security policies, notices, procedures and safeguards that are in material compliance with applicable requirements of HIPAA and other Laws governing the privacy and security of personal or health information in all material respects. Nutex and each Nutex Subsidiary has a written, signed, and HIPAA-compliant business associate agreement with each Person who is a “business associate” (as defined in 45 C.F.R. § 160.103) thereof. Neither Nutex nor any Nutex Subsidiary has received written notice of, and there is no litigation, proceeding (at law or in equity) or, to Nutex’s Knowledge, inquiry or investigation pending or threatened with respect to any alleged “breach” as defined in 45 C.F.R. § 164.402 (a “Breach”) or any other violation of HIPAA or other Laws governing the privacy and security of personal or health information by Nutex or any Nutex Subsidiary or the “workforce” (as defined under HIPAA) thereof. No Breach or other violation of HIPAA by Nutex or any Nutex Subsidiary or the “workforce” thereof or successful “security incident” (as defined in 45 C.F.R. § 164.304) has occurred with respect to “protected health information” (as defined in 45 C.F.R. § 160.103) in the possession or under the control of Nutex or any Nutex Subsidiary or any business associate of thereof.

(g)  Except as provided on Section 7.15(g) of the Nutex Disclosure Schedule, neither Nutex nor any Nutex Subsidiary nor any of its owners, officers, directors, managers, members, shareholders, equityholders, Service Providers, contractors, or agents acting on behalf of or for the benefit thereof, (i) has been convicted of or charged with, or received written or, to the Knowledge of Nutex, other notice of a threatened or actual investigation for, (A) a Medicare, Medicaid or other Government Program related offense, or (B) a violation of federal or state laws related to fraud, theft, embezzlement, breach of fiduciary

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responsibility, financial misconduct, obstruction of an investigation of controlled substances; (ii) has been debarred, excluded or suspended from participation in Medicare, Medicaid or any other Government Program; or (iii) has been subject to any order or consent decree of, or criminal or civil fine or penalty imposed by, any Governmental Authority. Nutex and each Nutex Subsidiary have not arranged or contracted with (by employment or otherwise) any individual or entity that has been convicted of or pled guilty or nolo contendere to any federal or state criminal offense pertaining to Health Care Laws, subject to any disciplinary action under any state rules of professional conduct, or excluded from participation in a Government Program for the provision of items or services for which payment may be made under such Government Program. No exclusion, suspension, or debarment claims, proceedings or investigations relating to the Nutex Business are pending or threatened against Nutex or any Nutex Subsidiary or any of their owners, officers, directors, managers, members, shareholders, equityholders, Service Providers, contractors or agents

(h)  Nutex and the Nutex Subsidiaries collectively hold all material healthcare permits necessary for the conduct of the Nutex Business thereof as currently conducted. All of such material healthcare permits are listed on Section 7.15(h) of the Nutex Disclosure Schedule. Nutex or one or the Nutex Subsidiaries, as applicable, is currently and for the previous five (5) years has been in compliance in all material respects with the requirements of such healthcare permits. Each such healthcare permit is in full force. To Nutex’s Knowledge, no event has occurred with respect to any such permits which permits, or after notice or lapse of time or both would permit, revocation or termination thereof or would result in any other material impairment of the rights of the holder of any such healthcare permits. To Nutex’s Knowledge, there is not pending or threatened any action, petition, objection, inquiry, investigation or other pleading with any Governmental Authority that would reasonably be expected to materially impair the validity of any healthcare permit or result in the revocation of any healthcare permit.

(i)  Neither Nutex nor any Nutex Subsidiary participates in, or in the last five (5) years, has participated in, any research or clinical trials.

(j)  Except as provided on Section 7.15(j) of the Nutex Disclosure Schedule, to the Knowledge of Nutex, each health care professional who currently is employed or retained by Nutex or any Nutex Subsidiary or at any time during the last five (5) years was employed or retained by Nutex or any Nutex Subsidiary as a health care professional is and has been during such periods of employment or retention by Nutex or any Nutex Subsidiary duly licensed and registered, and in good standing in the State in which such health care professional engages in the practice of such health care professional’s profession, such license and registration have not been suspended, revoked or restricted in any manner and such licenses and registrations are all that are required for such health care professional to perform such Person’s duties for Nutex or such Nutex Subsidiary, and for Nutex or such Nutex Subsidiary to obtain payment or reimbursement from patients and payors with respect to the services provided by such health care professional. Each health care professional has a current Drug Enforcement Administration registration.

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7.16.  Litigation. Except as set forth in Section 7.16 of the Nutex Disclosure Schedule, there is no Proceeding pending or, to the Knowledge of Nutex, threatened against or affecting Nutex or any Nutex Subsidiary, any Nutex Asset or the ability of Nutex or any Nutex Subsidiary to consummate the transactions contemplated herein, including the Merger. None of Nutex, any Nutex Subsidiary or any Nutex Asset is subject to any Order or any proposed Order that would prevent or delay the consummation of the transactions contemplated herein, including the Merger or would have a material adverse effect on the Nutex Assets, the Nutex Business or the ability of Nutex to consummate the transactions contemplated herein, including the Merger.

7.17.  Taxes. Except as set forth in Section 7.17 of the Nutex Disclosure Schedule:

(a)  Each of Nutex and the Nutex Subsidiaries has filed all material Tax Returns in all jurisdictions in which Tax Returns are required to be filed by Nutex and the Nutex Subsidiaries, and all such Tax Returns are true, correct and complete in all material respect. Nutex and the Nutex Subsidiaries have timely paid all Taxes shown to be due on such Tax Returns. Copies of all Tax Returns for the three (3) most recent years ending prior to the Signing Date have been made available to Parent.

(b)  Each of Nutex and the Nutex Subsidiaries have withheld and timely paid to the appropriate Governmental Authority all Taxes that it was required to have withheld and paid in connection with amounts paid or owing to any employee, agent, independent contractor, creditor, nonresident or foreign company, stockholder or other third party and has complied with all applicable information reporting requirements, in connection with amounts paid to any such Person.

(c)  Since December 31, 2020, neither Nutex nor any Nutex Subsidiary has been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, assessed or, to the Knowledge of Nutex, proposed against Nutex or any Nutex Subsidiary. Neither Nutex nor any Nutex Subsidiary has executed any unexpired waiver of any statute of limitations on or extension of any period for the assessment or collection of any Tax.

(d)  No audit or other examination of any Tax Return of Nutex or any Nutex Subsidiary by any Tax Authority is presently in progress, nor has Nutex or any Nutex Subsidiary been notified in writing of any request for such an audit or other examination. No claim has been made in writing by any Governmental Authority in a jurisdiction where Nutex or any Nutex Subsidiary does not file Tax Returns that Nutex or such Nutex Subsidiary is or may be subject to taxation by that jurisdiction.

(e)  No adjustment relating to any Tax Returns filed or required to be filed by Nutex or any Nutex Subsidiary has been proposed in writing by any Tax Authority to Nutex or any Nutex Subsidiary or any representative thereof.

(f)  Neither Nutex nor any Nutex Subsidiary has any liability for any unpaid Taxes shown to be due on any Tax Return which has not been accrued for or reserved on their respective balance sheets as of the Nutex Balance Sheet Date in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, which is material to Nutex or any of its Subsidiaries. There are no Encumbrances with respect to Taxes on any of the

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Nutex Assets, other than Encumbrances which are not individually or in the aggregate material, or customary Encumbrances for current Taxes not yet due and payable.

(g)  Neither Nutex nor any Nutex Subsidiary (A) has ever been a member of a consolidated group other than a consolidated group of which Nutex is the parent corporation, or (B) has any liability for the Taxes of any person (other than Nutex or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. Neither Nutex nor any Nutex Subsidiary is a party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement (other than such agreements existing as of the Signing Date between current members of Nutex’s affiliated group).

(h)  To the Knowledge of Nutex, none of the Nutex Assets are tax-exempt use property within the meaning of Section 168(h) of the Code.

(i)  Nutex and each Nutex Subsidiary are in full compliance with all terms and conditions of any Tax exemptions, Tax holiday or other Tax reduction agreement or order of a territorial or foreign government and the consummation of the Merger will not have any material adverse effect on the continued validity and effectiveness of any such Tax exemptions, Tax holiday or other Tax reduction agreement or order.

(j)  Neither Nutex nor any Nutex Subsidiary has with respect to any open taxable period applied for and been granted permission to adopt a change in their respective methods of accounting requiring adjustments under Section 481 of the Code or comparable Laws.

(k)  Neither Nutex nor any Nutex Subsidiary a partner or owner in any entity classified as a partnership for federal income tax purposes.

(l)  Each of Nutex and the Nutex Subsidiaries has been classified as either a partnership or a disregarded entity for federal and state income Tax purposes. Neither Nutex nor any Nutex Subsidiary has made an election under Treasury Regulations Section 301.7701-3 with respect to itself or any Entity.

(m)  Neither Nutex nor any Nutex Subsidiary is subject to Tax in any jurisdiction, other than the country which it is organized, by virtue of having, or being deemed to have, a permanent establishment, fixed place of business or similar presence.

(n)  No equity options, equity appreciation rights or other equity based awards issued or granted by Nutex are not in material compliance with Code Section 409A. Each “nonqualified deferred compensation plan” (as such term is defined in Code Section 409A and the guidance thereunder) under which Nutex or any Nutex Subsidiary makes or is obligated to make payments is in good faith operational compliance with the requirements of Code Section 409A and the guidance thereunder. No payment to be made by Nutex or any Nutex Subsidiary is or will be subject to penalties of Code Section 409A.

(o)  Neither Nutex nor any Nutex Subsidiary has entered into any closing agreement with any Governmental Authority, including, but not limited to, a closing

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agreement pursuant to Code Section 7121, with regard to any Tax liability of Nutex or any Nutex Subsidiary, respectively.

(p)  Neither Nutex nor any Nutex Subsidiary will be required to include any material item of income in, or to exclude any material item of deduction from, taxable income in any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting made on or prior to the Closing Date or use of any improper method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date, (B) closing agreement entered with any Governmental Authority on or prior to the Closing Date, (C) intercompany transaction or excess loss account described in Treasury Regulations under Code Section 1502 (or any similar provision of state, local or foreign law), (D) installment sale or open transaction disposition made on or prior to the Closing Date, (E) prepaid amount or deferred revenue received on or prior to the Closing Date outside of the Ordinary Course of Business; (F) election under 965(h) of the Code made on or prior to the Closing Date; or income inclusion pursuant to Section 951 or 951A of the Code with respect to a taxable period or portion thereof ending on or prior to the Closing Date; or (G) CARES Act Tax Accrual Amounts.

(q)  Neither Nutex nor any Nutex Subsidiary is a party to, or is bound by, or has any obligation or potential liability under, any Tax allocation, sharing or indemnity agreement or any other agreement or practice of a similar nature with respect to any amount of Taxes (other than any credit or other commercial agreement entered into in the ordinary course of business, the principal purpose of which does not relate to Tax).

(r)  Neither Nutex nor any Nutex Subsidiary has engaged in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(1) or any analogous provision of state, local or foreign law.

(s)  Neither Nutex nor any Nutex Subsidiary has elected to apply the partnership audit rules enacted as part of the Bipartisan Budget Act of 2015 for any taxable year beginning before January 1, 2018.

(t)  Neither Nutex nor any Nutex Subsidiary has distributed stock of another Person, and no Nutex Subsidiary has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code in the two (2) years prior to the Closing Date or that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Code Section 355(e)) that includes the transactions contemplated by this Agreement.

(u)  Neither Nutex nor any Nutex Subsidiary is or has been at any time during the past five (5) years a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

(v)  To Nutex’s Knowledge, there is no property or obligation of it, any of its Subsidiaries or any of their respective Affiliates, including uncashed checks to vendors, customers or employees, non-refunded overpayments, or unclaimed subscription balances, that is escheatable or reportable as unclaimed property to any state, municipality or other

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governmental agency or Tax Authority under any applicable escheatment or unclaimed property Laws.

7.18.  Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement, including the Merger, based upon arrangements made by or on behalf of Nutex, any Nutex Subsidiary or any of their respective Affiliates.

7.19.  Transactions with Affiliates. Except as set forth on Section 7.19 of the Nutex Disclosure Schedule, there are no existing Contracts or Debt between Nutex or any Nutex Subsidiary, on the one hand, and any of the current or former directors, officers, managers, stockholder, equityholder or other Affiliates of Nutex, on the other hand.

7.20.  Insurance Policies. Nutex has made available to Parent true and correct copies of all policies of insurance maintained by Nutex and the Nutex Subsidiaries covering or affecting Nutex, the Nutex Subsidiaries, the Nutex Business or any of the Nutex Assets. All such policies are valid, outstanding and enforceable and neither Nutex nor any Nutex Subsidiary has agreed to modify or cancel any of such insurance policies prior to the Signing Date, and no such entity has received notice of any actual or threatened modification or cancellation of any such insurance. All premiums due and payable on or prior to the Signing Date for such insurance policies have been duly paid.

7.21.  Bank Accounts. Nutex has provided to Parent the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which Nutex and the Nutex Subsidiaries maintain any deposit or checking account, the account numbers of all such accounts and the names of all persons authorized to draw thereon or make withdrawals therefrom.

7.22.  Powers of Attorney. Except as set forth on Section 7.22 of the Nutex Disclosure Schedule, there are no Persons who hold general or special powers of attorney from Nutex or any Nutex Subsidiary.

7.23.  Certain Business Practices.

(a)  To the Knowledge of Nutex, neither Nutex nor any Nutex Subsidiary has since January 1, 2020, directly or indirectly, made any contribution, payment or gift of funds or property on behalf of Nutex or any Nutex Subsidiary to any official, employee or agent of any Governmental Authority of any jurisdiction or made any contribution to any candidate for public office, in either case where the payment or purpose of such contribution, payment or gift was or is in violation of Anti-Corruption Laws of any relevant jurisdiction covering a similar subject matter as in effect prior to the Effective Time applicable to Nutex and the Nutex Subsidiaries and their respective operations. Nutex has instituted and maintained policies and procedures designed to ensure compliance such Anti-Corruption Laws.

(b)  To the Knowledge of Nutex, none of Nutex, any Nutex Subsidiary or any Affiliate of Nutex, nor any of their respective directors, officers, employees, agents or other Representatives has taken, since January 1, 2020, any action, directly or indirectly, that would result in a violation of: the FCPA; the Bribery Act; or any other analogous Anti-

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Corruption Laws applicable to Nutex or the Subsidiaries or Affiliates of Nutex, as applicable, including, without limitation, offering, paying, promising to pay or authorizing the payment of money or anything of value to a foreign governmental official used for the purpose of influencing any official act or decision of a foreign governmental official, inducing any foreign governmental official or other Person to do or omit to do any act in violation of the lawful duty of such official, securing any improper advantage, or inducing any foreign governmental official to use influence with any Governmental Authority in order to affect any act or decision of such Governmental Authority, in order to assist Nutex or any Nutex Subsidiary or Affiliate of Nutex in obtaining or retaining business with, or directing business to, any Person, in each case in violation of any applicable Anti-Corruption Laws.

(c)  No Proceeding by or before any Governmental Authority involving Nutex, any Nutex Subsidiary or any other Affiliate of Nutex, or any of their directors, officers, employees, or agents, with respect to any applicable Anti-Corruption Law is pending or, to the Knowledge of Nutex, threatened. Since January 1, 2020, no civil or criminal penalties have been imposed on Nutex, any Nutex Subsidiary or any Affiliate of Nutex with respect to violations of any applicable Anti-Corruption Law, nor have any disclosures been submitted to any Governmental Authority with respect to violations of the FCPA, the Bribery Act or any other applicable Anti-Corruption Law.

(d)  The operations of Nutex and the Nutex Subsidiaries are and have been, since January 1, 2020, conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and all Money Laundering Laws. No action, suit or proceeding by or before any Governmental Authority or any arbitrator involving Nutex or any Nutex Subsidiary with respect to the Money Laundering Laws is pending or, to the Knowledge of Nutex, threatened.

7.24.  Information Provided. None of the information supplied by Nutex expressly for inclusion or incorporation by reference in (a) the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, and (b) the Proxy will, at the date the Proxy is mailed to the Parent Stockholders or at the time of the meeting of the Parent Stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, provided, however, no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information regarding Nutex incorporated by reference in the Proxy or supplied by Nutex specifically for inclusion in the Proxy.

7.25.  Accredited Investor Status. Pursuant to the Contribution Agreements, each Nutex Owner has represented that such Nutex Owner (a) is an informed, sophisticated entity or individual with sufficient knowledge and experience in investment and financial matters so as to be capable of evaluating the risks and merits of the transaction, (b) has determined that the Merger is consistent with its general investment objectives, (c) understands that the Merger involves certain business and other risks, (d) is financially able to bear the risks of the Merger, (e) has had an

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opportunity to discuss the business, management and financial affairs of Parent and, in entering into this Agreement, is relying on its informed conclusions of its own investigations of such businesses, (f) is acquiring the Parent Common Stock through the Merger for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, (g) if an entity, was not organized for the specific purpose of the Merger, (h) understands that the Merger Consideration has not been registered under the Securities Act or the applicable securities or blue sky laws of any state and, accordingly, must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (i) is an “accredited investor” as defined in Rule 501(a) under the Securities Act and (j) understands that the exemptions from registration under the Securities Act relied upon by Parent are based in part on the fact that such Nutex Owner is an “accredited investor” as defined in Rule 501(a) under the Securities Act. To the Knowledge of Nutex, each of the representations made by a Nutex Owner in the applicable Contribution Agreement that such Nutex Owner is an “accredited investor” as defined in Rule 501(a) of the Securities Act is true and correct.

Article VIII
NUTEX REPRESENTATIVE

8.1.  Nutex Representative.

(a)  Appointments. For purposes of this Agreement, the other Transaction Documents and any ancillary agreements hereto or thereto, each Nutex Member has consented to the appointment of Thomas T. Vo as the representative, agent and attorney-in-fact for and on behalf of each such Nutex Member (solely in its capacity as such, the “Nutex Representative”) for all purposes in connection with this Agreement and all agreements ancillary hereto, with full power of substitution, to act in the name, place and stead of such Nutex Member for purposes of taking any and all actions and making of any decisions required or permitted to be taken by the Nutex Members under or contemplated by this Agreement and the other Transaction Documents, including the exercise of the power to: (i) execute this Agreement, any other Transaction Documents and any other agreements, documents and certificates pursuant to such agreements, including all amendments to such agreements, and take all actions required or permitted to be taken under such agreements; (ii) resolve, agree to, negotiate, enter into settlements and compromises of, and comply with orders of courts and awards of arbitrators with respect to, claims in connection with this Agreement and any other Transaction Documents; (iii) receive and forward notices and communications pursuant to this Agreement and any other Transaction Documents; and (iv) take all other actions necessary, desirable or appropriate in the judgment of the Nutex Representative for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement, any other Transaction Documents and any other agreements, documents and certificates pursuant thereto, including making, executing, acknowledging, and delivering all such contracts, orders, receipts, documents, instruments, notices, requests, instructions and certificates and doing all things and taking all actions which the Nutex Representative, in his sole discretion, considers necessary or proper in connection with or to carry out the terms of this Agreement.

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(b)  Replacement. The Nutex Representative may resign at any time. The Nutex Members entitled to at least fifty-one percent (51%) of the Merger Consideration can appoint a new Nutex Representative by written consent and by sending notice and a copy of the duly executed written consent appointing such new Nutex Representative to Parent. Such appointment will be effective upon the later of the date indicated in the consent or the date such consent is received by Parent.

(c)  No Liability.  The Nutex Representative will incur no liability to the Nutex Members in connection with his services pursuant to this Agreement and any related agreements except to the extent resulting from his fraud, gross negligence or willful misconduct. The Nutex Representative shall not be liable for any action or omission pursuant to the advice of counsel. The Nutex Members have agreed to indemnity the Nutex Representative against any losses, liabilities and expenses arising out of or in connection with this Agreement and any related agreements, in each case as such losses, liabilities and expenses are suffered or incurred, except in the event that any such losses, liabilities or expenses are finally adjudicated to have been caused by the fraud, gross negligence or willful misconduct of the Nutex Representative. Notwithstanding anything in this Agreement to the contrary, any restrictions or limitations on liability or indemnification obligations of, or provisions limiting the recourse against non-parties otherwise applicable to, the Nutex Members set forth elsewhere in this Agreement are not intended to be applicable to the indemnities provided to the Nutex Representative hereunder. The foregoing indemnities will survive the Closing, the resignation or removal of the Nutex Representative or the termination of this Agreement. The Nutex Representative shall not be required to make any inquiry concerning the performance or observance of any of the terms, provisions or conditions of this Agreement.

(d)  Parent’s Reliance.  In regard to the matters set forth in this Section 8.1, (a) Parent shall be entitled to rely on the instructions it receives from Nutex Representative and (b) Parent shall have no liability to Nutex or any Nutex Members if Parent shall act in compliance with such instructions with regard to such matters.

Article IX
Conditions to Closing

9.1.  Conditions Precedent to Obligations of Nutex. The obligations of Nutex to consummate the transactions contemplated by this Agreement, including the Merger, are subject to the satisfaction of the following conditions, at or prior to the Closing, unless waived (in whole or in part) by Nutex in writing:

(a)  Representations and Warranties. Each of (a) the representations and warranties made by Parent and Merger Sub in ARTICLE VI (in each case, other than the Parent Fundamental Representations and without regard to any Parent Material Adverse Effect or materiality qualifications set forth in any such representations and warranties) shall be true, correct and complete as of the Closing Date as though made at and as of such time (other than representations and warranties that speak as of another specific date or time (including, for the avoidance of doubt, any representation or warranty specified herein as being made as of or through the Signing Date), which need only be true, correct and

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complete as of such date or time), except to the extent that any and all failures of such representations and warranties to be so true, correct and complete as of the Closing Date, taken as a whole, would not have a Parent Material Adverse Effect, and (b) the Parent Fundamental Representations shall be true, correct and complete in all respects as of the Closing Date as though made at and as of such time (other than representations and warranties that speak as of another specific date or time (including, for the avoidance of doubt, any representation or warranty specified herein as being made as of or through the Execution Date), which need only be true, correct and complete as of such date or time).

(b)  Performance of Obligations. All of the covenants, obligations and agreements that Parent (or any Parent Subsidiary) is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects.

(c)  No Material Adverse Effect. There shall have been no Parent Material Adverse Effect from the Parent Balance Sheet Date through the Closing Date.

(d)  HSR. Any waiting period (and any extensions thereof) applicable to the consummation of the transactions completed under the terms of this Agreement under the HSR Act shall have expired or been terminated.

(e)  Laws. No Order or Law shall be in effect which restrains, enjoins, prevents, prohibits, makes illegal or materially restricts the consummation of the transactions contemplated herein, including the Merger, and no Proceeding shall be pending or threatened in writing by a Governmental Authority which is reasonably likely to result in an Order or a Law having such an effect.

(f)  Required Consents. Unless customarily obtained after Closing, Parent shall have delivered duly executed and complete copies of all Governmental Authorizations, Consents or other approvals (in form and content reasonably acceptable to Nutex) of third Persons, including Governmental Authorities, the granting of which are necessary for the consummation of the transactions contemplated by this Agreement or for preventing the termination of any right, privilege, license, permit, certificate or agreement of the Parent Business, in each case, as set forth in Schedule 9.1(f) of the Parent Disclosure Schedule (each, a “Specified Parent Consent”).

(g)  Parent Stockholder Approval. Parent shall have obtained Parent Stockholder Approval.

(h)  Closing Deliveries. Parent shall have delivered (or be ready, willing and able to deliver at the Closing) to Nutex all of the closing documents and agreements set forth in Section 5.1.

(i)  Nasdaq Approval. The Parent Common Stock to be issued in the Merger or in connection with the Merger shall have been approved for listing on Nasdaq, conditioned upon the consummation of the Merger and subject to official notice of issuance.

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(j)  Form 8-K. Parent shall have prepared a draft current report with respect to the Merger in a form reasonably satisfactory to Nutex, which will be filed with the SEC on Form 8-K promptly following the Effective Time.

(k)  Incentive Plan. Parent shall have obtained stockholder approval to increase the number of incentive awards available for issuance by either amending the iGambit 2019 Omnibus Incentive Plan or by adopting a new incentive plan, pending closing of the Merger.

9.2.  Conditions Precedent to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the transactions contemplated by this Agreement, including the Merger, are subject to the satisfaction of the following conditions, at or prior to the Closing, unless waived (in whole or in part) by Parent or Merger Sub in writing:

(a)  Representations and Warranties. Each of (a) the representations and warranties made by Nutex in ARTICLE VII (in each case, other than the Nutex Fundamental Representations and without regard to any Nutex Material Adverse Effect or materiality qualifications set forth in any such representations and warranties) shall be true, correct and complete as of the Closing Date as though made at and as of such time (other than representations and warranties that speak as of another specific date or time (including, for the avoidance of doubt, any representation or warranty specified herein as being made as of or through the Signing Date), which need only be true, correct and complete as of such date or time), except to the extent that any and all failures of such representations and warranties to be so true, correct and complete as of the Closing Date, taken as a whole, would not have a Nutex Material Adverse Effect, and (b) the Nutex Fundamental Representations shall be true, correct and complete in all respects as of the Closing Date as though made at and as of such time (other than representations and warranties that speak as of another specific date or time (including, for the avoidance of doubt, any representation or warranty specified herein as being made as of or through the Execution Date), which need only be true, correct and complete as of such date or time).

(b)  Performance of Obligations. All of the covenants, obligations and agreements that Nutex (or any Nutex Subsidiary) is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects.

(c)  No Material Adverse Effect. There shall have been no Nutex Material Adverse Effect from the Nutex Balance Sheet Date through the Closing Date.

(d)  HSR. Any waiting period (and any extensions thereof) applicable to the consummation of the transactions completed under the terms of this Agreement under the HSR Act shall have expired or been terminated.

(e)  Laws. No Order or Law shall be in effect which restrains, enjoins, prevents, prohibits, makes illegal or materially restricts the consummation of the transactions contemplated herein, including the Merger, and no Proceeding shall be pending or

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threatened in writing by a Governmental Authority which is reasonably likely to result in an Order or a Law having such an effect.

(f)  Required Consents. Unless customarily obtained after Closing, Nutex shall have delivered duly executed and complete copies of all Governmental Authorizations, Consents or other approvals (in form and content reasonably acceptable to Nutex) of third Persons, including Governmental Authorities, the granting of which are necessary for the consummation of the transactions contemplated by this Agreement or for preventing the termination of any right, privilege, license, permit, certificate or agreement of the Nutex Business, in each case, as set forth in Schedule 9.2(f) of the Nutex Disclosure Schedule (each, a “Specified Nutex Consent”).

(g)  Closing Deliveries. Nutex shall have delivered (or be ready, willing and able to deliver at the Closing) to Parent all of the closing documents and agreements set forth in Section 5.2.

(h)  Form 8-K. Parent and Nutex shall have prepared a draft current report with respect to the Merger in a form reasonably satisfactory to Nutex, which will be filed with the SEC on Form 8-K promptly following the Effective Time.

(i)  Nutex Member Approval. Nutex shall have obtained Nutex Member Approval.

(j)  Contribution. Subject to Section 4.17, the Contribution Transaction shall have been completed as of or immediately prior to the Closing.

(k)  Employment Agreement. Tom Vo shall have entered into an employment agreement with Parent, in form and substance reasonably satisfactory to the parties thereto.

(l)  Parent Stockholder Approval. Parent shall have obtained Parent Stockholder Approval.

(m)  Nutex Real Estate Guarantees. Nutex shall have obtained the Nutex Real Estate Guarantee terminations or the physician owners shall have entered into agreements indemnifying the applicable Nutex Subsidiary against any claim against the Nutex Real Estate Guarantees.

Article X
NO SURVIVAL OF REPRESENTATIONS AND COVENANTS

10.1.  No Survival of Representations and Covenants. None of the representations or warranties, or, except as provided in this Section 10.1, the covenants or other obligations of any Party contained in this Agreement shall survive the Closing (it being understood and agreed that, except as set forth in the last sentence of this Section 10.1, no Person shall have recourse following the Closing for any breach of or inaccuracy in any such representation and warranty, covenant or other obligation, and only the covenants and other obligations set forth in this Agreement which by their terms are required to be performed after Closing shall survive the Closing in accordance with their terms). In furtherance of the foregoing, the Parties hereto, intending to modify any

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applicable statute of limitations or other law, acknowledge and agree that all representations and warranties, covenants and other obligations contained in this Agreement will expire effective as of the Closing and not survive beyond the Closing such that, except as set forth in the last sentence of this Section 10.1, no claim for breach, or failure to be true and correct, of any such representation and warranty, covenant or other obligation (whether in contract, in tort or at law or in equity) may be brought after the Closing by any Person with respect thereto and there will be no liability in respect thereof, whether such liability accrues prior to, at or after the Closing, except for those covenants and other obligations set forth in this Agreement which by their terms are required to be performed after Closing. Notwithstanding the foregoing to the contrary, nothing herein shall operate to limit the common law liability of any Party in the event of Fraud regarding the representations and warranties made by any Party in this Agreement or the statements made in the certificates delivered at the Closing, it being specifically acknowledged and agreed that (a) such representations and warranties were a material inducement to the Parties entering into this Agreement and (b) such representations and warranties and such statements in such certificates were and are a material inducement to the Parties entering into this Agreement and consummating the transactions contemplated hereby and that the Parties were and are reasonably and justifiably relying on the truth and accuracy of such representations and warranties and such statements in connection therewith.

Article XI
Termination

11.1.  Termination.

(a)  Circumstances for Termination. At any time prior to the Closing, this Agreement may be terminated by written notice:

(i)  by the mutual written consent of Nutex and Parent;

(ii)  by Nutex (A) if an Adverse Recommendation Change shall have occurred or Parent failed to make the Parent Board Recommendation, (B) if Parent breached its obligations under Section 4.5(a) in any material respect or (C) if any of the representations or warranties of the Parent and Merger Sub set forth in ARTICLE VI shall not be true and correct such that (x) the condition to Closing set forth in Section 9.1(a) would not be satisfied and (y) the breach (or breaches) causing such representations or warranties not to be so true and correct is (or are) either not capable of being cured or, if capable of being cured, not cured within the earlier of (I) thirty (30) days after written notice thereof is delivered to the Parent and (II) the Termination Date or (D) if any of the covenants and other obligations of the Parent or the Parent Subsidiaries set forth in this Agreement shall not have been performed and complied with in all material respects such that (x) the condition to Closing set forth in Section 9.1(b) would not be satisfied and (y) the failure to comply or perform with such covenants is either not capable of being cured or, if capable of being cured, not cured within the earlier of (I) thirty (30) days after written notice thereof is delivered to the Parent and (II) the Termination Date; provided, that Nutex is not then in material breach of this Agreement so as to cause the conditions to Closing set forth in Section 9.2 to be unsatisfied;

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(iii)  by Parent, (A) at any time prior to receipt of the Parent Stockholder Approval, in order to enter into a binding written agreement with respect to a Superior Proposal, provided that Parent shall have complied in all material respects with its obligations under Section 4.5; or (B) if Nutex breached its obligations under Section 4.5(b) in any material respect; or (C) if any of the representations or warranties of Nutex set forth in ARTICLE VII shall not be true and correct such that (x) the condition to Closing set forth in Section 9.2(a) would not be satisfied and (y) the breach (or breaches) causing such representations or warranties not to be so true and correct is (or are) either not capable of being cured or, if capable of being cured, not cured within the earlier of (I) thirty (30) days after written notice thereof is delivered to Nutex and (II) the Termination Date; or (D) if any of the covenants and other obligations of Nutex set forth in this Agreement shall not have been performed and complied with in all material respects such that (x) the condition to Closing set forth in Section 9.2(b) would not be satisfied and (y) the failure to comply or perform with such covenants is either not capable of being cured or, if capable of being cured, not cured within the earlier of (I) thirty (30) days after written notice thereof is delivered to Nutex and (II) the Termination Date; provided, that the Parent and Merger Sub are not then in material breach of this Agreement so as to cause the conditions to Closing set forth in Section 9.1 to be unsatisfied;

(iv)  by either Nutex or Parent if the Closing has not occurred on or prior to the Termination Date, or such later date as mutually agreed to in writing by the Parties, for any reason, provided that neither Nutex or Parent shall be entitled to terminate this Agreement pursuant to this Section 11.1(a)(iv) if such Party is in material breach of this Agreement in any manner that shall have caused the transactions contemplated herein to not be consummated on or before the Termination Date;

(v)  by either Nutex or Parent if (i) a Governmental Authority issues, enacts, promulgates or enforces any Law restraining, enjoining, preventing or otherwise prohibiting or making illegal the consummation of the transactions contemplated herein or (ii) a Governmental Authority issues, enacts, promulgates or enforces an Order or takes any other action permanently restraining, enjoining, preventing or otherwise prohibiting or making illegal the consummation of the transactions contemplated herein, and such Order has become final and nonappealable; provided that the right to terminate under this Section 11.1(a)(v) shall not be available to a Party if any of the foregoing is due to a material breach by such Party of its obligations under this Agreement;

(vi)  by either Party pursuant to Section 4.12 as applicable; or

(vii)  by either Party if the Parent Stockholder Meeting shall have concluded and the Parent Stockholder Approval shall not have been obtained.

11.2.  Fees and Expenses.

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(a)  In the event that (i) a Parent Alternative Proposal shall have been made directly to the Parent Stockholders or otherwise publicly disclosed, (ii) this Agreement is thereafter terminated by Nutex or Parent pursuant to Section 11.1(a)(ii)(A), Section 11.1(a)(iii)(A) or Section 11.1(a)(vii), and (iii) Parent enters into a definitive agreement with respect to, or consummates, an Alternative Proposal within twelve (12) months after the date this Agreement is terminated, then Parent shall pay the Termination Fee to Nutex upon the earlier of (A) the date of the execution of such definitive agreement by Parent or (B) consummation of any such transaction.

(b)  Any payment of the Termination Fee shall be made in cash by wire transfer of immediately available funds to an account designated in writing by Nutex.

(c)  In the event that Parent shall fail to pay the Termination Fee required pursuant to this Section 11.2 when due, such fee shall accrue interest for the period commencing on the date such fee became past due, at a rate equal to prime rate, which means the prime rate as published in the Wall Street Journal, Eastern Edition, in effect on the Closing Date. The Parties acknowledge that the provisions of this Section 11.2 are an integral part of the transactions contemplated hereby and that, without these agreements, they would not enter into this Agreement.

(d)  The Parties agree that in the event that Parent pays the Termination Fee to Nutex, Parent has no further liability to Nutex of any kind in respect of this Agreement and the transactions contemplated hereby; provided, however, that nothing in this Agreement shall release any Party from liability for Fraud), and in no event shall Parent be required to pay the Termination Fee on more than one occasion.

11.3.  Effect of Termination. If this Agreement is terminated in accordance with Section 11.1(a), all obligations of the Parties hereunder shall terminate, except for the obligations set forth in this Article XI and in ARTICLE XII and except as otherwise expressly provided herein; provided, subject to Section 11.2, that such termination shall not release either party from any liability that has already accrued as of the effective date of such termination, and shall not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, which a Party may have hereunder, at law, equity or otherwise or which may arise out of or in connection with such termination.

Article XII
Miscellaneous Provisions

12.1.  Expenses. Whether or not the transactions contemplated herein are consummated, except as otherwise provided herein, all fees and expenses incurred in connection with the transactions contemplated herein, including all legal, accounting, financial, advisory, consulting and all other fees and expenses of third parties incurred by a Party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the consummation of the transactions contemplated herein, shall be the obligation of the respective Party incurring such fees and expenses.

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12.2.  Amendments and Waivers. This Agreement may not be amended, supplemented or modified, except by an agreement in writing signed by Nutex (or the Nutex Representative if after the Closing) and Parent. Any Party may waive compliance by any other Party with any term or provision of this Agreement; provided, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No waiver shall be effective unless it is in writing and is signed by the Party asserted to have granted such waiver.

12.3.  Notices. All notices, requests, demands and other communications required or permitted under this Agreement and under Laws shall be in writing and shall be deemed to have been duly given, made and received (i) when delivered personally or by email (with confirmation of receipt), (ii) one (1) Business Day following the day when deposited with a reputable, established overnight courier service for delivery to the intended addressee, or (iii) three (3) Business Days following the day when deposited with the United States Postal Service as first class, registered or certified mail, postage prepaid and addressed as set forth below:

Clinigence Holdings, Inc.

501 1st Ave., N Suite 901

St. Petersburg, FL 33701

Attention:  Warren Hosseinion

Email:  warren.hosseinion@clinigencehealth.com

with a copy (which shall not constitute notice) to:

McDermott Will & Emery LLP

415 Mission Street, Suite 5600

San Francisco, CA 94105

Attention:  Mark Mihanovic

Email:  mmihanovic@mwe.com

If to Nutex, to the Nutex Representative as follows:

Thomas T. Vo

6030 S. Rice Ave, Suite C

Houston, Texas 77081

Email:   tvo@nutexhealth.com

with a copy (which shall not constitute notice) to:

Locke Lord LLP

600 Travis Street, Suite 2800

Houston, Texas 77002

Attention:  Joe Perillo

Email:  jperillo@lockelord.com

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Any Party may alter its notice address by notifying the other Parties of such change of address in conformity with the provisions of this section.

12.4.  Governing Law. This Agreement is to be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to any conflicts of law principles that would cause the application of the laws of any jurisdiction other than the Laws of the State of Delaware to the rights and duties of the Parties.

12.5.  Exhibits and Schedules. All Annexes, Exhibits and Schedules attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

12.6.  Assignments Prohibited; Successors and Assigns. No Party shall assign, suffer, or permit an assignment (by operation of law or otherwise) of, its rights or obligations under or interest in this Agreement without the prior written consent of the other Parties. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

12.7.  No Third-Party Beneficiaries. Except as otherwise provided herein, the terms and provisions of this Agreement are intended solely for the benefit of each Party hereto and their respective successors and permitted assigns, and the Parties do not intend to confer third-party beneficiary rights upon any other Person.

12.8.  Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by all of the other Parties hereto. Until and unless each Party has received a counterpart hereof signed by the other Party hereto, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

12.9.  Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

12.10.  Entire Agreement. This Agreement (which per Section 12.5 includes all Annexes, Exhibits and Schedules attached hereto), the other Transaction Documents and the Confidentiality Agreements contain the entire understanding among the Parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written among the Parties. The Parties intend that this Agreement be the several, complete and exclusive embodiment of their agreement, and that any evidence, oral or written, of a prior or contemporaneous agreement that alters or modifies this Agreement shall not be admissible in any proceeding concerning this Agreement.

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12.11.  Interpretation. The headings of Sections, Articles, Exhibits, and Schedules in this Agreement are provided for convenience only and shall not affect its construction or interpretation. All references to “Section,” “Article,” “Exhibit,” or “Schedule” refer to the corresponding Section, Article, Exhibit, or Schedule of this Agreement. Unless expressly provided to the contrary, the words “hereunder,” “hereof,” “herein,” and words of similar import are references to this Agreement as a whole and not any particular Section, Article, Exhibit, Schedule, or other provision of this Agreement. Each definition of a defined term herein shall be equally applicable both to the singular and the plural forms of the term so defined. All words used in this Agreement shall be construed to be of such gender or number, as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms and (in its various forms) means including without limitation. For any “agreement”, “waiver”, “notice” or words of similar import to be effective, such agreement, waiver or notice must be in writing and delivered by one Party to the other Party pursuant to Section 12.3. If the date specified in this Agreement for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (or the expiration date of such period during which notice is required to be given or action taken) shall be the next day which is a Business Day. The word “day” means calendar day unless Business Day is expressly specified. All references to currency or to “$” herein shall be to, and all payments required hereunder shall be paid in, U.S. Dollars. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. Time is of the essence in this Agreement. Unless expressly provided to the contrary, the word “or” is not exclusive.

12.12.  Construction. The construction of this Agreement shall not take into consideration the Party who drafted or whose representative drafted any portion of this Agreement, and no canon of construction shall be applied that resolves ambiguities against the drafter of a document. Each Party acknowledges that: (a) it has read this Agreement and has had substantial input into the drafting and preparation of this Agreement; (b) it has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of its own choice; and (c) it understands the terms and consequences of this Agreement and is fully aware of the legal and binding effect of this Agreement. This Agreement is the result of arm’s-length negotiations from equal bargaining positions.

12.13.  Jurisdiction; Service of Process. Any Proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties only in the State of Delaware, or, if it has or can acquire the necessary jurisdiction, in the United States District Court for the District of Delaware. Each of the Parties consents to the exclusive jurisdiction of such courts (and the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any Party anywhere in the world.

12.14.  Waiver of Jury Trial. THE PARTIES HEREBY EXPRESSLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY OR AGAINST EITHER OF THEM RELATING TO THIS AGREEMENT. THE PARTIES ACKNOWLEDGE THAT THIS AGREEMENT INVOLVES A COMPLEX MERGER AND THAT DISPUTES HEREUNDER WILL BE MORE QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT DECISION MAKER. ACCORDINGLY,

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THE PARTIES AGREE, BASED ON THE ADVICE OF THEIR COUNSEL, THAT ANY DISPUTE HEREUNDER BE RESOLVED BY A JUDGE APPLYING LAWS.

12.15.  Provisional Relief; Specific Performance.

(a)  The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court as provided in Section 12.13, in addition to any other remedy to which they are entitled at law or in equity.

(b)  Without limiting the foregoing, Parent has the right to enforce, specifically, the obligations of Nutex set forth in Section 4.4(b), including the obligation of Nutex to take such actions as may be necessary to cause all equity owners of MHH to contribute such equity owners’ interest in MHH to Nutex under the terms of the Contribution Agreement.

12.16.  Recovery of Fees by Prevailing Party. If any legal action, including an action for arbitration or injunctive relief, is brought relating to this Agreement or the breach or alleged breach hereof, the prevailing party in any final judgment or arbitration award, or the non-dismissing party in the event of a voluntary dismissal by the party instituting the action, shall be entitled to the full amount of all reasonable expenses, including all court costs, arbitration fees and actual attorneys’ fees paid or incurred in good faith.

12.17.  Further Assurances. Each Party agrees (a) to furnish upon request to each other Party such further information, (b) to execute and deliver to each other Party such other documents and (c) to do such other acts and things, all as another Party may reasonably request for the purpose of carrying out the intent of this Agreement and the other Transaction Documents and the transactions contemplated herein and therein.

12.18.  Time of the Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

12.19.  Confidentiality. The Confidentiality Agreements shall terminate on the Closing Date and will thereafter be of no further force or effect. Each Party shall keep confidential, and cause its Affiliates and instruct its Representatives to keep confidential, all terms and provisions of this Agreement and the other Transaction Documents, except (a) as required by Laws or any standards or rules of any stock exchange to which such Party or any of its Affiliates is subject, (b) for information that is available to the public on the Closing Date, or thereafter becomes available to the public other than as a result of a breach of this Section 12.19, (c) to the extent required to be disclosed in connection with complying with the terms and provisions of this Agreement, and (d) to the extent that such Party must disclose the same in any Proceeding brought by it to enforce its rights under this Agreement. This Section 12.19 shall not prevent any Party from complying with any disclosure requirements of Governmental Authorities or any standards or rules of any stock exchange to which such Party or any of its Affiliates is subject that are applicable to the transactions contemplated by this Agreement. The covenants set forth in this Section 12.19 shall

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terminate twenty-four (24) months after the Closing Date. Notwithstanding anything herein to the contrary, each of Parent and the Nutex Representative shall be permitted to disclose information to each’s advisors and Representatives and to the Parent stockholders and Nutex Owners, respectively, in each case who have a need to know such information provided that such persons are subject to confidentiality obligations at least as restrictive as the confidentiality obligations set forth in the Confidentiality Agreements.

12.20.  Non-Recourse Persons. The Parties acknowledge and agree that no past, or present, director, manager, officer, employee, incorporator, member, partner, stockholder, agent, or attorney, of Nutex or any Nutex Subsidiary (excluding, in each case, Nutex, NH, MHH and the other Nutex Subsidiaries, and subject to such exclusion, each a “Non-Recourse Person”), in such capacity, shall have any liability or responsibility (in contract, tort, or otherwise) for, and Parent and Merger Sub hereby waive, release, remise and forever discharge, any damages, suits, Proceedings, claims, demands, losses, costs, obligations, liabilities, interest, charges, or causes of action whatsoever, in law or in equity, known or unknown, against each Non-Recourse Person which are based on, the negotiation, performance, and consummation of this Agreement or the other Transaction Documents or the transactions contemplated hereunder or thereunder; provided that no Non-Recourse Person shall be released from damages, suits, Proceedings, claims, demands, losses, costs, obligations, liabilities, interest, charges or causes of action arising from Fraud. Each Non-Recourse Person is expressly intended as a third-party beneficiary of this Section 12.20.

12.21.  Conflict Waiver; Privilege. Parent and Merger Sub on behalf of themselves and their Affiliates (collectively, the “Parent Related Parties”), hereby waive, and agree not to allege, any claim that Locke Lord LLP (“Nutex’s Counsel”) has a conflict of interest or is otherwise prohibited from representing Nutex (prior to the Effective Time) or the Surviving Entity (after the Effective Time), any Nutex Member or any of their respective Affiliates or Representatives (“Nutex Related Parties”) in any post-Closing matter or dispute with any of the Parent Related Parties related to or involving this Agreement (including the negotiation hereof) or the transactions contemplated hereby, even though the interests of one or more of the Nutex Related Parties in such matter or dispute may be directly adverse to the interests of one or more of the Parent Related Parties. Parent, on behalf of itself and all other Parent Related Parties, acknowledges and agrees that Nutex’s (prior to the Effective Time), each Nutex Members’ and each of their Affiliate’s, attorney-client privilege, attorney work-product protection and expectation of client confidence involving the Merger, or Nutex or its Subsidiaries, each of the transactions contemplated herein, or any other transaction contemplated by this Agreement, and all information and documents covered by such privilege, protection or expectation shall be retained and controlled by the Nutex Members and their Affiliates, and may be waived only by the Nutex Representative. The Parties acknowledge and agree that (a) the foregoing attorney-client privilege, work product protection and expectation of client confidence shall not be controlled, owned, used, waived or claimed by any of the Parent Related Parties upon consummation of the Closing, and (b) in the event of a dispute between any of the Parent Related Parties, on the one hand, and a third party, on the other hand, or any other circumstance in which a third party requests or demands that any of the Parent Related Parties produce privileged materials or attorney work-product of Nutex (prior to the Effective Time) or the Surviving Entity (after the Effective Time), any Nutex Member or their Affiliates, Parent shall cause the applicable Parent Related Parties to assert such attorney-client privilege on behalf of Nutex (prior to the Effective Time) or the Surviving Entity (after the Effective Time), the Nutex Members or their Affiliates to prevent disclosure of privileged

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materials or attorney work-product to such third party. This Section 12.21 is for the benefit of Nutex (prior to the Effective Time), the Nutex Members, and Nutex’s Counsel and such parties are express third-party beneficiaries of this Section 12.21. This Section 12.21 shall be irrevocable, and no term of this Section 12.21 may be amended, waived or modified without the prior written consent of the Nutex Representative. This Section 12.21 shall survive the Closing and shall remain in effect indefinitely.

12.22.  Schedules. Any fact or item disclosed in any Schedules shall be deemed disclosed in each other Schedule (or Section within such Schedule) to which such fact or item may apply so long as (a) such other Section is referenced by applicable cross-reference or (b) it is reasonably apparent on its face that such disclosure is applicable to such other Section or Schedule. Matters may be disclosed on a Schedule to this Agreement for purposes of information only.

[Signatures Pages Follow]

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IN WITNESS WHEREOF, each of the Parties has executed this Agreement or caused it to be executed on its behalf by their respective officers thereunto duly authorized all as of the date first written above.

PARENT:

CLINIGENCE HOLDINGS, INC.

By: /s/ Warren Hosseinion

Name: Warren Hosseinion

Title: Chief Executive Officer

MERGER SUB:

NUTEX ACQUISITION LLC

By: /s/ Warren Hosseinion

Name: Warren Hosseinion

Title: President & Chief Executive Officer

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NUTEX:

NUTEX HEALTH HOLDCO LLC

By: /s/ Thomas T. Vo

Name: Thomas T. Vo

Title: Manager

NUTEX REPRESENTATIVE:

/s/ Thomas T. Vo

THOMAS T. VO

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NH:

NUTEX HEALTH LLC (SOLELY for the purposes of Section 4.18 and the sections related thereto)

By:

Name:

Title:

MHH:

MICRO HOSPITAL HOLDING LLC (SOLELY for the purposes of CERTAIN SECTIONS OF ARTICLE IV, Section 12.15 and the sections related thereto)

By:

Name:

Title:

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EXHIBIT A
Definitions

For purposes of this Agreement, in addition to other capitalized terms defined in this Agreement, the following terms have the meanings specified or referred to in this Exhibit A when capitalized:

“A&R Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of Parent, in substantially the form attached hereto as Exhibit B.

“A&R LLC Agreement” has the meaning specified in Section 2.5.

“Acquisition Agreement” has the meaning specified in Section 4.5(a)(i).

“Adverse Recommendation Change” has the meaning specified in Section 4.5(a)(i).

“Affiliate” means, with respect to a specified Person, any Person directly or indirectly Controlled by, Controlling, or under common Control with, such Person, including any subsidiary of such Person and any “affiliate” of such Party within the meaning of Reg. §240.12b-2 of the Securities Exchange Act of 1934, as amended. As used in this Agreement, “control” means possession, directly or indirectly, of the power to direct or cause the direction of management, policies, or action through ownership of voting securities, contract, voting trust, or membership in management or in the group appointing or electing management or otherwise through formal or informal arrangements or business relationships. The terms “controlled by,” “controlling,” and other derivatives shall be construed accordingly.

“Agreement” means this Agreement and Plan of Merger (including the Parent Disclosure Schedule, the Nutex Disclosure Schedule, and all other schedules, annexes and exhibits attached hereto), as amended from time to time.

“Anti-Corruption Laws” has the meaning specified in Section 6.23(c).

“Assets” means, with respect to Parent, Nutex or their respective Subsidiaries, as applicable, all of the assets whether real, personal, tangible or intangible used or held for use in connection with the Parent Business or the Nutex Business, as applicable, all of which are owned or leased by such Person.

“Balance Sheet Date” means September 30, 2021.

“Books and Records” means all books, files, papers, agreements, correspondence, databases, information systems, programs, software, documents and records of Parent, Nutex or their respective Subsidiaries, as applicable, on whatever medium.

“Book -Entry Shares” has the meaning specified in Section 3.2(b).

“Breach” has the meaning specified in Section 7.17(f).

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in Houston, Texas are authorized or required by applicable Law to close.

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“Capital Stock” means with respect to any Person that is a corporation, any and all shares, interests, participation or other equivalents (however designated and whether or not voting) of corporate stock, including the common stock of such Person and (b) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

“Capitalization Certificate” has the meaning specified in Section 3.3(a).

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act or any similar applicable federal, state or local applicable Law (together with all regulations and guidance related thereto issued by a Governmental Entity).

“CARES Act Tax Accrual Amounts” has the meaning specified in Section 6.17(p)(E).

“Certificate of Merger” means the certificate of merger, to be filed with the Secretary of State of the State of Delaware in connection with the consummation of the Merger, in substantially the form attached hereto as Exhibit C as is required by, and executed in accordance with, the relevant provisions of the DGCL.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.

“Certificates” has the meaning specified in Section 3.2(b).

“Clinigence Health” means Clinigence Health, Inc., a Delaware corporation.

“Clinigence India” means Clinigence India Private Limited, an entity organized under the laws of India.

“Clinigence LLC” means Clinigence, LLC, a Georgia limited liability company.

“Closing” has the meaning specified in Section 2.2.

“Closing Date” has the meaning specified in Section 2.2.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidential Information” means all Trade Secrets and other confidential and/or proprietary information of a Person, including information derived from reports, investigations, research, work in progress, codes, marketing and sales programs, financial projections, cost summaries, pricing formulae, algorithms, contract analyses, financial information, projections, confidential filings with any state or federal agency, and all other confidential concepts, methods of doing business, ideas, materials or information prepared or performed for, by or on behalf of such Person by its Service Providers or Representatives, and including confidential and/or proprietary information obtained from other Person’s to whom such Person has a duty of confidentiality.

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“Confidentiality Agreements” means that certain (i) Confidentiality Agreement, dated as of June 4, 2021, by and between the Nutex Manager and Parent and (ii) the Nutex Non-Disclosure Agreement, dated as of April 9, 2021, by and between Nutex Health and Parent.

“Consent” means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Approval).

“Consideration Spreadsheet” has the meaning specified in Section 3.3(b).

“Contract” means any agreement, contract, consensual obligation, promise, understanding, arrangement, commitment or other legally binding undertaking (whether written or oral).

“Contribution Agreement” has the meaning set forth in the Recitals.

“Contribution Transaction” has the meaning set forth in the Recitals.

“Copyrights” means all copyrights, including in and to works of authorship and all other rights corresponding thereto throughout the world, whether published or unpublished, including rights to prepare, reproduce, perform, display and distribute copyrighted works and copies, compilations and derivative works thereof.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof (including variant delta) or related or associated epidemics, pandemic or disease outbreaks.

“Debt” means, with respect to any Person, as of any particular time, without duplication, (a) indebtedness of such Person for money borrowed from banks or similar financial institutions or evidenced by bonds, debentures, notes or other similar instruments or securities (and whether or not convertible into any other security), including the amount drawn on any letter of credit supporting the repayment of indebtedness for borrowed money issued for the account of such Person and obligations under letters of credit and agreements relating to the issuance of letters of credit or acceptance financing; (b) obligations under any capital leases (as defined under GAAP); (c) obligations of such Person to pay the deferred purchase price or acquisition price of any asset, property, business or services (including obligations that are non-recourse to the credit of such Person but are secured by the assets of such Person, but excluding trade accounts payable, (e) obligations for any accrued interest, prepayment premiums or penalties or other costs or expenses related to any of the foregoing and (d) guarantees of any of the foregoing on behalf of another Person.

“Disclosing Party” has the meaning specified in Section 4.12.

“DGCL” means the Delaware General Corporation Law and Limited Liability Company Act of the State of Delaware, as amended, as applicable.

“DOJ” means the Antitrust Division of the U.S. Department of Justice.

“EBITDA” means earnings of Nutex and the Nutex Subsidiaries based on the percentage of each Nutex Subsidiary’s equity interest participating in the Contribution Transaction, before

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taxes, depreciation and amortization as calculated in accordance with GAAP; provided that notwithstanding anything to the contrary herein, all revenues from Ancillary Services, regardless of payor type or source of payment, shall be excluded from the calculation of EBITDA. For purposes of this definition, “Ancillary Services” means any services other than professional services personally performed by physicians.

“Effective Time” has the meaning specified in Section 2.3.

“Encumbrance” means, with respect to any property or asset, any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, adverse claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or similar restriction of any nature in respect of such property or Asset (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any Asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset). For the purposes of this Agreement, a Person shall be deemed to own subject to an Encumbrance any property or Asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

“Entity” means any corporation (including any non-profit corporation), joint stock company, partnership, limited liability company, limited liability partnership, joint venture, estate, association, trust or other entity or organization.

“Environmental Laws” means all Laws relating to (a) the control of any potential pollutant or protection of the air, water or land, (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation, and (c) exposure to hazardous, toxic or other substances alleged to be harmful, and includes, (i) the terms and conditions of any license, permit, approval, or other authorization by any Governmental Authority, and (ii) judicial, administrative, or other regulatory decrees, judgments, and orders of any Governmental Authority. The term “Environmental Laws” shall include, but not be limited to the following statutes and the regulations promulgated thereunder: the Clean Air Act, 42 U.S.C. § 7401 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., RCRA, the Superfund Amendments and Reauthorization Act, 42 U.S.C. § 11011 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Water Pollution Control Act, 33 U.S.C. § 1251 et seq., the Safe Drinking Water Act, 42 U.S.C. § 300f et seq., CERCLA, the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., and any state, county, or local regulations similar thereto.

“Equity Consideration Adjustment Notice” has the meaning specified in Section 4.17(a).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Plans” has the meaning specified in Section 6.14(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

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“Exchange Agent” has the meaning specified in Section 3.2(a).

“Exchange Ratio” has the meaning specified in Section 3.1(a).

“FLSA” has the meaning specified in Section 6.13(g).

“Fraud” means actual and intentional fraud (but not, for the avoidance of doubt, fraud based on constructive knowledge), as determined in accordance with the Laws of the State of Delaware, with respect to the making of any representation or warranty set forth in this Agreement.

“FTC” means the Federal Trade Commission.

“GAAP” means generally accepted accounting principles in the United States in effect on the date on which they are to be applied pursuant to this Agreement, applied consistently throughout the relevant periods.

“Governmental Approval” means any permit, license, certificate, concession, approval, consent, ratification, permission, confirmation, exemption, waiver, franchise, certification, or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Law.

“Governmental Authority” means any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal); (d) multinational organization or body; or (e) individual, Entity, court or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority.

“Government Program” means Medicare, Medicaid, TRICARE, any Medicaid waiver program, any Medicaid or Medicare managed care program, and any other federal, state or local health care payment or reimbursement program that is funded or administered by any Governmental Authority.

“Hazardous Materials” means any (a) toxic or hazardous materials or substances; (b) solid wastes, including asbestos, polychlorinated biphenyls, mercury, flammable or explosive materials; (c) radioactive materials; (d) petroleum or petroleum products (including crude oil); and (e) any other chemical, pollutant, contaminant, substance or waste that is regulated by any Governmental Authority under any Environmental Law.

“Health Care Laws” means any and all Laws, as may be enacted or amended, relating to the regulation of health care or insurance, entities that provide items or services directly or indirectly to, for, or on behalf of health care providers and suppliers or the payment or reimbursement for items or services rendered, provided, dispensed or furnished by health care providers or suppliers, including, but not limited to Laws regarding (i) the relationships among providers, payors, vendors, and consumers in the health care industry; (ii) the delivery, purchase, sale or support of health care services, including the operation of the business; (iii) the licensure,

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certification, registration, qualification, or authority to provide health care and related services; (iv) fraud and abuse (including the following statutes, as amended, modified or supplemented from time to time and any successor statutes thereto and regulations promulgated from time to time thereunder: the Federal Anti-Kickback Statute (42 U.S.C. § 1320a 7b), the Stark law (42 U.S.C. § 1395nn), the Federal False Claims Act (31 U.S.C. §§ 3729, et seq.), the Federal Civil Monetary Penalties Law (42 U.S.C. § 1320a 7a), and the Federal Program Fraud Civil Remedies Act (31 U.S.C. § 3801 et seq.)); (v) Government Programs; (vi) quality, safety certification and accreditation standards and requirements; (vii) the billing, coding or submission of claims or collection of accounts receivable or refund of overpayments; (viii) HIPAA and all state and federal Laws relating to the security of health information or personal information; (ix) the Patient Protection and Affordable Care Act of 2010 and the Health Care and Education Reconciliation Act of 2010; (x) medical record documentation requirements and (xi) any state Law or precedent relating to the corporate practice of the learned or licensed health care professions; any state Law concerning the splitting of health care professional fees or kickbacks; any state Law concerning health care professional self-referrals; kickbacks or false claims; any state health care professional licensure Laws, qualifications or requirements for the practice of medicine or other learned health care profession; any applicable state requirements for business corporations or professional corporations or associations that provide medical services or practice medicine or related learned health care profession; any applicable state and federal controlled substance and drug diversion Laws, including, the Federal Controlled Substances Act (21 U.S.C. § 801, et seq.); any and all applicable Laws relating to billing or claims for reimbursement submitted to any Payor, any and all applicable Laws relating to utilization review and risk sharing products, and any other applicable Laws relating to fraudulent, abusive or unlawful practices connected in any way with the provision of health care items or services; Laws relating to clinical research; Laws relating to patient confidentiality, informed consent the hiring of employees or acquisition of services or supplies from Persons excluded from participation in Government Programs, peer review, mandated reporting of incidents, occurrences, diseases and events and advertising or marketing of health care services; Laws governing the use, handling, control, storage, transportation, and maintenance of controlled substances, pharmaceuticals, drugs or devices; the Food, Drug and Cosmetic Act (21 C.F.R. §§ 301 et seq.), the Prescription Drug Marketing Act of 1987, the Deficit Reduction Act of 2005, and any and all amendments or modifications made from time to time to the items referenced above.

“HIPAA” means the following, as the same may be amended, modified or supplemented from time to time, any successor statute thereto, and together with any and all rules or regulations promulgated from time to time thereunder: (i) the Health Insurance Portability and Accountability Act of 1996; (ii) the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009); and (iii) applicable state Laws regarding patient privacy and the security use or disclosure of health care records.

“HSR Act” means the Hart-Scott-Rodino-Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Intellectual Property” means, collectively, all technology, inventions, know how, customer lists, supplier lists, methods, proprietary processes and formulae, works of authorship, databases and other compilations and collections of data, software source code and object code, algorithms, architectures, structures, screen displays, photographs, images, development tools,

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designs, blueprints, specifications, technical drawings (or similar information in electronic format), domain names, proprietary and confidential information, and all documentation and media constituting, describing or relating to the foregoing, including manuals, programmers’ notes, memoranda and records.

“Intellectual Property Rights” means any or all rights in and to Intellectual Property and intangible industrial property rights, including (i) Patents, Trade Secrets, Copyrights, Trademarks and (ii) any rights similar, corresponding or equivalent to any of the foregoing anywhere in the world, including social media rights (such as Facebook).

“Intervening Event” has the meaning specified in Section 4.5(a)(v).

“IRS” means the Internal Revenue Service.

“Knowledge” with respect to an individual means such individual will be deemed to have “Knowledge” of a particular fact or other matter if such individual is actually aware of such fact or other matter, without any duty of inquiry. Parent and Merger Sub will be deemed to have “Knowledge” of a particular fact or other matter if the following individual has Knowledge of such fact or other matter: Warren Hosseinion and Michael Bowen. Nutex will be deemed to have “Knowledge” of a particular fact or other matter if the Nutex Manager has Knowledge of such fact or other matter.

“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, Order, edict, decree, proclamation, treaty, convention, rule, regulation, permit, ruling, directive, pronouncement, requirement (licensing or otherwise), specification, determination, decision, opinion or interpretation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Letter of Transmittal” has the definition set forth in Section 3.2(b).

“Liability” means any Debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, or implied liability), regardless of whether such Debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such Debt, obligation, duty or liability is immediately due and payable.

“Lock-Up Agreement” means a Lock-Up Agreement, in substantially the form attached hereto as Exhibit D, dated as of the Closing Date, by and between Parent and each Nutex Member.

“Made Available” means documents included in the data room established by Nutex and its Affiliates in connection with the transaction contemplated herein from the date that is two days prior to the date hereof until the date hereof.

“Management Services Agreement” means a Management Services Agreement, in form and substance reasonably mutually acceptable to Parent and Nutex, dated as of the Closing Date, by and between Parent and each Nutex Subsidiary.

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“Medicaid” means Title XIX of the Social Security Act, codified at 42 U.S.C. 1396 et seq.

“Medicare” means Title XVIII of the Social Security Act, codified at 42 U.S.C. 1396 et seq.

“Merger” has the meaning specified in the Recitals.

“Merger Consideration” has the meaning specified in Section 3.1(a)

“Merger Sub” has the meaning set forth in the Preamble.

“MHH” has the meaning set forth in the Preamble.

“MHH Controlled Subsidiary” means any Nutex Subsidiary directly or indirectly controlled by MHH.

“Money Laundering Laws” has the meaning specified in Section 6.23(e).

“Nasdaq” means the Nasdaq Capital Market.

“New Nutex Debt” has the meaning specified in Section 4.17(b).

“New Nutex Directors” means Thomas T. Vo and such other directors as shall be determined by Nutex.

“NH” has the meaning set forth in the Preamble.

“Non-Recourse Person” has the meaning specified in Section 12.20.

“Nutex” has the meaning specified in the Preamble.

“Nutex Additional Financial Statements” has the meaning specified in Section 4.21(b).

“Nutex Alternative Proposal” has the meaning specified in Section 4.5(c)(i).

“Nutex Assets” means all assets, properties, business and goodwill, owned, held or used in or arising from or related to the conduct of the Nutex Business by Nutex as the same shall exist as of the Closing Date.

“Nutex Business” means the business conducted by Nutex and the Nutex Subsidiaries as of the Closing Date.

“Nutex’s Counsel” has the meaning specified in Section 12.21.

“Nutex Disclosure Schedule” means the disclosure schedule of Nutex delivered to Parent concurrently with the execution and delivery of this Agreement.

“Nutex ERISA Affiliate” has the meaning specified in Section 7.14(a).

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“Nutex Facilities” has the meaning specified in Section 7.11(a).

“Nutex Facility Leases” has the meaning specified in Section 7.11(a).

“Nutex Financial Statements” has the meaning specified in Section 7.6(a).

“Nutex Fundamental Representations” means the representations and warranties in Section 7.1, Section 7.2, Section 7.3, Section 7.4(a), Section 7.5, and Section 7.18.

“Nutex Intellectual Property” means all Intellectual Property and Intellectual Property Rights used, held for use, or contemplated to be used in connection with the Nutex Business including the Nutex Registered Intellectual Property Rights.

“Nutex LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement of Nutex, dated effective as of immediately after the consummation of the Contribution Transaction and immediately prior to the Effective Time, by and among Nutex, the Nutex Manager and the Nutex Members.

“Nutex Material Contracts” has the meaning specified in Section 7.9(a).

“Nutex Member Approval” has the meaning set forth in Section 4.16.

“Nutex Membership Interests” has the meaning specified in Section 3.1(a).

“Nutex Manager” means Thomas T. Vo, an individual.

“Nutex Material Adverse Effect” means any change, circumstance, inaccuracy, effect, event, result, occurrence, condition or fact (for the purposes of this definition, each, an “event”) (whether foreseeable or not and whether covered by insurance or not) that has had or would be reasonably likely to have, individually or in the aggregate with any other event or events, a material adverse effect on (i) the assets, business, or results of operations of Nutex and the Nutex Subsidiaries, taken as a whole or (ii) the ability of Nutex to consummate the transactions contemplated herein; provided, however, that the term “Nutex Material Adverse Effect” shall not include material adverse effects resulting from (a) Nutex entering into this Agreement or the announcement of the transactions contemplated herein; (b) any action or omission of Nutex or any Nutex Member taken in accordance with the terms of this Agreement or with the prior consent of Parent and Merger Sub; (c) any effect resulting from general changes in industry, economic, business, financial, regulatory, or political conditions in the United States or any other country or region; (d) civil unrest, any outbreak of disease or hostilities, terrorist activities or war or any similar disorder or, in each case, any escalation thereof; (e) acts or failures to act of any Governmental Authority (including any new regulations related to the healthcare industry), except to the extent arising from Nutex’s action or inaction; (g) acts of God, including hurricanes, storms, tornadoes, explosions and fires; (h) general changes in Laws, in regulatory policies, or in GAAP; (k) any epidemic, pandemic or disease outbreak or any worsening thereof (including the COVID-19 pandemic or any worsening thereof), or any law, regulation, statute, directive, pronouncement or guideline issued by a Governmental Authority, the Centers for Disease Control and Prevention, the World Health Organization or industry group providing for business closures, “sheltering-in-place” or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak

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or any worsening thereof (including the COVID-19 pandemic or any worsening thereof) or any change in such law, regulation, statute, directive, pronouncement or guideline or interpretation thereof following the Signing Date; or (l) any failure to meet any budget, projections, forecasts or predictions of financial performance or estimates of revenue, earnings, cash flow or cash position, for any period (provided that this clause (l) shall not prevent a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in a Nutex Material Adverse Effect); provided, however, except to the extent such effects directly or indirectly resulting from, arising out of, attributable to or related to the matters described in the foregoing clauses (d) through (k) disproportionately adversely affect Nutex and the Nutex Subsidiaries, taken as a whole, as compared to other similarly situated participants operating in the healthcare industry (in which case, such adverse effects (if any) shall be taken into account when determining whether a “Nutex Material Adverse Effect” has occurred or may, would or could occur solely to the extent they are disproportionate).

“Nutex Material Contracts” has the meaning specified in Section 7.9(a).

“Nutex Members” means (a) prior to the Contribution Transaction, the Nutex Manager, and (b) immediately after the consummation of the Contribution Transaction, the Nutex Owners.

“Nutex Owners” means the Persons listed on Annex A, collectively.

“Nutex Post Redemption Value” has the meaning specified in Section 3.1(a).

“Nutex Plans” has the meaning specified in Section 7.14(a).

“Nutex Redemption” has the meaning specified in Section 4.17(b).

“Nutex Real Estate Guaranty” means any guaranty entered into or executed by Nutex or a Nutex Subsidiary in connection with any Debt on any real property leased by a Nutex Subsidiary or otherwise owned by an Affiliate of a Nutex Subsidiary.

“Nutex Registered Intellectual Property Rights” has the meaning specified in Section 7.12(a).

“Nutex Related Parties” has the meaning specified in Section 12.21.

“Nutex Representative” has the meaning specified in Section 8.1(a).

“Nutex Subsidiaries” means the Entities listed on Annex B, collectively, as the same may be updated pursuant to Section 4.17 and which will become Subsidiaries of Nutex upon consummation of the Contribution Transaction.

“Obligations” has the meaning set forth in Section 4.18.

“Opt-In Notice” has the meaning specified in Section 4.17(a).

“Opt-Out Notice” has the meaning specified in Section 4.17(a).

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“Order” means any: (a) temporary, preliminary or permanent order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, stipulation, subpoena, writ or award that is or has been issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Authority; or (b) Contract with any Governmental Authority that is or has been entered into in connection with any Proceeding.

“Ordinary Course of Business” means an action taken, or omitted to be taken, by any Person in the ordinary course of such Person’s business consistent with past practices (including in light of the current COVID-19 pandemic).

“Organizational Documents” means the documents by which any Person (other than an individual) establishes its legal existence or governs its internal affairs. For example, the “Organizational Documents” of (a) a Delaware limited liability company would be its articles of organization and operating agreement or (b) a Delaware corporation would be its certificate of incorporation and bylaws.

“Parent” has the meaning set forth in the Preamble.

“Parent Acquisition Proposal” means a tender or exchange offer, proposal for a merger, consolidation, acquisition of assets, acquisition of equity or other business combination involving Parent or any other proposal or offer, in each case that would result in the acquisition in any manner of more than fifty percent (50%) of the voting power in, or more than fifty percent (50%) of the fair market value of the business, assets or deposits of Parent, other than the transactions contemplated by this Agreement.

“Parent Alternative Proposal” has the meaning specified in Section 4.5(c)(ii).

“Parent Assets” means all assets, properties, business and goodwill, owned, held or used in or arising from or related to the conduct of the Parent Business by Parent or any of its Subsidiaries as the same shall exist as of the Closing Date.

“Parent Balance Sheet Date” has the meaning specified in Section 6.7(i).

“Parent Board” has the meaning set forth in the Recitals.

“Parent Board Recommendation” has the meaning specified in Section 4.10(b).

“Parent Business” means the business conducted by Parent and its Subsidiaries as of the Closing Date.

“Parent Certificate of Incorporation” means the Certificate of Incorporation of Parent filed with the Secretary of State of the State of Delaware as of the Signing Date, as the same may be amended.

“Parent Common Stock” has the meaning set forth in the Recitals.

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“Parent Disclosure Schedule” means the disclosure schedule of Parent delivered to Nutex concurrently with the execution and delivery of this Agreement.

“Parent ERISA Affiliate” has the meaning specified in Section 6.14(a).

“Parent Facilities” has the meaning specified in Section 6.11(a).

“Parent Facility Leases” has the meaning specified in Section 6.11(a).

“Parent Financial Statements” has the meaning specified in Section 6.6.

“Parent Fundamental Representations” means the representations and warranties in Section 6.1, Section 6.2, Section 6.3, Section 6.4(a)(i) and 6.4(b), Section 6.5, and Section 6.18.

“Parent Intellectual Property” means all Intellectual Property and Intellectual Property Rights used, held for use, or contemplated to be used in connection with the Parent Business, including the Parent Registered Intellectual Property Rights.

“Parent Interim Balance Sheet” has the meaning specified in Section 6.7(i).

“Parent Material Adverse Effect” means any change, circumstance, inaccuracy, effect, event, result, occurrence, condition or fact (for the purposes of this definition, each, an “event”) (whether foreseeable or not and whether covered by insurance or not) that has had or would be reasonably likely to have, individually or in the aggregate with any other event or events, a material adverse effect on (i) the assets, business, or results of operations of Parent and the Parent Subsidiaries, taken as a whole or (ii) the ability of Parent and Merger Sub to consummate the transactions contemplated herein; provided, however, that the term “Parent Material Adverse Effect” shall not include material adverse effects resulting from (a) Parent and Merger Sub entering into this Agreement or the announcement of the transactions contemplated herein; (b) any action or omission of Parent and Merger Sub taken in accordance with the terms of this Agreement or with the prior consent of Nutex; (c) any effect resulting from general changes in industry, economic, business, financial, regulatory, or political conditions in the United States or any other country or region; (d) civil unrest, any outbreak of disease or hostilities, terrorist activities or war or any similar disorder or, in each case, any escalation thereof; (e) acts or failures to act of any Governmental Authority (including any new regulations related to the healthcare industry), except to the extent arising from Nutex’s action or inaction; (g) acts of God, including hurricanes, storms, tornadoes, explosions and fires; (h) general changes in Laws, in regulatory policies, or in GAAP; (k) any epidemic, pandemic or disease outbreak or any worsening thereof (including the COVID-19 pandemic or any worsening thereof), or any law, regulation, statute, directive, pronouncement or guideline issued by a Governmental Authority, the Centers for Disease Control and Prevention, the World Health Organization or industry group providing for business closures, “sheltering-in-place” or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak or any worsening thereof (including the COVID-19 pandemic or any worsening thereof) or any change in such law, regulation, statute, directive, pronouncement or guideline or interpretation thereof following the Signing Date; or (l) any failure to meet any budget, projections, forecasts or predictions of financial performance or estimates of revenue, earnings, cash flow or cash position, for any period (provided that this clause (l) shall not prevent a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in a Parent Material

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Adverse Effect); provided, however, except to the extent such effects directly or indirectly resulting from, arising out of, attributable to or related to the matters described in the foregoing clauses (d) through (k) disproportionately adversely affect Parent and the Parent Subsidiaries, taken as a whole, as compared to other similarly situated participants operating in the healthcare industry (in which case, such adverse effects (if any) shall be taken into account when determining whether a “Parent Material Adverse Effect” has occurred or may, would or could occur solely to the extent they are disproportionate).

“Parent Material Contracts” has the meaning specified in Section 6.9(a).

“Parent Plans” has the meaning specified in Section 6.14(a).

“Parent Related Parties” has the meaning specified in Section 12.21.

“Parent Registered Intellectual Property Rights” has the meaning specified in Section 6.12(a).

“Parent Stockholders” has the meaning specified in Section 4.11.

“Parent Stockholder Approval” has the meaning specified in Section 4.11.

“Parent Stockholder Meeting” has the meaning specified in Section 4.11.

“Parent Subsidiaries” means collectively, Merger Sub, Clinigence Health, Clinigence India, Clinigence LLC, AHP Health Management Services, Inc., Accountable Healthcare America Inc., Procare Health, Inc. and their respective Subsidiaries.

“Party” or “Parties” has the meaning set forth in the Preamble.

“Patents” means all United States and foreign patents and utility models and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries.

“Permitted Encumbrances” means (a) mechanic’s, materialmen’s, carriers’, repairers’ and other liens arising or incurred in the Ordinary Course of Business for amounts that are not yet delinquent or are being contested in good faith, (b) liens for Taxes, assessments or other governmental charges not yet due and payable as of the Closing Date or which are being contested in good faith and for which appropriate reserves have been established in accordance with GAAP, (c) encumbrances and restrictions on real property (including easements, covenants, conditions, rights of way and similar non-monetary matters affecting title to the real property and other title defects) that are not violated by and do not materially interfere with the value of such real property or applicable Person’s present uses or occupancy of such real property, (d) Encumbrances that will be released in connection with the Closing, (e) zoning, building codes and other land use laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Authority having jurisdiction over such real property and which are not violated by the current use or occupancy of such real property or the operation of the businesses of the applicable Person, (f) non-monetary Encumbrances that would be disclosed by

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an accurate survey or inspection of the real property and (g) Encumbrances described on Section 1.1(a) of the Parent Disclosure Schedules with respect to Parent and Section 1.1(b) of the Nutex Disclosure Schedules with respect to Nutex and (i) the leasehold interest of a lessor or sublessor under any lease or other similar agreement or in the property being leased.

“Person” means an individual, Entity or Governmental Authority.

“Preliminary Financial Information” has the meaning specified in Section 4.17(a).

“Proceeding” means any claim, action, cause of action, demand, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation commenced, brought, conducted or heard at law or in equity by or before any Governmental Authority or any arbitrator or arbitration panel.

“Proxy” has the meaning specified in Section 4.10(a).

“PTO” has the meaning specified in Section 6.12(d).

“Receiving Party” has the meaning specified in Section 4.12.

“Registered Intellectual Property Rights” means all United States, international and foreign: (i) Patents, (ii) registered Trademarks, applications to register Trademarks, including intent-to-use applications, or other registrations or applications related to Trademarks, (iii) Copyright registrations and applications to register Copyrights and (iv) any other Intellectual Property Rights that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority at any time.

“Registration Rights Agreement” means the Registration Rights Agreement to be entered into by the parties thereto at the Closing, substantially in the form attached hereto as Exhibit F.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment.

“Representatives” of a Person means the officers, managers, directors, Service Providers, attorneys, accountants, advisors, agents, distributors, licensees, members, stockholders, equityholders, Subsidiaries and lenders of such Person.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Reports” has the meaning specified in Section 6.23(a).

“Securities Act” means the Securities Act of 1933, as amended.

“Service Provider” of a Person means an employee, independent contractor, consultant, officer, director, advisory board member, manager, general partner or other service provider

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(including any Service Provider Entity and any individuals providing services through, to, for or on behalf of a Service Provider Entity) to such Person.

“Service Provider Entity” means an Entity engaged by a Person to provide services to or on behalf of such Person. For the avoidance of doubt, a Service Provider Entity can include a consulting firm, temporary placement agency, staffing agency, professional employer organization (PEO), “umbrella company,” “pass through” employment agency, employee leasing firm or agency, an organization that provides outsourced human resources services or an Entity formed by an individual and through which an individual provides services to third parties.

“Signing Date” has the meaning set forth in the Preamble.

“Specified Nutex Consent” has the meaning specified in Section 9.2(f).

“Specified Parent Consent” has the meaning specified in Section 9.2(f).

“Stock Merger Exchange Fund” has the meaning specified in Section 3.2(a).

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be a, or control any, managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Superior Proposal” has the meaning specified in Section 4.5(c)(iii).

“Supplemental Disclosure” has the meaning specified in Section 4.12.

“Surviving Entity” has the meaning specified in Section 2.1.

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means (a) any and all taxes, charges, fees, duties, contributions, levies or other similar assessments or liabilities, including, without limitation, any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, custom, escheat, abandoned or unclaimed property, duty or other tax, governmental fee or other assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount and any interest on such penalty, addition to tax or additional amount, imposed by duty or other tax, governmental fee or other assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or

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additional amount and any interest on such penalty, addition to tax or additional amount, imposed by any Tax Authority.

“Tax Authority” means Governmental Authority responsible for the imposition, assessment or collection of any Tax (domestic or foreign).

“Tax Return” means any return, statement, declaration, notice, certificate or other document that is or has been filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Law related to any Tax.

“Termination Date” means July 31, 2022.

“Termination Fee” means an amount, in cash, equal to the total amount of any and all reasonable, documented third-party fees and expenses incurred by Nutex or any of its Subsidiaries in connection with the drafting, negotiation, execution and delivery of this Agreement, and the other agreements and documents contemplated by this Agreement, and the consummation of the transactions contemplated hereby and thereby, including reasonable, documented fees and expenses of attorneys, accountants and other advisors of Nutex and the Nutex Subsidiaries’ plus $14,300,000.

“Termination Period” has the meaning specified in Section 4.12.

“Third Party Payor” means any Person on behalf of its employees, private insurance company, health maintenance organization, preferred provider organization, managed care system, plan or program, Governmental Authority, Government Program, contractor of a Governmental Authority or other third party that provides payment or reimbursement for healthcare, wellness or other services, including educational services, or other third party that provides payment or reimbursement for services provided by Parent or Nutex and their respective Subsidiaries or any employees, independent contractors or consultants of Parent or Nutex and their respective Subsidiaries for services provided on behalf of Parent or Nutex and their respective Subsidiaries.

“Trade Secrets” means all trade secrets under Laws and other rights in know-how and confidential or proprietary information, processing, manufacturing or marketing information, including new developments, inventions, processes, ideas or other proprietary information that provide a Person with advantages over competitors who do not know or use it and documentation thereof (including related papers, blueprints, drawings, chemical compositions, formulae, diaries, notebooks, specifications, designs, methods of manufacture and data processing software, compilations of information) and all claims and rights related thereto.

“Trademarks” means all trademarks, service marks, trade names, corporate names, service names, brand names, trade dress, logos, designs, artwork or variants thereof, promotional materials, Internet domain names, IP addresses, email addresses, fictitious and other business names, personal names, identities, privacy rights, and general intangibles of like nature, together with the goodwill associated with any of the foregoing, and all applications, registrations and renewals thereof.

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“Transfer Agent” means Transfer Online, Inc. or such other agent as mutually acceptable to Parent and Nutex.

“Transaction Documents” means this Agreement, the Certificate of Merger, the Lock-Up Agreements, the Registration Rights Agreement, and all other agreements, certificates, instruments, documents and writings delivered by Parent, Merger Sub or Nutex in connection with this Agreement and the transactions contemplated herein, including the Merger.

“Treasury Regulations” means the income Tax regulations, including temporary regulations, promulgated under the Code, as those regulations may be amended from time to time. Any reference herein to a specific section of the Treasury Regulations shall include any corresponding provisions of any succeeding, similar, substitute, proposed or final Treasury Regulation.

“Updated Financial Information” has the meaning specified in Section 4.17(a).

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ANNEX A

Nutex Owners

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ANNEX B

Nutex Subsidiaries

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ANNEX C-1

Officers of Surviving Entity

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ANNEX C-2

Officers and Directors of Parent and each Parent Subsidiary